As filed with the Securities and Exchange Commission on August 28, 2012

Registration No. 333-171055

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIBANK CREDIT CARD ISSUANCE TRUST	CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Notes)	(Issuing Entity in respect of the Collateral Certificate)

CITIBANK, N.A.
(Sponsor and Depositor)

(Exact Name of Registrant as Specified in its Charter)

United States of America	13-5266470
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number)

399 Park Avenue
New York, New York 10043
(212) 559-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

ALAN R. BIRNBAUM, ESQ.

Associate General Counsel—Capital Markets

Citigroup Inc.

One Court Square

Long Island City, New York 11120

(212) 559-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

DAVID L. ZIMBECK, ESQ.	JOEL F. HEROLD, ESQ.
Associate General Counsel	Cravath, Swaine & Moore LLP
Citibank, N.A.	Worldwide Plaza
701 East 60th Street, North	825 Eighth Avenue
Sioux Falls, South Dakota 57117	New York, New York 10019
(605) 331-2626	(212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)(b)(d)	Proposed maximum offering price per Note (c)	Proposed maximum aggregate offering price (c)	Amount of registration fee (d)
Notes	$1,000,000	100%	$1,000,000	$71.30
Collateral Certificate (e)	$1,000,000	—	—	—
(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b)	With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(c)	Estimated solely for the purpose of calculating the registration fee.
(d)	A filing fee of $71.30 was previously paid in connection with the initial filing of this Registration Statement on December 9, 2010. In addition, pursuant to Rule 415(a)(6) under the Securities Act of 1933, this Registration Statement and the prospectus included herein relate to $30,500,000,000 aggregate principal amount of Notes that were previously registered, but which were unsold, under a registration statement on Form S-3 (File no. 333-145220) with an initial effective date of December 14, 2007. A filing fee of $936,350 was previously paid in connection with such unsold Notes. The amount of Notes to be registered under this Registration Statement, together with the amount of unsold Notes included from the prior registration statement, results in a total of $30,501,000,000 of Notes that may be issued under this Registration Statement.
(e)	This Registration Statement also registers a Collateral Certificate, which is pledged as security for the Notes, and which, pursuant to SEC regulations, is deemed to constitute part of any distribution of the Notes. No additional consideration will be paid by the purchasers of the Notes for the Collateral Certificate.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

This Registration Statement includes:

•	a form of base prospectus relating to asset-backed notes of Citibank Credit Card Issuance Trust;

•

a representative form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a subclass of asset-backed notes of a multiple issuance series; and

•	a representative form of prospectus supplement to the base prospectus relating to the offering by Citibank Credit Card Issuance Trust of a single issuance series of asset-backed notes.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 28, 2012

Prospectus

Dated [            ], [            ]

Citibank Credit Card Issuance Trust

Issuing Entity

Class A Notes

Class B Notes

Class C Notes

Citibank, N.A.

Sponsor and Depositor

We will provide the specific terms of the notes in supplements to this prospectus. You should read this prospectus and the applicable supplement to this prospectus carefully before you invest.

Principal payments on the Class B notes of a series are subordinated to payments on the Class A notes of that series. Principal payments on the Class C notes of a series are subordinated to payments on the Class A notes and Class B notes of that series.

You should review and consider the discussion under “Risk Factors” beginning on page 17 of this prospectus before you purchase any notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus or any applicable supplement to this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citibank Credit Card Issuance Trust is the issuing entity in respect of the notes. The notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of any other person. Each class of notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of Citibank Credit Card Issuance Trust for the payment of the notes. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Page

PROSPECTUS SUMMARY	1

RISK FACTORS	17
Only some of the assets of the issuance trust are available for payments on any class of notes	17
Cardholder payment patterns, finance charge rates and credit card usage may affect the timing and amount of payments to you	17
Class A and Class B notes of a multiple issuance series can lose their subordination protection under some circumstances	18
You may receive principal payments earlier or later than the expected principal payment date	19
Reductions in the nominal liquidation amount could reduce payment of principal to you	20
Allocations of charged-off receivables in the master trust could reduce payments to you	20
Reset of interest rate on credit card receivables in the master trust may reduce the amount of finance charge collections available for interest payments on the notes	20
Citibank’s ability to change terms of the credit card accounts could alter payment patterns	21
Addition of accounts to the master trust may affect credit quality and lessen the issuance trust’s ability to make payments to you	22
Changes in, or termination of, material co-brand arrangements could adversely affect the performance of the receivables in the master trust and the timing and amount of payments on the notes	22

Citibank may not be able to designate new accounts to the master trust when required by the pooling and servicing agreement	23
Class B notes and Class C notes bear losses before Class A notes	23
Payment of Class B notes and Class C notes may be delayed due to the subordination provisions	24
You may not be able to reinvest any early redemption proceeds in a comparable security	25
Your ability to resell notes may be limited	25
If the ratings of the notes are lowered or withdrawn, or if an unsolicited rating is issued, the market value of the notes could decrease	25
Issuance of additional notes or master trust investor certificates may affect the timing and amount of payments to you	26
Legal aspects could affect the timing and amount of payments to you	27
Recent financial regulatory reforms could have a significant impact on the activities of the issuance trust, the master trust or Citibank	33
Competition in the credit card industry could affect the timing and amount of payments to you	34
You may have limited control of actions under the indenture and the pooling and servicing agreement	34
Your remedies upon default may be limited	35
Payments on your notes may be delayed, reduced or otherwise adversely affected if the servicer fails to perform its servicing obligations.	35

(i)

(ii)

(iii)

(iv)

CITIBANK, N.A.
(Sponsor and Depositor)
CBNA continuously transfers receivables to the master trust (increases CBNA's interest in the master trust)
Master trust makes principal payments relating to CBNA's interest in the master trust (reduces CBNA's interest in the master trust)
CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in Respect of the Collateral Certificate)
(Master Trust Trustee: Deutsche Bank Trust Company Americas)
CBNA receives payment for increase in collateral certificate
Upon an issuance of notes, the invested amount of the collateral certificate increases by the nominal liquidation amount of the notes (CBNA's interest in the master trust is reduced)
Other master trust certificates
Other investors in master trust certificates
CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in Respect of the Notes)
(Issuance Trust Trustee: BNY Mellon Trust of Delaware)
Indenture
(Indenture Trustee: Deutsche Bank Trust Company Americas)
Issuance trust makes payments on the notes (principal payments reduce the nominal liquidation amount of the notes and the invested amount of the collateral certificate)
Investors pay purchase price of notes to issuance trust
Issuance trust issues new notes (increases invested amount of the collateral certificate by the nominal liquidation amount of the notes and reduces CBNA's interest in the master trust)
Other Notes
Investors in other notes
Investors in new notes

This diagram is not intended to depict all of the material terms of the notes. Please refer to the textual description of all the features of the notes including those depicted here.

(v)

PROSPECTUS SUMMARY

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any notes. The accompanying supplement to this prospectus may supplement disclosure in this prospectus.

There is a glossary beginning on page 139 where you will find the definitions of some terms used in this prospectus.

Securities Offered	The issuance trust is offering Class A notes, Class B notes and Class C notes. The notes will be issued pursuant to an indenture between the issuance trust and Deutsche Bank Trust Company Americas, as indenture trustee. References to the “notes” in this summary and elsewhere in this prospectus refer to the notes offered by this prospectus, unless the context requires otherwise.

Issuance Trust	Citibank Credit Card Issuance Trust, a Delaware statutory trust, is the issuing entity in respect of the notes. The issuance trust’s primary asset is the collateral certificate issued by the master trust. The address of the issuance trust is Citibank Credit Card Issuance Trust, c/o Citibank, N.A., as managing beneficiary, 701 East 60th Street, North, Mail Code 1251, Sioux Falls, South Dakota 57117. Its telephone number is (605) 331-1567.

Master Trust	Citibank Credit Card Master Trust I is the issuing entity in respect of the collateral certificate, which is the primary asset of the issuance trust. For a description of the collateral certificate, see “Sources of Funds to Pay the Notes—The Collateral Certificate.” The master trust’s assets consist primarily of credit card receivables arising in a portfolio of revolving credit card accounts. For a description of the master trust, see “The Master Trust.”

Sponsor and Depositor	Citibank, N.A., a national banking association, is the sponsor and depositor of the master trust and the issuance trust.

Citibank (South Dakota), National Association and Citibank (Nevada), National Association formed the master trust and the issuance trust, and transferred the credit card receivables to the master trust. On October 1, 2006, Citibank (Nevada) merged with and into Citibank

(South Dakota), with Citibank (South Dakota) as the surviving entity. On July 1, 2011, Citibank (South Dakota) merged with and into Citibank, with Citibank as the surviving entity. References to “Citibank” in this summary and elsewhere in this prospectus include Citibank’s predecessors, Citibank (South Dakota) and Citibank (Nevada), unless the context requires otherwise.

Manager of the Issuance Trust	Citibank is the manager of the issuance trust, and is responsible for making determinations with respect to the issuance trust and allocating funds received by the issuance trust. Citibank does not receive a fee for its activities as manager of the issuance trust.

Servicer	Citibank is the servicer of the credit card accounts and the master trust, and is responsible for servicing, managing and making collections on the credit card receivables in the master trust, and making determinations with respect to the master trust and allocating funds received by the master trust.

Master Trust Trustee and Indenture Trustee	Deutsche Bank Trust Company Americas, a New York banking corporation, is the trustee of the master trust under the pooling and servicing agreement and the trustee under the indenture for the notes. See “The Master Trust Trustee” and “The Indenture Trustee.”

Issuance Trust Trustee	BNY Mellon Trust of Delaware, a Delaware banking corporation, is the trustee of the issuance trust. Under the terms of the trust agreement that established the issuance trust, the role of the issuance trust trustee is limited. See “The Issuance Trust Trustee.”

Series of Notes	The notes will be issued in series. Each series will be either a single issuance series or a multiple issuance series.

Single Issuance Series. A single issuance series is a series of notes consisting of three classes, Class A, Class B and Class C, issued on or about a single date. The expected principal payment dates and legal maturity dates of the subordinated classes of a single issuance series will either be the same as or later than those of the senior classes of that series. No new notes will be issued as part of a single issuance series after the initial issuance date.

The subordinated notes of a single issuance series provide subordination only to the senior notes of that series.

Multiple Issuance Series. A multiple issuance series is a series of notes consisting of three classes: Class A, Class B and Class C. Each class may consist of multiple subclasses. Notes of any subclass can be issued on any date so long as there are enough outstanding subordinated notes to provide the necessary subordination protection for outstanding and newly issued senior notes. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes.” The expected principal payment dates and legal maturity dates of the senior and subordinated classes of a multiple issuance series may be different, and subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the same series.

Subordinated notes will not be paid before their legal maturity date, unless, after payment, the remaining subordinated notes provide the required amount of subordination protection for the senior notes of that series.

All of the subordinated notes of a multiple issuance series provide subordination protection to the senior notes of that series to the extent of the required subordinated amount of the senior notes of that series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series.

Interest Payments	Each class of notes, other than zero-coupon discount notes, will bear interest from the date and at the rate set forth or as determined in a supplement to this prospectus. Interest on the notes will be paid on the interest payment dates specified in the applicable supplement to this prospectus. The payment of accrued interest on a class of notes of a series from finance charge collections is not senior to or subordinated to payment of interest on any other class of notes of that series.

Expected Principal Payment Date and Legal Maturity Date	The issuance trust expects to pay the stated principal amount of each note in one payment on that note’s expected principal payment date. The expected principal payment date of a note is two years before its legal maturity date. The legal maturity date is the date on which a note is legally required to be fully paid. The expected principal payment date and legal maturity date for a note will be specified in the applicable supplement to this prospectus.

The issuance trust is obligated to pay the stated principal amount of a note on its expected principal payment date, or upon the occurrence of an early redemption event or event of default only to the extent that funds are available for that purpose and, in the case of subordinated notes, that payment is permitted by the subordination provisions of the senior notes of the same series. The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in “Covenants, Events of Default and Early Redemption Events—Events of Default” and “Deposit and Application of Funds—Sale of Credit Card Receivables.”

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes	Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

•	Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder. It can be denominated in U.S. dollars or a foreign currency.

•	Outstanding Dollar Principal Amount. For U.S. dollar notes, the outstanding dollar principal amount will be the same as the stated principal amount, less principal payments to noteholders. For foreign currency notes, the outstanding dollar principal amount will be the U.S. dollar equivalent of the stated principal amount of the notes at the time of issuance, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount will be an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus.

•	Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting

—	all reallocations of principal of that note to pay interest on senior classes of notes of the same series;

—	allocations of that note’s proportionate share of the charge-offs of principal receivables in the master trust;

—	amounts on deposit in the principal funding subaccount for that note after giving effect to all reallocations to or from that subaccount;

and adding back all reimbursements, from excess finance charge collections allocated to that note, of reallocations of principal collections to pay interest on senior classes of notes or charge-offs of principal receivables in the master trust. Excess finance charge collections are the finance charge collections that remain after the payment of interest and other required payments under the master trust and with respect to the notes. For more information, see the definition of “Excess Finance Charge Collections” in the glossary.

The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocated to support that class of notes.

The aggregate nominal liquidation amount of all of the notes is equal to the invested amount of the collateral certificate. The invested amount of the collateral certificate corresponds to the amount of principal receivables in the master trust that is allocated to support the collateral certificate. For a more detailed discussion, see “Invested Amount” in the glossary. Anything that increases or reduces the invested amount of the collateral certificate will also increase or reduce the aggregate nominal liquidation amount of the notes.

See page (v) of this prospectus for a diagram that illustrates the relationship of the seller’s interest, the invested amount of the collateral certificate and the nominal liquidation amount of the notes.

Upon a sale of credit card receivables held by the master trust directed by a class of notes following an event of default and acceleration, or on that class’s legal maturity date, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables,” the nominal liquidation amount of that class will be reduced to zero.

For a detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes.”

Subordination of Principal Payments	Principal payments on the Class B notes of a series are subordinated to payments on the Class A notes of that series. Principal payments on the Class C notes of a series are subordinated to payments on the Class A notes and Class B notes of that series. See “The Notes—Subordination of Principal” and “Deposit and Application of Funds” for a discussion of the extent, manner and limitations of the subordination of Class B and Class C notes.

Sources of Funds to Pay the Notes	The issuance trust will have the following sources of funds to pay principal and interest on the notes:

•

The collateral certificate issued by Citibank Credit Card Master Trust I.    The collateral certificate is an investor certificate issued by the master trust to the issuance trust. It represents an undivided interest in the assets of the master trust. The master trust owns primarily credit card receivables arising in selected MasterCard, VISA and American Express revolving credit card accounts. Citibank transfers the credit card receivables to the master trust in accordance with the terms of a pooling and servicing agreement between Citibank, as seller and servicer, and Deutsche Bank Trust Company Americas, as trustee. Both principal collections and finance charge collections on the receivables will, in general, be allocated pro rata among holders of interests in the master trust—including the collateral certificate—based on the investment in credit card receivables of each interest in the master trust. If collections of receivables allocable to the collateral certificate are less than expected, payments of principal of and interest on the notes could be delayed or remain unpaid.

•	Derivative Agreements. Some classes of notes may have the benefit of interest rate or currency swaps, caps or collars with various counterparties. Citibank or any of its affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the applicable supplement to this prospectus.

•	The Trust Accounts. The issuance trust has established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the master trust payable under the collateral certificate.

The issuance trust has also established a principal funding account, an interest funding account and a Class C reserve account. Each one of those accounts will have subaccounts for a class or subclass of notes of a series. Also, if specified in the applicable supplement to this prospectus, the issuance trust may establish supplemental accounts for any series, class or subclass of notes.

Each month, distributions on the collateral certificate will be deposited into the collection account. Those deposits will then be reallocated to

•	the principal funding account;

•	the interest funding account;

•	the Class C reserve account;

•	any supplemental account;

•	payments under any applicable derivative agreements; and

•	the other purposes as specified in “Deposit and Application of Funds” or in a supplement to this prospectus.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes.

Allocations of Finance Charge Collections	Finance charge collections allocable to the collateral certificate are applied as follows:

•	first, to pay the fees and expenses of, and other amounts due to, the indenture trustee;

•	second, to pay interest on notes or to make payments under any applicable derivative agreements;

•	third, to reimburse certain reductions in the nominal liquidation amount of notes;

•	fourth, to make deposits to the Class C reserve account;

•	fifth, to make any other required payment or deposit; and

•	sixth, to the issuance trust.

See “Deposit and Application of Funds—Allocation of Finance Charge Collections to Accounts” for a fuller description of the application of finance charge collections, and Annex II to this prospectus for a diagram of the allocation of finance charge collections.

Allocations of Principal Collections	Principal collections allocable to the collateral certificate are applied as follows:

•	first, from principal collections that would be allocated to subordinated classes of notes, to pay any interest on senior classes of notes that cannot be paid from finance charge collections;

•	second, to make targeted deposits to the principal funding account; and

•	third, to the master trust, to be reinvested in the collateral certificate.

See “Deposit and Application of Funds—Allocation of Principal Collections to Accounts” for a fuller description of the application of principal collections, and Annex III to this prospectus for a diagram of the allocation of principal collections.

Class C Reserve Account	The Class C reserve account will initially not be funded. If the finance charge collections generated by the master trust fall below a level specified in the applicable supplement to this prospectus, the Class C reserve account will be funded as described under “Deposit and Application of Funds—Targeted Deposits to the Class C Reserve Account.”

Funds on deposit in the Class C reserve account will be available to holders of Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C notes plus funds on deposit in the Class C principal funding account is less than the outstanding dollar principal amount of the Class C notes.

Only the holders of Class C notes will have the benefit of the Class C reserve account. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account.”

Allocations of Charge-Offs

Charge-offs of principal receivables are allocated, first, among each series of notes based on the nominal liquidation amount of all notes in the series and, second, within each series based on the nominal liquidation amount of each class of notes in the series. Charge-offs of principal receivables allocated to senior classes of notes (Class A and Class B) will be reallocated, first, to the Class C notes and then (in the case of Class A notes) to the Class B notes to the extent of the required subordinated amount of the senior class of notes. Charge-offs of principal receivables in excess of the required subordinated amount of a senior class of notes will be allocated among those notes based on their nominal liquidation amount. These allocations will reduce the nominal liquidation amount of those notes. Unless the reduction in the nominal liquidation amount of any class of notes is reimbursed through the reinvestment of Excess Finance Charge Collections or as otherwise described in this prospectus, the stated principal amount of those notes may not be paid in full. In addition, principal shortfalls on the Class C notes may be covered by the Class C Reserve Account. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes” and “Deposit and Application of Funds—Final Payment of Notes”.

Limited Recourse to the Issuance Trust	The sole source of payment for principal of or interest on a class of notes is provided by:

•	the portion of the principal collections and finance charge collections received by the issuance trust under the collateral certificate and available to that class of notes after giving effect to all allocations and reallocations;

•	funds in the applicable trust accounts for that class of notes; and

•	payments received under any applicable derivative agreement for that class of notes.

Noteholders will have no recourse to any other assets of the issuance trust or any other person or entity for the payment of principal of or interest on the notes.

A further restriction applies if a class of notes directs the master trust to sell credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables.” In that case, that class of notes has recourse only to the proceeds of that sale and investment earnings on those proceeds.

Security for the Notes	The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture.

Each class of notes is also secured by

•	a security interest in the applicable principal funding subaccount;

•	the applicable interest funding subaccount;

•	in the case of a class of Class C notes, the applicable Class C reserve subaccount;

•	any applicable supplemental account; and

•	by a security interest in any derivative agreement for that class.

Redemption and Early Redemption of Notes	If we specify in a supplement to this prospectus, the issuance trust or a noteholder may, at its option, redeem the notes of any series or class before its expected principal payment date. The supplement will indicate who will have that right of redemption as well as the terms of that redemption.

In addition, the issuance trust is required to redeem any note upon the occurrence of an early redemption event with respect to that note, but only to the extent of available funds. Available funds are funds that are available to that note after giving effect to all allocations and reallocations.

In addition, payment of subordinated notes that provide subordination protection to senior notes is limited as described under “Limit on Repayment of All Notes” in this summary. It is not an event of default if the issuance trust fails to redeem a note because it does not have sufficient funds available or because payment of the note is delayed to provide required subordination protection to a senior class of notes.

Early redemption events include the following:

•	for any note, the occurrence of the expected principal payment date of that note;

•	each of the early amortization events applicable to the collateral certificate, as described under “The Master Trust—Early Amortization Events”;

•	mandatory prepayment of the entire collateral certificate resulting from a breach of a representation or warranty by Citibank under the pooling and servicing agreement;

•	the amount of surplus finance charge collections averaged over three consecutive months being less than the required level for the most recent month;

•	for any notes that are entitled to receive allocations of principal collections, the yield on the portfolio of receivables is less than the weighted average interest rates for all notes that share principal collections with it;

•	the issuance trust becomes an “investment company” under the Investment Company Act of 1940;

•	for any notes that have funds on deposit in the applicable principal funding subaccount, the occurrence of a PFA Negative Carry Event; and

•	any additional early redemption events specified in the applicable supplement to this prospectus.

See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events” for a fuller description of the early redemption events and their consequences to holders of notes.

Events of Default	The documents that govern the terms and conditions of the notes include a list of adverse events known as “events of default.” Some events of default result in an automatic acceleration of those notes, and others result in the right of the holders of the affected class of notes to demand acceleration after an affirmative vote by holders of more than 50% of the affected class of notes.

Events of default for any class of notes include the following:

•	the issuance trust fails to pay interest on any note of that class within five business days of its due date;

•	the issuance trust fails to pay in full principal of any note of that class on its legal maturity date;

•	the issuance trust defaults on any covenant or breaches any agreement under the indenture after applicable notice and cure periods, and the default or breach is materially adverse to noteholders;

•	the occurrence of some events of bankruptcy, insolvency or reorganization of the issuance trust; or

•	any additional events of default specified in the applicable supplement to this prospectus.

See “Covenants, Events of Default and Early Redemption Events—Events of Default” for a fuller description of the events of default and their consequences to holders of notes.

It is not an event of default if the stated principal amount of a note is not paid on its expected principal payment date.

Event of Default Remedies	After an event of default and acceleration of a class of notes, funds on deposit in the principal funding subaccount and the interest funding subaccount for that class of notes will be applied to pay principal of and interest on those notes. Then, in each following month, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the legal maturity date of those notes. However, if your notes are subordinated notes, you will receive full payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordinated amount will be maintained for senior notes in that series. See “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Single Issuance Series” and “—Limit on Repayments of Subordinated Classes of Multiple Issuance Series.”

If an event of default of a class of notes occurs and that class is accelerated, the indenture trustee may, and at the direction of the majority of the noteholders of that class will, direct the master trust to sell credit card receivables. However, this sale of receivables may occur only if the conditions specified in “Covenants, Events of Default and Early Redemption Events—Events of Default” are satisfied or on the legal maturity date of that class of notes. The proceeds of a sale of credit card receivables will be deposited directly to the principal funding subaccount for the accelerated notes. Upon the sale of the receivables of the accelerated notes, the nominal liquidation amount of those notes will be reduced to zero. See “Deposit and Application of Funds—Sale of Credit Card Receivables.”

Limit on Repayment of All Notes	You may not receive full repayment of your notes if

•	the nominal liquidation amount of your notes has been reduced by charge-offs of principal receivables in the master trust or as the result of reallocations of principal collections to pay interest on senior classes of notes, and those amounts have not been reimbursed from Excess Finance Charge Collections; or

•	receivables are sold after an event of default and acceleration or on the legal maturity date and the proceeds from the sale of receivables are insufficient.

Subordinated notes that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, will not be paid to the extent that those notes are necessary to provide the required subordinated amount to senior classes of notes of the same series. If a class of subordinated notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of the same series will begin, as described in “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account.” After that time, the remaining amount of those subordinated notes will be paid only to the extent that:

•	enough notes of senior classes of that series are repaid so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount; or

•	in the case of multiple issuance series, new classes of subordinated notes of that series are issued so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount; or

•	the principal funding subaccounts for the senior classes of notes of that series are fully prefunded so that none of the subordinated notes that are paid are necessary to provide the required subordinated amount; or

•	the subordinated notes reach their legal maturity date.

On the legal maturity date of a class of notes, all amounts on deposit in the principal funding subaccount for that class, after giving effect to all allocations, reallocations and sales of receivables, will be paid to the noteholders of that class, even if payment would reduce the amount of subordination protection below the required subordinated amount of the senior classes of that series.

See “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” and “—Sale of Credit Card Receivables.”

Registration, Clearance and Settlement	The notes will be registered in the name of The Depository Trust Company or its nominee, and purchasers of notes will not be entitled to receive a definitive certificate except under limited circumstances. Owners of notes may elect to hold their notes through The
Depository Trust Company in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “The Notes—Book-Entry Notes.”

ERISA Eligibility	The indenture permits benefit plans to purchase notes of every class. A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue Code.

Tax Status	In the opinion of Cravath, Swaine & Moore LLP, special tax counsel to the issuance trust, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuance trust will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt of Citibank for federal, state and local income and franchise tax purposes.

Record Date	The record date for payment of the notes will be the last day of the month before the related payment date.

Ratings	It is a condition to the issuance of the notes that they are rated no lower than the following rating categories by one or more nationally recognized rating agencies:

Note	Rating
Class A	AAA or its equivalent
Class B	A or its equivalent
Class C	BBB or its equivalent

If a class of notes has subclasses, each subclass offered by this prospectus will have the same rating requirement as the class of notes of which it is a part.

The issuance trust may also issue notes not offered by this prospectus that do not meet these rating requirements so long as the issuance trust obtains (i) confirmation from each rating agency that has rated any outstanding notes that the new series, class or subclass of notes to be issued will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency and (ii) appropriate tax opinions.

See “Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease.”

RISK FACTORS

The following is a summary of the material risks that apply to an investment in the notes. The remainder of this prospectus and the attached supplement provide much more detailed information about these risks. You should consider the following risk factors in deciding whether to purchase the notes.

There is a glossary beginning on page 139 where you will find the definitions of some terms used in this prospectus.

Only some of the assets of the issuance trust are available for payments on any class of notes

The sole source of payment of principal of or interest on a class of notes is provided by:

•

the portion of the principal collections and finance charge collections received by the issuance trust under the collateral certificate and available to that class of notes after giving effect to all allocations and reallocations;

•	the applicable trust accounts for that class of notes; and

•	payments received under any applicable derivative agreement for that class of notes.

As a result, you must rely only on the particular allocated assets as security for your class of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuance trust or any other person for payment of your notes. See “Sources of Funds to Pay the Notes.”

A further restriction applies if a class of notes directs the master trust to sell credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables.” In that case, that class of notes has recourse only to the proceeds of that sale and investment earnings on those proceeds.

Cardholder payment patterns, finance charge rates and credit card usage may affect the timing and amount of payments to you

The amount of principal collections and finance charge collections available to pay your notes on any payment date or to make deposits into the funding accounts will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be earlier or later than expected;

•	the periodic finance charge rates applicable to the accounts designated to the master trust;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the master trust; and

•	the rate of default by cardholders, which means that receivables may not be paid at all.

Changes in payment patterns, finance charge rates and credit card usage result from a variety of economic, social and legal factors. Economic factors include the rate of inflation, unemployment levels, the availability and cost of credit (including mortgages) and real estate values. Social factors include consumer and business confidence levels and the public’s attitude about incurring debt and the stigma of personal bankruptcy. In addition, acts of terrorism or natural disasters in the United States and the political and/or military response to any such events may have an adverse effect on general economic conditions, consumer and business confidence and general market liquidity. During periods of economic recession, high unemployment, increased mortgage foreclosure rates and low consumer and business confidence levels, card usage generally declines and delinquency and loss rates generally increase, resulting in a decrease in the amount of finance charge and principal collections, and these changes in card usage, delinquency and loss rates and the amount of finance charge and principal collections may be material. During the financial crisis that began in 2007 and the ensuing economic recession, concerns over the availability and cost of credit, increased mortgage foreclosure rates, declining real estate values and geopolitical issues contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, precipitated a recession, which resulted in declines in card usage and adverse changes in payment patterns, causing increases in delinquencies and losses in the accounts designated to the master trust. Future changes in conditions in the economy and financial markets could result in further declines in card usage, adverse changes in payment patterns and increased delinquencies and losses, which could be material. For some of the legal factors, see “—Legal aspects could affect the timing and amount of payments to you” below. Changes in, or termination of, incentive or other award programs (including under co-brand arrangements) may also affect cardholders’ actions. We cannot predict how or when these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes.

Class A and Class B notes of a multiple issuance series can lose their subordination protection under some circumstances

Class B notes and Class C notes of a multiple issuance series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes of that series.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide subordination protection to the senior classes of the same series, and the issuance trust is unable to issue additional notes of that subordinated class, prefunding of the senior classes of that series will begin. The principal funding subaccounts for the senior classes will be prefunded with monthly collections of principal receivables in the master trust allocable to that series in an amount necessary to maintain the required subordination protection for the senior classes, if available. See “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account.”

There will be a two-year period between the expected principal payment date and the legal maturity date of the subordinated notes to prefund the principal funding subaccounts for the senior classes of that series. The subordinated notes will be paid on their legal maturity date, to the extent that funds are available from the applicable Class C reserve subaccount or from proceeds of the sale of receivables or otherwise, whether or not the senior classes of notes of that series have been fully prefunded.

If the rate of repayment of principal receivables in the master trust were to decline to less than an average of 4 1/2% per month during this two-year prefunding period, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes of that series would lose their subordination protection on the legal maturity date of those subordinated notes, unless additional subordinated notes of that class were issued or a sufficient amount of senior notes of that series have matured so that the remaining outstanding subordinated notes provide the necessary subordination protection.

Since January 2000 the monthly rate of repayment of principal receivables in the master trust has ranged from a low of 15% to a high of more than 23%. Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts designated to the master trust or the addition of credit card accounts with different characteristics to the master trust. There can be no assurance that the rate of principal repayment will remain in this range in the future.

Monthly reports concerning the performance of the credit card receivables in the master trust will be filed with the Securities and Exchange Commission. The monthly rate of repayment of principal receivables will be included in these publicly available reports.

You may receive principal payments earlier or later than the expected principal payment date

There is no assurance that the stated principal amount of your notes will be paid on its expected principal payment date.

The effective yield on the credit card receivables owned by the master trust could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. A significant decrease in the amount of credit card receivables in the master trust for any reason, including termination of a material co-brand arrangement, could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the accounts. If surplus finance charge collections calculated using a three-month moving average decreases below the required surplus finance charge amount, an early redemption event will occur and could result in an early payment of your notes. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events.” For a discussion of surplus finance charge collections and required surplus finance charge amount, see “Surplus Finance Charge Collections” and “Required Surplus Finance Charge Amount” in the glossary.

If, for any reason, cardholders make payments on their credit card accounts later than expected or default on the payments on their credit card accounts the allocations of principal collections to the collateral certificate and to the notes may be reduced, and the principal of the notes may be paid later than expected or not paid at all.

Reductions in the nominal liquidation amount could reduce payment of principal to you

You may not receive full repayment of your notes if the nominal liquidation amount of your notes has been reduced by charge-offs of principal receivables in the master trust or as the result of reallocations of principal collections to pay interest on senior classes of notes, and those amounts have not been reimbursed from Excess Finance Charge Collections. See “Deposit and Application of Funds—Final Payment of the Notes.” For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes.”

Allocations of charged-off receivables in the master trust could reduce payments to you

Citibank, as servicer of the master trust, will charge off the receivables arising in the accounts in the master trust portfolio if the receivables become uncollectible or are otherwise more than 184 days delinquent. The collateral certificate will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to the collateral certificate exceeds the amount of funds available for reimbursement of those charge-offs, the issuance trust, as the holder of the collateral certificate, may not receive a sufficient amount under the collateral certificate to pay the full stated principal amount of your notes. See “The Master Trust Receivables and Accounts—Loss and Delinquency Experience” in Annex I to the supplement to this prospectus, “Sources of Funds to Pay the Notes—The Collateral Certificate,” “Deposit and Application of Funds—Allocation of Principal Collections to Accounts,” “—Targeted Deposits of Principal Collections to the Principal Funding Account,” “—Reallocation of Funds on Deposit in the Principal Funding Subaccounts” and “—Final Payment of the Notes.”

The rate of charge-offs in the accounts designated to the master trust are subject to a variety of factors which may cause the future rate of charge-offs to differ from current and historical results. These factors include overall conditions in the economy and financial markets, unemployment rates, real estate values and mortgage foreclosure rates. The financial crisis that began in 2007 and the ensuing economic recession and high unemployment and mortgage foreclosure rates resulted in significant increases in net losses in the accounts designated to the master trust. Further weakness in economic conditions could result in increases in net losses in future periods, and such increases could be material.

Reset of interest rate on credit card receivables in the master trust may reduce the amount of finance charge collections available for interest payments on the notes

A majority of the credit card receivables in the master trust bear interest at the prime rate plus a margin. The notes generally bear interest at a fixed or floating rate. If the prime rate declines, the amount of collections of finance charge receivables on the accounts in the master trust may be reduced while the interest payments on fixed rate notes required to be funded out of those collections will remain constant.

Changes in the interest rate indices applicable to floating rate notes might not be reflected in the prime rate, resulting in an increase or decrease in the difference between the amount of collections of finance charge receivables on the accounts in the master trust and the amount of interest payable on the floating rate notes.

In addition, a decrease in the difference between collections of finance charge receivables and those collections allocated to make interest payments on the notes could cause an early redemption event which could result in early payment of your notes. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events.”

Citibank’s ability to change terms of the credit card accounts could alter payment patterns

The master trust owns the credit card receivables generated in designated credit card accounts, but Citibank or one of its affiliates will continue to own the accounts themselves. Citibank or its affiliate thus will have the right to determine the fees, periodic finance charges including the interest rate index used to compute periodic finance charges, and other charges that will apply to the credit card accounts. They may also change the minimum monthly payment or other terms of the accounts. A decrease in the effective yield on the credit card receivables could cause an early redemption event, resulting in an early payment of the notes. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events.” Also, changes in account terms could affect payment patterns on the credit card receivables, which could cause an acceleration, delay or reduction in the payment of principal of the notes.

In the pooling and servicing agreement, Citibank has agreed—and each affiliate that owns accounts designated to the master trust will agree—generally to avoid taking actions that would

•	reduce the portfolio yield of the receivables in the master trust below specified levels;

•	change the terms of the credit card accounts designated to the master trust, unless it is changing the terms of all similar accounts in its portfolio; or

•

decrease the finance charges on the credit card accounts designated to the master trust below a specified level after the occurrence of an early redemption event resulting from surplus finance charge collections being less than the required surplus finance charge amount.

For a discussion of portfolio yield, surplus finance charge collections and required surplus finance charge amount, see “Portfolio Yield,” “Surplus Finance Charge Collections” and “Required Surplus Finance Charge Amount” in the glossary.

There are no other restrictions in the pooling and servicing agreement on Citibank’s or its affiliates’ ability to change the terms of the credit card accounts designated to the master trust, and we can provide no assurance that finance charges or other fees will not be reduced.

Addition of accounts to the master trust may affect credit quality and lessen the issuance trust’s ability to make payments to you

The assets of the master trust, and therefore the assets allocable to the collateral certificate held by the issuance trust, change every day. Citibank may choose, or may be required, to add credit card receivables to the master trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated to the master trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the composition of the new credit card accounts in terms of FICO®* score ranges, channels of origination, amount of seasoning or other account metrics may also vary significantly from the credit card accounts already designated to the master trust. The new credit card accounts may have materially different account metrics, such as lower FICO score ranges, higher expected loss rates, riskier origination channels or lower credit standards, and consequently, the new credit card accounts may be of lower credit quality than the credit card accounts currently designated to the master trust. If the credit quality of the assets in the master trust were to deteriorate, the issuance trust’s ability to make payments on the notes could be adversely affected. See “The Master Trust—Master Trust Assets.”

The issuance trust’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Citibank. We do not guarantee that new credit card receivables will be created, that any credit card receivables will be added to the master trust or that credit card receivables will be repaid at a particular time or with a particular pattern.

Changes in, or termination of, material co-brand arrangements could adversely affect the performance of the receivables in the master trust and the timing and amount of payments on the notes

Citibank has entered into co-branding arrangements with third parties pursuant to which cardholders earn benefits through card usage, such as frequent flyer miles, rewards points, discounts and rebates. These co-branding arrangements generally have a fixed term, which may be extended or renewed by the parties or terminated early in certain circumstances. A significant portion of the receivables in the master trust relate to credit cards issued under these co-branding arrangements. If any material co-brand arrangement experiences reduced volume or terminates for any reason, including nonrenewal, early termination or negative developments in the business of the co-brand partner, it could adversely affect the performance of the receivables in the master trust, including usage and payment rates, and the timing and amount of payments on the notes. Some of these co-branding arrangements provide that, upon termination, the co-brand partner has the option to purchase, or designate a third party to purchase, all or a portion of the receivables generated under the program, which may include receivables that are in the master trust. Further, upon termination of a co-brand arrangement, cardholders may shift their card usage to credit card issuers other than Citibank. In the case of termination of a material co-brand arrangement, if Citibank is unable

*	FICO® is a registered trademark of Fair, Isaac & Company.

to designate additional accounts of similar quality to the master trust, the performance of the receivables could be adversely affected or an early amortization event could occur. For information about the Citibank/American Airlines AAdvantage co-brand program, see “The Master Trust Receivables and Accounts” in Annex I to the supplement to this prospectus.

Citibank may not be able to designate new accounts to the master trust when required by the pooling and servicing agreement

The pooling and servicing agreement provides that Citibank must add additional credit card receivables to the master trust if the total amount of principal receivables in the master trust falls below specified percentages of the total invested amounts of investor certificates in the master trust. The total amount of principal receivables in the master trust could decline due to a variety of economic, social and legal factors, as well as changes in, or termination of, incentive or other award programs (including under co-brand arrangements). See “Cardholder payment patterns, finance charge rates and credit card usage may affect the timing and amount of payments to you.” There is no guarantee that Citibank will have enough receivables to add to the master trust. If Citibank does not make an addition of receivables within five business days after the date it is required to do so, an early amortization event will occur with respect to the collateral certificate. This would constitute an early redemption event and could result in an early payment of your notes. See “The Master Trust—Master Trust Assets” and “—Early Amortization Events” and “Covenants, Events of Default and Early Redemption Events—Early Redemption Events.”

Class B notes and Class C notes bear losses before Class A notes

Class B notes of a series are subordinated in right of payment of principal to Class A notes of that series, and Class C notes of a series are subordinated in right of payment of principal to Class A notes and Class B notes of that series. In general, interest payments on a class of notes are not subordinated in right of payment to interest payments on any other class of notes.

In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series. In addition, losses on charged-off receivables in the master trust are allocated first to the subordinated classes of a series. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes—Nominal Liquidation Amount” and “Deposit and Application of Funds—Allocation of Principal Collections to Accounts.” If these reallocations and losses are not reimbursed from Excess Finance Charge Collections, the full stated principal amount of the subordinated classes of notes may not be repaid.

If there is a sale of the credit card receivables owned by the master trust due to a sale or repurchase of the interest represented by the collateral certificate after a default by the servicer of the master trust, the net proceeds of the sale allocable to principal payments with respect to the collateral certificate will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders of that series, and lastly, for amounts due to Class C noteholders. This could cause a loss to Class C noteholders, if the amount available to them plus the amount, if any, available under their credit enhancement— the applicable Class C reserve account—is not enough to pay the Class C notes in full. It could also cause a loss to Class B noteholders if the amount available to them plus the amount, if any, available under their credit enhancement—the applicable Class C notes—is not enough to pay the Class B notes in full.

Payment of Class B notes and Class C notes may be delayed due to the subordination provisions

For a single issuance series, in general no payment of principal of Class B notes of that series will be made until all principal of Class A notes of that series has been paid in full, and no payment of principal of Class C notes of that series will be made until all principal of Class A notes and Class B notes of that series has been paid in full, even if the subordinated notes have reached their expected principal payment date, or have had an early redemption event, event of default or other optional or mandatory redemption. See “The Notes— Subordination of Principal” and “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Single Issuance Series.”

For a multiple issuance series, subordinated notes generally, except as noted in the following paragraph, will be paid only to the extent that they are not necessary to provide the required subordinated amount to senior classes of notes of the same series. In addition, if a senior class of notes has reached its expected principal payment date, or has had an early redemption event, event of default or other optional or mandatory redemption, any principal collections allocable to a subordinated class of notes or funds on deposit in the principal funding account for a subordinated class of notes of the same series—other than proceeds of sales of credit card receivables or funds from the Class C reserve account—will be reallocated to the senior class.

If you have subordinated notes of a single issuance series or multiple issuance series that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, and your notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of your series will begin, as described in “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account.” After that time, your notes will be paid only if, and to the extent that:

•	enough notes of senior classes of that series are repaid so that your notes are no longer necessary to provide the required subordinated amount, or

•	in the case of multiple issuance series, new classes of subordinated notes of the same series are issued so that your notes are no longer necessary to provide the required subordinated amount, or

•	the principal funding subaccounts for the senior classes of notes of that series are fully prefunded so that your notes are no longer necessary to provide the required subordinated amount; or

•	your notes reach their legal maturity date.

This may result in a delay or loss of principal payments to holders of subordinated notes. See “Deposit and Application of Funds—Limit on Repayment of Subordinated Classes of Single Issuance Series,” “—Limit on Repayment of Subordinated Classes of Multiple Issuance Series” and “—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes.”

You may not be able to reinvest any early redemption proceeds in a comparable security

If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate as high as that of your notes.

Your ability to resell notes may be limited

It may be difficult for you to resell your notes at the time and at the price you desire. We expect that the underwriters of and agents for the notes will make a market in the notes, but no underwriter or agent will be required to do so. Even if a secondary market does develop, it may not provide you with liquidity for the notes, and it may not continue until the maturity of the notes.

In addition, some notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell those notes. This may affect the price you receive for the notes or your ability to sell the notes at all.

Moreover, adverse events in financial markets, such as increased illiquidity, devaluation of financial assets in secondary markets and the lowering of ratings on certain asset-backed securities, as experienced during the financial crisis that began in 2007 and the ensuing economic recession, may reduce the market price or adversely affect the liquidity of your notes. You should not purchase notes unless you understand and know you can bear the investment risks.

If the ratings of the notes are lowered or withdrawn, or if an unsolicited rating is issued, the market value of the notes could decrease

The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events” and “—Events of Default.”

The ratings of the notes are not a recommendation to buy, hold or sell the notes. Any rating of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the notes could decrease if the ratings are lowered or withdrawn. See “Prospectus Summary—Ratings.”

On February 16, 2012, Moody’s Investors Service announced that it had placed on review for possible downgrade 33 classes of notes issued by the issuance trust. Moody’s stated that its action was primarily driven by its review for possible downgrade of the ratings of Citibank, N.A. On June 21, 2012, Moody’s downgraded Citibank, N.A.’s long-term rating from A1 to A3 and its short-term rating from P-1 to P-2.

On July 10, 2012, after consultation with Moody’s, the Series 2009 certificate was amended to increase the amount of credit enhancement provided by the Series 2009 certificate to the collateral certificate. As a result of this increase in credit enhancement, on July 10, 2012, Moody’s concluded its review and confirmed their ratings of the issuance trust’s notes.

The issuance trust will hire one or more rating agencies and will pay each of them a fee to assign ratings on the notes. Rules promulgated by the Securities and Exchange Commission require that information relating to the notes provided to a hired rating agency also be made available to non-hired nationally recognized statistical rating organizations (NRSROs) to enable them to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings assigned by the hired rating agencies, which could decrease the market value of the notes.

Issuance of additional notes or master trust investor certificates may affect the timing and amount of payments to you

The issuance trust expects to issue notes from time to time, and the master trust may issue new investor certificates from time to time. New notes and master trust investor certificates may be issued without notice to existing noteholders, and without their consent, and may have different terms from outstanding notes and investor certificates. For a description of the conditions that must be met before the master trust can issue new investor certificates or the issuance trust can issue new notes, see “The Master Trust—Master Trust Issuances; Seller’s Interest” and “The Notes—Issuances of New Series, Classes and Subclasses of Notes.”

The issuance of new notes or master trust investor certificates could adversely affect the timing and amount of payments on outstanding notes. For example, if notes issued after your notes have a higher interest rate than your notes, the result could be that there is a smaller amount of finance charge collections available to pay interest on your notes because finance charge collections are allocated among the classes of notes based on the interest accrued on those classes. Also, when new notes or investor certificates are issued, the voting rights of your notes may be diluted. See “Risk Factors—You may have limited control of actions under the indenture and the pooling and servicing agreement.”

Legal aspects could affect the timing and amount of payments to you

Transfer of credit card receivables could be a security interest

Although Citibank sells credit card receivables to the master trust, it is possible that a court could treat those sales as an assignment of collateral for the benefit of the holders of the master trust investor certificates, including the collateral certificate, instead of a sale. If the transfer of credit card receivables to the master trust were to be treated as assignments of collateral rather than sales:

•

A tax or government lien on property of Citibank arising before the credit card receivables came into existence may have priority over the master trust’s interest, and therefore over the issuance trust’s interest, in the receivables.

•

If the FDIC were appointed as conservator or receiver of Citibank, its administrative expenses may also have priority over the master trust’s interest, and therefore the issuance trust’s interest, in the receivables.

Insolvency or bankruptcy of Citibank could adversely affect you

Citibank is chartered as a national banking association and subject to regulation and supervision primarily by the Office of the Comptroller of the Currency. If Citibank becomes insolvent, is in an unsafe or unsound condition or engages in any violation of law, rule or regulation or unsafe or unsound banking practice that is likely to cause the insolvency or substantial dissipation of assets or earnings of Citibank or weaken the condition of Citibank, or if other similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator or receiver.

If the FDIC were appointed a conservator or receiver for Citibank, then an early amortization event would occur under the pooling and servicing agreement, thus causing an early redemption event for the notes. Under the terms of the pooling and servicing agreement, no new principal receivables would be transferred to the master trust and the master trust trustee would sell the credit card receivables unless holders of more than 50% of the unpaid principal amount of master trust investor certificates of each class of each series, including the collateral certificate, and each other holder, if any, of an interest in the master trust, give the master trust trustee other instructions. In that event

•	the master trust would terminate;

•	an early amortization event would occur with respect to the collateral certificate, thus causing an early payment of the notes; and

•	you would have a loss if proceeds from the sale of the credit card receivables allocable to the collateral certificate were insufficient to pay your notes in full.

However, the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, gives the FDIC powers when it is acting as receiver or conservator for a bank, including the power:

•	to prevent the start of an early amortization period under the pooling and servicing agreement, thereby preventing the termination of the master trust and a possible early payment of the notes;

•	to continue to require Citibank to transfer new principal receivables to the master trust;

•	to prevent the early sale, liquidation or disposition of the credit card receivables in the master trust; and

•	to increase the amount or priority of the servicing fee due to Citibank or otherwise alter the terms under which it services the receivables for the master trust or manages the issuance trust.

In addition, if Citibank defaults on its obligations as servicer under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the master trust trustee or the master trust certificateholders from appointing a new servicer under the pooling and servicing agreement.

The transfer of the receivables by Citibank to the master trust has been documented as a sale. If the transfer is respected as a sale under applicable state law, taking account of the principles developed under federal bankruptcy law, and if no fraud or other misconduct has occurred and the pooling and servicing agreement satisfies the regulatory requirements of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the FDIC as conservator or receiver for Citibank could not reclaim the receivables or limit Citibank’s subsequent transfer or exercise of rights with respect to the receivables. We believe that the FDIC, acting as a receiver or conservator of Citibank, would not interfere with the continued transfer and liquidation of credit card receivables between Citibank and the master trust.

However, the transfer of the receivables by Citibank to the master trust may constitute, under applicable state and federal law, the grant of a security interest rather than a sale. Nevertheless, the FDIC has announced, through the promulgation of a “safe harbor” regulation, that it will refrain from exercising its authority under the FDIA to reclaim, recover or recharacterize a transfer by a bank of financial assets such as the receivables in connection with a securitization if:

•

the transfer satisfied the conditions for treatment as a sale under generally accepted accounting principles in effect for reporting periods prior to November 15, 2009 – in other words, the transfer must constitute a sale under Financial Accounting Standard No. 140, but it need not constitute a sale under Financial Accounting Standards Nos. 166 and 167;

•	the issuing entity in the securitization was a revolving trust or master trust that had issued securities prior to September 27, 2010;

•	the bank received adequate consideration for the transfer at the time of the transfer; and

•	the financial assets were not transferred by the bank fraudulently, in contemplation of the bank’s insolvency, or with the intent to hinder, delay, or defraud the bank or its creditors.

The pooling and servicing agreement, the transfer of the receivables by Citibank to the master trust and the issuance by the issuance trust of notes (and the corresponding increase in the invested amount of the collateral certificate) have been structured to satisfy all of these conditions.

If, however, a condition required under the FDIC’s regulation were found not to have been met, the FDIC could seek to recover or reclaim the receivables. We believe the FDIC would not seek to do so, so long as:

•	Citibank’s transfer of the receivables to the master trust is the grant of a valid security interest in the receivables to the master trust;

•

the security interest is validly perfected before the insolvency of Citibank and was neither taken in contemplation of its insolvency nor with the intent to hinder, delay or defraud Citibank or its creditors; and

•

the pooling and servicing agreement is continuously an official record of Citibank and represents a bona fide and arm’s length transaction undertaken for adequate consideration in the ordinary course of business.

The FDIC could, however, assert a contrary position, and seek to:

•	avoid the master trust’s security interest in the credit card receivables;

•	require the master trust trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables in the master trust;

•	request a stay of proceedings with respect to Citibank; or

•	repudiate the pooling and servicing agreement and limit the master trust’s resulting claim to “actual direct compensatory damages” measured as of the date of receivership.

If the FDIC were to take any of those actions, payments of outstanding principal and interest on the notes could be delayed and possibly reduced.

Regulatory action against Citibank could adversely affect you

The operations and financial condition of Citibank, as a national banking association, are subject to extensive regulation and supervision under federal law. The OCC, which is the primary federal agency empowered to regulate and supervise national banks, has broad enforcement powers over Citibank. These enforcement powers may adversely affect the operations of the issuance trust and/or the master trust and your rights under the securitization agreements prior to the appointment of a receiver or conservator of Citibank.

If, at any time, the OCC were to conclude that any securitization agreement of Citibank, or the performance of any obligation under such an agreement, or any activity of Citibank that is related to the operation of its credit card business or its obligations under the related securitization agreements, constitutes an unsafe or unsound banking practice or violates any law, rule, regulation or written condition or agreement applicable to Citibank, the OCC has the power to order Citibank to, among other things, rescind or amend that securitization agreement, refuse to perform that obligation, terminate that activity or take any other action as the OCC determines to be appropriate, including taking actions that may violate the provisions of that securitization agreement. If the OCC were to reach such a conclusion and ordered Citibank to rescind or amend its securitization agreements or to cease any activity or take any other such actions, payments of outstanding principal and interest on the notes could be delayed or reduced. In addition, Citibank may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against that federal agency.

Changes to consumer protection laws may impede Citibank’s origination or collection efforts, change cardholder use patterns, or alter timing and amount of collections

The credit card industry is extensively regulated by federal, state and local consumer protection laws and regulations. Receivables that do not comply with consumer protection laws may not be enforceable against the obligors of those receivables.

The most significant federal consumer protection laws are

•	the Truth in Lending Act;

•	the Equal Credit Opportunity Act;

•	the Fair Credit Reporting Act; and

•	the Fair Debt Collection Practices Act.

These laws affect how loans are made, enforced and collected. The United States Congress and the states may pass new laws, or may amend existing laws, to regulate further the credit card industry or to reduce finance charges or other fees applicable to credit card accounts. This could make collection of credit card receivables more difficult for Citibank, as servicer, and could decrease the amount of finance charge receivables received by the master trust and thus available for interest payments on the notes.

Changes in applicable federal laws and regulations limiting the finance charges and other fees related to credit card accounts reflect increased scrutiny on practices of credit card issuers. For example, in 2009, the federal Truth in Lending Act was amended by the “Credit Card Accountability, Responsibility and Disclosure Act” (“Credit CARD Act”) to establish fair and transparent practices relating to the extension of credit through consumer credit cards. The Federal Reserve Board also adopted significant revisions to Regulation Z (implementing the federal Truth in Lending Act). The enactment of the Credit CARD Act and the implementation of the Regulation Z rules has had and will continue to have a significant impact on credit card issuers and their practices.

Among the changes, the Credit CARD Act and its implementing regulations limit or prohibit certain increases in annual percentage rates and fees and prohibit credit card issuers from allocating payments in excess of the minimum payment first to the balance with the lowest annual percentage rate.

With respect to increases in annual percentage rates and fees, credit card issuers are now required to give written notice of such increases to consumers at least 45 days prior to effectiveness and to give the consumer the right to cancel the account before the change effective date. During the first year after a credit card account is opened, credit card issuers are now prohibited from applying any increased rates or fees to an account, except that at any time after account opening, credit card issuers may increase a rate at the expiration of a specified promotional period of six months or longer (provided that the increased rate was disclosed at account opening), may increase a rate or fee when the consumer is more than 60 days delinquent or fails to abide by the conditions of a workout arrangement, and may increase a variable rate due to the operation of an index. After the first year following opening of the account, credit card issuers are permitted to increase rates for new transactions pursuant to advance notice under the Credit CARD Act and Regulation Z. A credit card issuer is now required to terminate any increase imposed as a result of delinquency not later than six months after the date it is imposed if the credit card issuer receives the required minimum payments on time during that period.

In addition to the limitations on increases in interest rates and fees on credit card accounts and on the allocation of cardholder payments, the Credit CARD Act restricts the ability of credit card issuers to charge certain fees and to change certain terms of credit card accounts. With respect to fees, credit card issuers are prohibited from charging overlimit fees unless the consumer has elected to permit the credit card issuer to complete such transactions and are prohibited from charging fees (other than fees for expedited service) based on the particular manner in which the consumer makes a payment. In addition, credit card issuers are prohibited from accepting payment from credit available on the credit card for certain fees in excess of 25% of the initial credit limit and payable within one year of the account origination.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010, significantly increases the regulation of consumer financial services. It creates an independent Consumer Financial Protection Bureau with broad powers to develop consumer protection rules for companies that offer consumer financial products and services. These powers include, among others, the ability to determine and prohibit acts and practices as unfair, deceptive, or abusive. The Bureau also has broad investigation and enforcement authority. Citibank is unable to predict what specific measures the Bureau may take in applying its regulatory authority or what new requirements may be required in connection with its consumer protection mandate. Therefore, no assurances can be given as to the short- or long-term impact of the creation of the Bureau or the nature and extent of regulations to be promulgated by the Bureau on the activities of the issuance trust, the master trust or Citibank, including on the level of receivables held in the master trust and the servicing of those receivables.

As a result of the adoption of the Credit CARD Act and the creation of the Bureau, and the changes occurring in the regulatory environment, the amount of finance charges and other fees collected by Citibank could decrease, the number of additional accounts originated could decrease, and consumers may choose to use credit cards less frequently. This could be exacerbated should additional new laws and regulations—regulating the credit card industry or consumer bankruptcy cases—be adopted in the future. Each of these results, independently or collectively, could reduce the effective yield on the credit card receivables in the master trust, which could result in an early redemption event and possible early or reduced payments on your notes.

Under the Servicemembers Civil Relief Act, as amended, any person in military service on active duty may cap the interest rate at 6% per year on any debt—including consumer credit card debt—incurred by that person before active duty began. This relief remains in effect during the entire period that person is on active duty unless a court finds that person’s ability to pay has not been materially affected by military service. The term “interest” in this context includes service charges, fees and related charges (other than insurance) in respect of that debt. In addition, subject to judicial discretion, any action or court proceeding in which a person in military service is involved may be stayed if that person’s rights would be prejudiced by denial of a stay. Currently, a small portion of the credit card accounts designated to the master trust may be affected by the limitations and restrictions of the Servicemembers Civil Relief Act. We do not expect that these accounts will have a material adverse effect on investors in the notes.

Citibank makes representations and warranties about its compliance with applicable state and federal laws and regulations, and about the validity and enforceability of the credit card receivables and the accounts. These representations and warranties are made for the benefit of the holders of investor certificates under the master trust, and are not made for your benefit. If the credit card receivables do not comply with applicable state and federal law in all material respects, the issuance trust’s interest in the receivables will be reassigned to Citibank, and you will have no other remedy.

A breach of the representations and warranties relating to the credit card receivables and accounts generally results in the seller’s interest being reduced by the amount of the reassigned receivables. However, a breach of some representations and warranties results in Citibank paying a reassignment price for the receivables generally equal to the aggregate invested amount of all series of investor certificates, including the collateral certificate and the Series 2009 certificate, issued by the master trust, plus accrued and unpaid interest on those certificates. See “The Master Trust—Master Trust Assets.” A breach of these representations and warranties could result in a possible early payment of the notes.

Litigation against Citibank or affecting the credit card industry could adversely affect you

Citibank and its affiliates are, from time to time, subject to various legal proceedings arising out of their credit card origination and servicing activities. In addition, we have been named as defendants in litigation affecting the credit industry in general. For example, over the past several years, MasterCard and VISA, as well as some of their member banks, have been involved in several different lawsuits challenging various practices of MasterCard and VISA, and we have been named as defendants in some of these lawsuits. See “Legal Proceedings” for a description of pending legal proceedings to which we are parties that we believe could be material to investors in the notes. We cannot assure you that we will not be adversely affected in the future either by lawsuits against us or affecting the credit card industry generally. We cannot predict at this time whether or when any such lawsuits will be instituted or their potential effects on Citibank, its credit card business, the credit card receivables in the master trust or the notes issued by the issuance trust nor can we assure you that such effects will not be material.

Recent financial regulatory reforms could have a significant impact on the activities of the issuance trust, the master trust or Citibank

The Dodd-Frank Wall Street Reform and Consumer Protection Act makes extensive changes to the laws regulating financial services firms. Among other things, the Dodd-Frank Act provides for the creation of new federal regulatory agencies and the elimination of certain others, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms, including a new system for the orderly liquidation of certain systemically significant financial entities. The Dodd-Frank Act also provides for enhanced regulation of derivatives and asset-backed securities, restrictions on executive compensation and enhanced oversight of credit rating agencies. The Dodd-Frank Act resulted in the creation of a new consumer protection regulator, the Consumer Financial Protection Bureau, that will regulate consumer financial products and services. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The Dodd-Frank Act requires the proposal and adoption of extensive regulations and also, as noted above, gives several agencies broad power to set new regulations that may affect Citibank’s credit card business. It is not clear, however, what form any regulations will ultimately take, or how the master trust, the issuance trust or Citibank will be affected.

No assurance can be given that the passage of the Dodd-Frank Act, its implementation or the promulgation of any regulations as a result thereof will not have an adverse impact on the activities of the issuance trust, the master trust or Citibank, including on the level of receivables held in the master trust, the servicing of those receivables, the structure of Citibank’s credit card securitization program, and the amount of notes issued by the issuance trust in the future.

Competition in the credit card industry could affect the timing and amount of payments to you

The credit card industry is very competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers for credit cards. Through advertising, target marketing, pricing competition and incentive programs, credit card issuers compete to attract and retain customers. Citibank and other credit card issuers may offer cards with different benefits or lower fees and/or finance charges than the credit card accounts that have been designated as part of the master trust. Also, Citibank or any of its affiliates that own accounts designated to the master trust may solicit existing cardholders to open other accounts with benefits not available under the designated accounts. If cardholders choose to use competing sources of credit, the rate at which new credit card receivables are generated may be reduced and the pattern of payments may be affected. If the credit card receivables decline significantly, Citibank may be required to designate additional accounts to the master trust, or an early amortization event with respect to the collateral certificate could occur and the notes could be paid early.

You may have limited control of actions under the indenture and the pooling and servicing agreement

Under the indenture, some actions require the vote of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or subclass or all the notes. These actions include accelerating the payment of principal of the notes or consenting to amendments relating to the collateral certificate. In the case of votes by series or votes by holders of all of the notes, the Class A outstanding dollar principal amount will generally be substantially greater than the Class B or Class C outstanding dollar principal amounts. Consequently, the Class A noteholders will generally have the ability to determine whether and what actions should be taken. The Class B and Class C noteholders will generally need the concurrence of the Class A noteholders to cause actions to be taken.

The collateral certificate is an investor certificate under the pooling and servicing agreement, and noteholders have indirect voting rights under the pooling and servicing agreement. See “Meetings, Voting and Amendments.” Under the pooling and servicing agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include causing the early amortization of the investor certificates or consenting to amendments to the pooling and servicing agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates. Consequently, the holders of investor certificates—other than the collateral certificate—will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause actions to be taken.

Your remedies upon default may be limited

Your remedies may be limited if an event of default under your class of notes occurs. After an event of default affecting your class of notes, any funds in the principal funding subaccount and the interest funding subaccount with respect to that class of notes will be applied to pay principal of and interest on those notes or reallocated or retained for the benefit of senior classes of notes. Then, in each following month, principal collections and finance charge collections allocated to those notes will either be deposited into the applicable principal funding subaccount or interest funding subaccount, and applied to make monthly principal and interest payments on those notes or reallocated or retained for the benefit of senior classes of notes until the earlier of the date those notes are no longer necessary to provide subordination protection for senior classes of notes or until the legal maturity date of those notes.

Any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve account, will be available to pay principal of and interest on that class of notes. However, if your notes are Class B notes or Class C notes, you generally will receive full payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordinated amount will be maintained for the senior classes of notes in that series. See “Risk Factors—Payment of Class B notes and Class C notes may be delayed due to the subordination provisions.”

Following an event of default and acceleration, and on the applicable legal maturity date, holders of notes will have the ability to direct a sale of credit card receivables—or a sale of interests in credit card receivables—held by the master trust only under the limited circumstances as described in “Covenants, Events of Default and Early Redemption Events—Events of Default” and “Deposit and Application of Funds—Sale of Credit Card Receivables.” Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

Payments on your notes may be delayed, reduced or otherwise adversely affected if the servicer fails to perform its servicing obligations

As servicer, Citibank is responsible for collecting and depositing all funds received on the receivables in the master trust and for reporting the amounts of such funds received. The failure by the servicer to deposit these funds on a timely basis could result in insufficient cash being available to cover amounts payable on your notes when such amounts are due. In addition, the failure by the servicer to report accurately the amount or character of funds received could result in incorrect amounts being paid on your notes.

If the servicer’s failure to perform its obligations results in a servicer default, as discussed under “The Master Trust—The Servicer—Resignation and Removal of the Servicer”, the master trust trustee could terminate Citibank as servicer and appoint a successor servicer. A transfer of servicing obligations to a successor servicer could have a disruptive effect on the collection and deposit of funds received on the master trust receivables, resulting in delays or shortfalls in payments due on your notes. If a successor servicer has not been appointed or has not accepted its appointment at the time when the servicer ceases to act as servicer, the master trust trustee will automatically be appointed the successor servicer.

THE ISSUANCE TRUST

Citibank Credit Card Issuance Trust is the issuing entity in respect of the notes. It is a Delaware statutory trust formed by Citibank (South Dakota) and Citibank (Nevada) on September 12, 2000.

The governing documents of the issuance trust provide that it exists for the exclusive purposes of:

•	acquiring and holding the collateral certificate and other trust assets, including the proceeds of these assets;

•	issuing series of notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.

The issuance trust is operated pursuant to a trust agreement between Citibank and BNY Mellon Trust of Delaware, as trustee. The issuance trust does not have any officers or directors. Its manager is Citibank. As manager of the issuance trust, Citibank will generally direct the actions to be taken by the issuance trust.

The assets of the issuance trust consist primarily of:

•	the collateral certificate;

•	derivative agreements that the issuance trust enters into from time to time to manage interest rate or currency risk relating to some classes of notes; and

•	the trust accounts.

The issuance trust does not expect to have any other significant assets. Under the terms of the trust agreement, the issuance trust is not permitted to incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in the trust agreement.

Bankruptcy Matters Relating to the Issuance Trust

The issuance trust intends to operate in a manner that will minimize the likelihood of bankruptcy proceedings being filed by or against the issuance trust and minimize the likelihood that there would be claims against the issuance trust if bankruptcy proceedings were commenced. The issuance trust has not engaged in and does not intend to engage in any activity other than acquiring and holding the collateral certificate and other issuance trust assets, issuing series of notes, making payments on the notes, and engaging in other activities that are necessary or incidental to accomplish these limited purposes. The issuance trust has no officers or directors and does not intend to conduct unrelated business activities. The obligation of the issuance trust to make payments under the indenture is limited in recourse to the extent that proceeds from the principal and finance charge receivables received on the collateral certificate and other issuance trust assets are available to make such payments. The indenture includes a non-petition covenant prohibiting the indenture trustee, any derivative counterparty or any noteholder, from at any time instituting or joining in a bankruptcy proceeding against the issuance trust in connection with the notes, the indenture or any derivative agreement. The trust agreement that governs the issuance trust’s activities requires that the issuance trust and Citibank are to maintain the issuance trust’s books and records separate and apart from those of any other person, and are to cause the issuance trust to hold itself out as a person separate and apart from any other person; in addition, the issuance trust is prohibited from engaging in any business or owning any assets unrelated to its purposes. Furthermore, the trust agreement prohibits the issuance trust from entering into any voluntary bankruptcy or insolvency proceeding without a finding that the issuance trust’s liabilities exceed its assets or that the issuance trust is unable to pay its debts in a timely manner as they become due. However, the trust agreement does not specify the party permitted to make such a finding. No assurance can be given that a bankruptcy petition will not be filed by or against the issuance trust, thereby resulting in adverse consequences for the holders of the notes.

The Owner

Citibank, N.A. is the sole owner of the beneficial interest in the issuance trust. Citibank is sometimes referred to as “CBNA” in this prospectus and the applicable supplement to this prospectus. Affiliates of Citibank may in the future become owners of beneficial interests in the issuance trust.

Citibank is a national banking association and an indirect wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank was originally organized on June 16, 1812, and is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As a result of the merger with Citibank (South Dakota), Citibank is one of the nation’s largest credit card issuers. The principal executive office of Citibank is located at 399 Park Avenue, New York, New York 10043. Its telephone number is (212) 559-1000.

The Issuance Trust Trustee

BNY Mellon Trust of Delaware is the issuance trust trustee under the trust agreement. The issuance trust trustee is a Delaware banking corporation and its principal office is located at 502 White Clay Center, Route 273, Newark, Delaware 19711.

Under the terms of the trust agreement that established the issuance trust, the role of the issuance trust trustee is limited to ministerial actions. All material actions concerning the issuance trust are taken by Citibank as managing beneficiary of the issuance trust.

USE OF PROCEEDS

The issuance trust will pay the proceeds from the sale of a class of notes to Citibank. Citibank will use such proceeds for its general corporate purposes. Citibank will be responsible for the payment of all expenses incurred in connection with the selection and addition of accounts designated to the master trust.

THE NOTES

The notes will be issued pursuant to the indenture. The indenture does not limit the aggregate stated principal amount of notes that may be issued.

The notes will be issued in series. Each series of notes is expected to consist of Class A notes, Class B notes and Class C notes. Each class of notes may have subclasses, if we so specify in a supplement to this prospectus, and may be issued on different days. Whenever a “class” of notes is referred to in this prospectus or any supplement to this prospectus, it also includes all subclasses of that note, unless the context requires otherwise. References to the “notes” in this prospectus refer to the notes offered by this prospectus, unless the context requires otherwise.

The issuance trust may issue Class A notes, Class B notes and Class C notes of a series at the same time or at different times, but no Class A notes or Class B notes of a series may be issued unless a sufficient amount of subordinated Class B notes and/or Class C notes of that series have previously been issued and are outstanding. See “—Required Subordinated Amount.” If and to the extent specified in the applicable supplement to this prospectus, the notes of a series may be included in a group of series for purposes of sharing of principal collections and/or finance charge collections.

The issuance trust may offer notes denominated in any foreign currency. We will describe the specific terms of any note denominated in a foreign currency in the applicable supplement to this prospectus.

If we specify in a supplement to this prospectus, the noteholders of a particular class will have the benefit of an interest rate or currency swap, cap or collar, for the exclusive benefit of that class. We will describe any derivative agreement for the benefit of a class and the financial institution that provides it in the applicable supplement to this prospectus. Citibank or any of its affiliates may be counterparties to a derivative agreement.

The issuance trust will pay principal of and interest on a class of notes solely from the portion of finance charge collections and principal collections under the collateral certificate which are available to that class of notes after giving effect to all allocations and reallocations, amounts in any trust account relating to that class of notes, and amounts received under any derivative agreement relating to that class of notes. If those sources are not sufficient to pay the notes of that class, those noteholders will have no recourse to any other assets of the issuance trust or any other person or entity for the payment of principal of or interest on those notes.

We will include the following terms of the notes in a supplement to this prospectus:

•	the series designation;

•	whether the series is a single issuance series or a multiple issuance series;

•	if the series will be part of a group of series for purposes of allocations and reallocations of principal collections and/or finance charge collections, the manner and extent to which each series in the group will participate in those allocations and reallocations;

•	the stated principal amount of the notes and whether they are Class A notes, Class B notes or Class C notes or a subclass of any of those classes;

•	the required subordinated amount, if any, for that class of notes;

•	the currency of payment of principal of and interest on the notes, if other than U.S. dollars;

•	the price or prices at which the notes will be issued;

•	the expected principal payment date of the notes, which will be at least two years before the termination date of the collateral certificate;

•	the legal maturity date of the notes, which will be no later than the termination date of the collateral certificate;

•	the times at which the notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemption provisions;

•	the rate per annum at which the notes will bear interest, if any, or the formula or index on which that rate will be determined, including the relevant definitions, and the date from which interest will accrue;

•	the interest payment dates, if any, for the notes;

•	if the notes are discount notes or foreign currency notes, the initial outstanding dollar principal amount of those notes, and the means for calculating the outstanding dollar principal amount of those notes;

•	whether or not application will be made to list the notes on any stock exchange;

•	any additional events of default or early redemption events for the notes;

•	if the notes have the benefit of a derivative agreement, the terms of that agreement and a description of the counterparty to that agreement; and

•	any other terms of the notes consistent with the provisions of the indenture.

Holders of notes of any outstanding series, class or subclass will not have the right to prior review of, or consent to, any subsequent issuance of notes, including any issuance from time to time of additional notes of the same series, class or subclass.

Interest

Each note, except zero-coupon discount notes, will bear interest at either a fixed rate or a floating rate on its outstanding principal amount until final payment of that note as described under “Deposit and Application of Funds—Final Payment of the Notes.” For each issuance of fixed rate notes, we will designate in a supplement to this prospectus the fixed rate of interest at which interest will accrue on that note. For each issuance of floating rate notes, we will designate in a supplement to this prospectus the interest rate index or other formula on which the interest is based. A discount note will be issued at a price significantly lower than the stated principal amount payable on that note’s expected principal payment date. Until the expected principal payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in the collateral certificate. The applicable supplement to this prospectus will specify the interest rate to be borne by a discount note after an event of default or after its expected principal payment date.

Each payment of interest on a note will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period as may be specified in the applicable supplement to this prospectus. We refer to each period during which interest accrues as an “interest period.” Interest on a note will be due and payable on each interest payment date.

If finance charge collections allocable to the collateral certificate are less than expected, principal collections allocable to the subordinated classes of notes under the collateral certificate may be used to pay interest on the senior classes of notes of the same series. However, this reallocation of principal would reduce the Invested Amount of the collateral certificate, as well as the nominal liquidation amount of the subordinated classes of notes of that series, and thus reduce later principal collections and finance charge collections allocable to the collateral certificate, unless the principal reduction is reimbursed from Excess Finance Charge Collections. See “Deposit and Application of Funds—Allocation of Principal Collections to Accounts.”

If interest on a note is not paid within five business days after it is due an event of default will occur with respect to that note. See “Covenants, Events of Default and Early Redemption Events—Events of Default.”

Principal

The timing of payment of principal of a note will be specified in the applicable supplement to this prospectus.

The issuance trust expects to pay the stated principal amount of each note in one payment on that note’s expected principal payment date, and the issuance trust is obligated to do so if funds are available for that purpose. It is not an event of default if the principal of a note is not paid on its expected principal payment date because no funds are available for that purpose or because the notes are required to provide subordination protection to a senior class of notes of the same series.

Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default occurs. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events” and “—Events of Default.”

Principal of a note may be paid later than its expected principal payment date if sufficient funds are not allocable from the master trust to the collateral certificate, or are not allocable under the collateral certificate to the series and class of the note to be paid. Each note will have a legal maturity date two years after its expected principal payment date. If the stated principal amount of a note is not paid in full on its legal maturity date, an event of default will occur with respect to that note. See “Covenants, Events of Default and Early Redemption Events—Events of Default.”

See “Risk Factors—You may receive principal payments earlier or later than the expected principal payment date” for a discussion of factors that may affect the timing of principal payments on the notes.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

In order to understand the subordination of the different classes of notes and the allocations of funds to different classes of notes, an investor needs to understand three concepts:

•	the stated principal amount of the notes;

•	the outstanding dollar principal amount of the notes; and

•	the nominal liquidation amount of the notes.

Each class of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

Stated Principal Amount

The stated principal amount of a class of notes is the amount that is stated on the face of the notes to be payable to the holder. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For U.S. dollar notes, the outstanding dollar principal amount will be the same as the stated principal amount, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount will be the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount will be an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus. The outstanding dollar principal amount of a discount note will increase over time as principal accretes, and the outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note. The outstanding dollar principal amount of a class of notes will also be reduced by the dollar principal amount of any note that is held by Citibank, the issuance trust or any of their affiliates and canceled.

Nominal Liquidation Amount

The nominal liquidation amount of a class of notes is a U.S. dollar amount based on the outstanding dollar principal amount of that class of notes, but with some reductions— including reductions from reallocations of principal collections and allocations of charge-offs of credit card receivables in the master trust—and increases described under this heading. The aggregate nominal liquidation amount of all of the notes will always be equal to the Invested Amount of the collateral certificate, and the nominal liquidation amount of a class of notes corresponds to the portion of the Invested Amount of the collateral certificate that would be allocated to that class of notes if the master trust were liquidated.

In most circumstances, the nominal liquidation amount of a class of notes, together with any funds on deposit in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class. However, if there are reductions in the nominal liquidation amount of a class of notes as a result of reallocations of principal collections from that class to pay interest on senior classes, or as a result of charge-offs of principal receivables in the master trust, there will be a deficit in the nominal liquidation amount of that class. Unless that deficiency is reimbursed through the reinvestment of Excess Finance Charge Collections in the collateral certificate, the stated principal amount of some notes will not be paid in full.

The nominal liquidation amount is used to calculate the maximum amount of funds that may be reallocated from a subordinated class of notes to pay interest on a senior class of notes of the same series. The nominal liquidation amount is also used to calculate the amount of principal collections that can be allocated for payment to a class of notes, or paid to the counterparty to a derivative agreement, if applicable. This means that if the nominal liquidation amount of a class of notes has been reduced by charge-offs of principal receivables in the master trust or by reallocations of principal collections to pay interest on senior classes of notes, the holders of notes with the reduced nominal liquidation amount may receive less than the full stated principal amount of their notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

The nominal liquidation amount of a class of notes may be reduced as follows:

•

If there are charge-offs of principal receivables in the master trust, the portion of charge-offs allocated to the collateral certificate will reduce the Invested Amount of the collateral certificate. The reduction allocated to the collateral certificate will then be reallocated among the series of notes pro rata based on the nominal liquidation amount of all notes in the series. Within each series, the reductions will initially be allocated pro rata to each class of notes based on the nominal liquidation amount of that class. Then, the reductions initially allocated to the Class A notes of that series will be reallocated, first, to the Class C notes of that series, and second, to the Class B notes of that series, in each case to the extent of the required subordinated amount of the Class A notes. The reductions initially allocated to the Class B notes of that series will be reallocated to the Class C notes of that series to the extent of the required subordinated amount of the Class B notes.

These reallocations will be made from a senior class to a subordinated class only to the extent that the senior class has not used all of its required subordinated amount. For a single issuance series, the subordination usage limit is the same as the limit described in “Deposit and Application of Funds—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series.” For multiple issuance series, the subordination usage limit is the same as the limit described in “Deposit and Application of Funds—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.” Reductions that cannot be reallocated to a subordinated class will reduce the nominal liquidation amount of the class to which the reductions were initially allocated.

•

If principal collections are allocated from a subordinated class of notes of a series to pay interest on the senior classes of notes of that series, the nominal liquidation amount of that subordinated class will be reduced by the amount of the reallocations. The amount of the reallocation of principal collections to pay interest on Class A notes will be applied first, to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordinated amount of Class C notes for that class of Class A notes, and second, to reduce the nominal liquidation amount of Class B notes of the same series to the extent of the required subordinated amount of Class B notes for that class of Class A notes. The amount of the reallocation of principal collections to pay interest on Class B notes will be applied to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordination amount of Class C notes for that class of Class B notes. No principal of Class A notes may be reallocated to pay interest on any class of notes. In a multiple issuance series, these reductions will be allocated to each outstanding subclass of the series, based on the nominal liquidation amount of each subclass. See Annex III to this prospectus for a diagram of the allocation of principal collections.

•

The nominal liquidation amount of a class of notes will be reduced by the amount on deposit in its principal funding subaccount after giving effect to all allocations, reallocations and payments. This includes principal collections that are deposited directly into that class’s principal funding subaccount, or reallocated from the principal funding subaccount for a subordinated class.

•	The nominal liquidation amount of a class of notes will be reduced by the amount of all payments of principal of that class.

•

If a class of notes directs a sale of credit card receivables after an event of default and acceleration or on its legal maturity date, its nominal liquidation amount is reduced to zero. See “Deposit and Application of Funds—Sale of Credit Card Receivables.”

There are three ways in which the nominal liquidation amount of a note can be increased.

•

For a class of discount notes, the nominal liquidation amount of that class will increase over time as principal accretes, to the extent that finance charge collections are allocated to that class for that purpose.

•

If Excess Finance Charge Collections are available, they will be applied to reimburse earlier reductions in nominal liquidation amount from charge-offs of principal receivables in the master trust, or from reallocations of principal collections from subordinated classes to pay interest on senior classes. These reimbursements will be allocated to each series pro rata based on the sum of all unreimbursed reductions of each class in that series. Within each series, the increases will be allocated first, to any Class A notes with a deficiency in their nominal liquidation amount, second, to any Class B notes with a deficiency in their nominal liquidation amount, and third, to any Class C notes with a deficiency in their nominal liquidation amounts. In multiple issuance series, the increases will be allocated to each subclass of a class pro rata based on the deficiency in the nominal liquidation amount in each subclass.

•

If principal collections have been reallocated from the principal funding subaccount for a subordinated class to the principal funding subaccount for a senior class of notes of the same series, the nominal liquidation amount of the subordinated class will be increased by the amount of the reallocation, and the nominal liquidation amount of the senior class will be reduced by the same amount.

If the nominal liquidation amount of your notes has been reduced by charge-offs of principal receivables in the master trust and reallocations of principal collections to pay interest on senior classes of notes, and the reduction has not been reimbursed from Excess Finance Charge Collections, you will likely not receive repayment of all of your principal. See “Deposit and Application of Funds—Final Payment of the Notes.”

The nominal liquidation amount of a class of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class of notes, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by Citibank, the issuance trust or any of their affiliates is canceled, the nominal liquidation amount of that note is reduced to zero, with a corresponding reduction in the Invested Amount of the collateral certificate.

For a single issuance series, the cumulative amount of reductions of the nominal liquidation amount of any class of notes due to reallocation of principal collections to pay interest on senior classes of notes and charge-offs of principal receivables in the master trust cannot exceed the outstanding dollar principal amount of that class. See “Deposit and Application of Funds—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series.”

For Class B notes and Class C notes of a multiple issuance series, the reductions in the nominal liquidation amount due to reallocation of principal collections to pay interest on senior classes of notes and charge-offs of principal receivables in the master trust may be allocated to a subclass of Class C notes and Class B notes only to the extent that subordination of that series is available. Subordination is limited so that no senior class of notes can utilize more than its required subordinated amount of subordinated classes of notes of the same series as described in “Deposit and Application of Funds—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.”

Because reductions to the nominal liquidation amount are limited as described in the prior two paragraphs, it is possible that the nominal liquidation amount of a subordinated class will be greater than zero, but no further reductions will be allocated to that class, and any further reductions will be allocated to the next senior class in that series. This can occur, for example, when the nominal liquidation amount of a class of Class C notes of a series has been reduced to zero as a result of the allocation of charge-offs of principal receivables in the master trust to that class and the reallocation of principal collections from that class to pay interest on senior classes of notes, but the reduction in the Class C nominal liquidation amount is later reimbursed from Excess Finance Charge Collections. Because the nominal liquidation amount of those Class C notes has been reduced to zero, the Class A notes and Class B notes of that series have received the full benefit of the subordination of those Class C notes, and no further reductions will be allocated to those Class C notes, even if those Class C notes later have a positive nominal liquidation amount from reimbursements. However, in the case of multiple issuance series, reimbursements of reductions in the nominal liquidation amount of subordinated classes of notes may be counted toward the required subordinated amount of senior classes of that series, but only for subclasses that are issued after the date of that reimbursement. See “—Subordination of Principal.”

Allocations of charge-offs of principal receivables in the master trust and reallocations of principal collections to senior classes of notes reduce the nominal liquidation amount of outstanding notes only, and do not affect notes that are issued after that time.

Subordination of Principal

Principal payments on Class B notes and Class C notes of a series are subordinated to payments on Class A notes of that series. Subordination of Class B notes and Class C notes of a series provides credit enhancement for Class A notes of that series.

Principal payments on Class C notes of a series are subordinated to payments on Class A notes and Class B notes of that series. Subordination of Class C notes of a series provides credit enhancement for the Class A notes and Class B notes of that series.

In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series. In addition, losses of charged-off receivables in the master trust are allocated first to the subordinated classes of a series. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes—Nominal Liquidation Amount” and “Deposit and Application of Funds—Allocation of Principal Collections to Accounts,” and Annex III to this prospectus for a diagram of the allocation of principal collections.

In a single issuance series, no principal payments will be made on a subordinated class of notes of that series until all principal of the senior classes of notes of that series has been paid in full. However, there are several exceptions to this rule. Principal may be paid to the holders of subordinated classes while notes of senior classes of that series are still outstanding under the following circumstances:

•

If the nominal liquidation amount of a subordinated class has been reduced as a result of an allocation of charge-offs of principal receivables to that class or reallocation of principal collections from that class to pay interest on a senior class, and that reduction is later reimbursed from Excess Finance Charge Collections, the amount of that reimbursement is no longer subordinated to the senior classes of that series and may be paid to the holders of the subordinated class while those notes of senior classes are still outstanding.

•

If the principal funding subaccounts for the senior classes of notes of a series have been prefunded as described in “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” the subordinated classes of notes of that series may be paid.

•	Class C notes may be paid with funds available from the applicable Class C reserve subaccount. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account.”

In a multiple issuance series, payment of principal may be made on a subordinated class of notes of that series before payment in full of each senior class of notes of that series but only under the following circumstances:

•

If after giving effect to the proposed principal payment there is still a sufficient principal amount of subordinated notes to support the outstanding senior notes of that series. See “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Multiple Issuance Series.” For example, if a subclass of Class A notes has matured and been repaid, this generally means that at least some Class B notes and Class C notes may be repaid, even if other subclasses of Class A notes are outstanding and require reallocation of principal collections from subordinated classes.

•

If the nominal liquidation amount of a subordinated class has been reduced as a result of allocation of charge-offs of principal receivables in the master trust to that class or reallocation of principal collections from that class to pay interest on a senior class, and that reduction is later reimbursed from Excess Finance Charge Collections, then the amount of that reimbursement is no longer subordinated to the senior classes of notes of that series that were outstanding before the date of reimbursement and may be paid to the holders of the subordinated class while those notes of senior classes are still outstanding. However, that reimbursed amount of a subordinated class of notes is subordinated to the senior classes of notes that are issued on or after the date of the reimbursement.

•

Subordinated classes of notes of a multiple issuance series may be paid before senior classes of notes of that series if the principal funding subaccounts for the senior classes of notes have been prefunded as described in “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” and Class C notes may be paid with funds available from the applicable Class C reserve subaccount. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account.”

•

On the legal maturity date of a subordinated class of notes, funds on deposit in that class’s principal funding subaccount will be paid to the subordinated noteholders. As a result, there could be senior classes of that series that remain outstanding without the required subordination protection.

The payment of accrued interest on a class of notes of a series from finance charge collections is not senior to or subordinated to payment of interest on any other class of notes of that series. However, in the case of a discount note, the accreted principal of that note corresponding to capitalized interest will be senior or subordinated to the same extent that principal is senior or subordinated.

Redemption and Early Redemption of Notes

Each class of notes will be subject to mandatory redemption on its expected principal payment date, which will be two years before its legal maturity date.

If we so specify in a supplement to this prospectus the issuance trust may, at its option, redeem the notes of any class before its expected principal payment date. The supplement will indicate at what times the issuance trust may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The issuance trust will give notice to holders of the affected notes before any optional redemption date.

If we so specify in a supplement to this prospectus a noteholder may, at its option, require the issuance trust to redeem notes before the expected principal payment date. The supplement will indicate at what times a noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

In addition, if an early redemption event occurs, the issuance trust will be required to redeem each class of affected notes before the note’s expected principal payment date to the extent funds are available for that purpose. The issuance trust will give notice to holders of the affected notes before an early redemption date. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events” for a description of the early redemption events and their consequences to holders of notes.

Whenever the issuance trust is required to redeem a class of notes before its legal maturity date, it will do so only if funds are allocated to the collateral certificate and to that class of notes, and only to the extent that the class of notes to be redeemed is not required to provide required subordinated amount to a senior class of notes. A noteholder will have no claim against the issuance trust if the issuance trust fails to make a required redemption of notes because no funds are available for that purpose or because the notes to be redeemed are required to provide subordination protection to a senior class of notes. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

The issuance trust will not issue any notes that would be “redeemable securities” within the meaning of the Investment Company Act of 1940.

Issuances of New Series, Classes and Subclasses of Notes

Conditions to Issuance

The issuance trust may issue new notes of a series, class or subclass, so long as the conditions of issuance are met. These conditions include:

•	on or before the fourth business day before a new issuance of notes, the issuance trust gives the indenture trustee and the rating agencies notice of the issuance;

•	the issuance trust delivers to the indenture trustee a certificate stating that

—	the issuance trust reasonably believes that the new issuance will not at the time of its occurrence or at a future date (1) cause an early redemption event or event of default, (2) adversely affect the amount or timing of payments to holders of notes of any series or (3) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—	all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture;

—	all laws and requirements with respect to the execution and delivery by the issuance trust of the notes have been complied with;

—	the issuance trust has the power and authority to issue the notes;

—	the notes have been duly authorized, are binding obligations of the issuance trust, and are entitled to the benefits of the indenture; and

—	any other matters as the indenture trustee may reasonably request;

•

the issuance trust delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal and South Dakota income and franchise tax purposes (1) the new issuance will not adversely affect the characterization as debt of any outstanding series or class of master trust investor certificates issued by the master trust, other than the collateral certificate, (2) the new issuance will not cause a taxable event to holders of master trust investor certificates, and (3) following the new issuance, the master trust will not be an association, or publicly traded partnership, taxable as a corporation, except, if the Threshold Conditions are satisfied, the issuance trust at its option will not be required to deliver the foregoing opinions;

•

the issuance trust delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal and Delaware income and franchise tax purposes (1) the new issuance will not adversely affect the characterization of the notes of any outstanding series, class or subclass as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the issuance trust will not be an association, or publicly traded partnership, taxable as a corporation, and (4) following the new issuance, the newly issued notes will be properly characterized as debt, except, if the Threshold Conditions are satisfied, the issuance trust at its option will not be required to deliver the foregoing opinions;

•	either all of the following conditions are satisfied:

—	the notes of the new issuance are denominated in U.S. dollars;

—	the interest rate applicable to notes of the new issuance is either a fixed rate of interest, or a floating rate of interest based on LIBOR, the prime rate or base rate of Citibank or another major bank, the federal funds rate or the Treasury bill rate, or another interest rate index that has been approved in advance by the rating agencies;

—	if the new issuance has the benefit of a derivative agreement, the form of the derivative agreement and the identity of the derivative counterparty have been approved in advance by the rating agencies;

—	the legal maturity date of the new issuance is no more than fourteen years after the date of issuance; and

—	any other conditions specified by a rating agency to the issuance trust in writing,

or the issuance trust obtains confirmation from the rating agencies that the new issuance of notes will not cause a reduction, qualification or withdrawal of the rating of any outstanding notes rated by that rating agency;

•

at the time of the new issuance, either the ratings condition described in “Prospectus Summary—Ratings” is satisfied or the issuance trust obtains confirmation from the rating agencies that the new issuance of notes will not cause a reduction, qualification or withdrawal of the rating of any outstanding notes rated by that rating agency;

•	no early amortization event with respect to the collateral certificate has occurred and is continuing as of the date of the new issuance;

•

if the new issuance is a subclass of Class A notes or Class B notes of a multiple issuance series, the new issuance will have the required subordination protection described under “—Required Subordination Protection in Multiple Issuance Series” and “—Required Subordinated Amount;”

•

if the new issuance results in an increase in the funding deficit of the Class C reserve account for any subclass of Class C notes of a multiple issuance series, the issuance trust makes a cash deposit to that Class C reserve account in the amount of that increase; and

•	any other conditions specified in the applicable supplement to this prospectus are satisfied.

The issuance trust may from time to time issue additional notes of an outstanding subclass of a multiple issuance series, so long as the conditions of issuance are met. These conditions include the conditions described in the prior paragraph as well as the following conditions:

•

the issuance trust obtains confirmation from the rating agencies that the issuance of additional notes will not cause a reduction, qualification or withdrawal of the rating of any outstanding notes of that subclass rated by that rating agency;

•

as of the date of issuance of the additional notes, all amounts due and owing to the holders of outstanding notes of that subclass have been paid, and there are no unreimbursed reductions in the nominal liquidation amount of that subclass due to a reallocation of principal collections to pay interest on senior classes of notes of that series or charge-offs of principal receivables in the master trust; and

•

the additional notes of that subclass will be fungible with the original notes of that subclass for federal income tax purposes—this means that an investor buying notes at any particular time and for any particular price will have exactly the same federal income tax consequences regardless of whether it buys original notes or additional notes.

There are no restrictions on the timing or amount of any additional issuance of notes of a subclass of a multiple issuance series, so long as the conditions described above are met. As of the date of any additional issuance of notes, the stated principal amount, outstanding dollar principal amount and nominal liquidation amount of that subclass will be increased to reflect the principal amount of the additional notes. If the additional notes are a subclass of notes that has the benefit of a derivative agreement, the issuance trust will enter into another derivative agreement for the benefit of the additional notes. If the additional notes are a subclass of Class A notes, the monthly accumulation amount for targeted deposits to the principal funding subaccount will be increased proportionately to reflect the principal amount of the additional notes.

When issued, the additional notes of a subclass will be identical in all respects to the other outstanding notes of that subclass and will be equally and ratably entitled to the benefits of the indenture as the other outstanding notes of that subclass without preference, priority or distinction.

Notes other than the notes offered by this prospectus may have different conditions to issuance, to the extent acceptable to the rating agencies.

Required Subordination Protection in Multiple Issuance Series

No Class A notes or Class B notes of a multiple issuance series may be issued unless the required subordinated amount of subordinated classes for that class of notes is available at the time of its issuance, as described in the following paragraphs.

In order to issue Class A notes of a multiple issuance series, the issuance trust must calculate the available subordinated amount of Class B notes and Class C notes of that series. The issuance trust will first calculate the subordinated amount of Class B notes required for Class A notes. This is done by computing the following:

•

the aggregate nominal liquidation amount of all outstanding Class B notes of that series on that date, plus all funds on deposit in the principal funding subaccounts for Class B notes of that series—other than receivables sales proceeds in those subaccounts—on that date, after giving effect to issuances, deposits, allocations or payments with respect to Class B notes to be made on that date;

•

minus, the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes of that series which are outstanding on that date after giving effect to any issuances or repayments in full of any Class A notes to be made on that date; and

•

plus, the amount of usage by outstanding Class A notes of Class B required subordinated amount, as described in “Deposit and Application of Funds—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.”

The calculation in the prior paragraph will be made in the same manner for calculating the subordinated amount of Class C notes required for Class A notes. The calculation in the prior paragraph will also be made in the same manner for determining the subordinated amount of Class C notes required for Class B notes, except that the amount of usage by outstanding Class B notes of Class C required subordinated amount that is added back to the available subordinated amount of Class C notes will be limited to usage of Class C notes that directly benefits Class B notes of the same series.

Required Subordinated Amount

The required subordinated amount of a senior class of notes of a multiple issuance series is the amount of a subordinated class that is required to be outstanding and available on the date when the senior class of notes is issued to provide subordination protection for that senior class. It is also used to determine whether a subordinated class of a multiple issuance series of notes may be repaid before the legal maturity date while senior classes of notes of that series are outstanding.

In general, the subordinated notes of a multiple issuance series serve as credit enhancement for the senior notes of that series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. However, some subclasses of senior notes of a multiple issuance series may not require subordination from each class of notes subordinated to it. For example, if a subclass of Class A notes of a multiple issuance series requires credit enhancement solely from Class C notes, the Class B notes of that series will not, in that case, provide credit enhancement for that subclass of Class A notes. In addition, notes of different subclasses within a single class of a multiple issuance series may have different required subordinated amounts.

Unless otherwise specified in the applicable supplement to this prospectus, on the date of issuance of Class A notes of a multiple issuance series offered by this prospectus, the required subordinated amount for Class B notes will be 5.98291% and for Class C notes 7.97721%, in each case expressed as a percentage of the initial outstanding dollar principal amount of those Class A notes. These required subordinated amounts will be available to provide credit enhancement to the Class A notes, and the required subordinated amount of Class C notes of that series will be shared with the Class B notes of that series.

Unless otherwise specified in the applicable supplement to this prospectus, on the date of issuance of Class B notes of a multiple issuance series offered by this prospectus, the required subordinated amount for Class C notes will be 7.52688%, expressed as a percentage of the initial outstanding dollar principal amount of those Class B notes. However, Class B notes share the credit enhancement provided by Class C notes of the same series with Class A notes of that series. Except for purposes of determining whether Class B notes of a multiple issuance series may be issued or Class C notes may be repaid, the required subordinated amount for Class C notes will be 133.33333%, expressed as a percentage of the initial outstanding dollar principal amount of that subclass of Class B notes. This larger percentage determines how much Class C credit enhancement may be applied to Class B notes of the same series, up to the amount of Class C notes outstanding.

For discount notes of a senior class, the method of calculating the required subordinated amount will be set forth in the applicable supplement to this prospectus.

For example, in order to issue $1,000,000 of Class A notes of a multiple issuance series, at least $59,829 ($1,000,000 x 5.98291%) of Class B notes and $79,772 ($1,000,000 x 7.97721%) of Class C notes must be outstanding and available in that series. In order to issue $59,829 of Class B notes, at least $4,503 of Class C notes ($59,829 x 7.52688%) must be outstanding and available, but the Class B notes are entitled to share up to $79,772 ($59,829 x 133.33333%) of Class C credit enhancement with the Class A notes. In this example, if no Class A notes are outstanding, only $4,503 of Class C notes must be outstanding and available in order for the Class B notes to be issued. If Class A notes are issued, additional Class C notes must be issued to provide credit enhancement to the Class A notes, and the Class B notes will share the credit enhancement provided by the additional Class C notes up to the amount of $79,772. The smaller amount of Class C credit enhancement required for the issuance of Class B notes is also used in determining whether Class C notes may be repaid or canceled as described under “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Multiple Issuance Series.”

In addition, unless otherwise specified in the applicable supplement to this prospectus, on the issuance date of any Class A notes or Class B notes of a multiple issuance series,

immediately after giving effect to that issuance, the aggregate nominal liquidation amount of all outstanding Class C notes of that series, plus all funds on deposit in the principal funding subaccounts for Class C notes of that series, must equal at least 7.52688% of the outstanding dollar principal amount of the Class A notes and Class B notes of that series.

The issuance trust may change the amount of subordination required or available for any class of notes of a multiple issuance series, or the method of computing the amount of that subordination, at any time without the consent of any noteholders so long as the issuance trust has received:

•

confirmation from the rating agencies that have rated any outstanding notes of that series that the change will not result in the rating assigned to any outstanding notes in that series to be withdrawn or reduced;

•

an opinion of counsel that for federal and South Dakota income and franchise tax purposes (1) the change will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the master trust, other than the collateral certificate and the Series 2009 certificate, (2) the change will not cause a taxable event to holders of master trust investor certificates, other than the collateral certificate and Series 2009 certificate, and (3) following the change, the master trust will not be an association, or publicly traded partnership, taxable as a corporation; and

•

an opinion of counsel that for federal and Delaware income and franchise tax purposes (1) the change will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the change will not cause a taxable event to holders of any outstanding notes, and (3) following the change, the issuance trust will not be an association, or publicly traded partnership, taxable as a corporation.

Payments on Notes; Paying Agent

The notes will be issued in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “—Book-Entry Notes” unless the stated principal amount of the notes is denominated in a foreign currency.

The issuance trust and the indenture trustee, and any agent of the issuance trust or the indenture trustee, will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuance trust will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

The issuance trust has designated the corporate trust office of Citibank, N.A., in New York City, as its paying agent for the notes of each series. The issuance trust will identify any other entities appointed to serve as paying agents on notes of a series or class in a supplement to this prospectus. The issuance trust may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuance trust will be required to maintain a paying agent in each place of payment for a series or class of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuance trust. After funds are repaid to the issuance trust, the holder of that note may look only to the issuance trust for payment of that principal or interest.

Denominations

The notes will be issued in the denominations specified in the related prospectus supplement.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.

Governing Law

The laws of the State of New York will govern the notes and the indenture.

Form, Exchange, and Registration and Transfer of Notes

The notes will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuance trust designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuance trust has appointed Citibank, N.A. as the note registrar for the notes. The issuance trust also may at any time designate additional transfer agents for any series or class of notes. The issuance trust may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuance trust will be required to maintain a transfer agent in each place of payment for a series or class of notes.

Book-Entry Notes

The notes will be in book-entry form. This means that, except under the limited circumstances described in this subheading under “Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to transfer book-entry notes.

Purchasers of notes in the United States can hold interests in the global notes only through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe can hold interests in the global notes only through Clearstream or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuance trust, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The issuance trust, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until definitive notes are issued to the beneficial owners as described in this subheading under “Definitive Notes,” all references to “holders” of notes means DTC. The issuance trust, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuance trust will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuance trust that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking organization” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants. The DTC rules applicable to its participants are on file with the Securities and Exchange Commission.

Clearstream

Clearstream Banking SA is registered as a public limited liability company in Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in a number of countries. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Clearstream’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book- entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is Euroclear Bank S.A./N.V., under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation, known as the “Cooperative.” The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The issuance trust will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuance trust’s paying agent, Citibank, N.A., at the office of the paying agent in New York City that the issuance trust designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds

Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date.

The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuance trust is unable to find a qualified replacement for DTC;

•	the issuance trust, in its sole discretion, elects to terminate the book-entry system through DTC; or

•

any event of default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The issuance trust will replace at the expense of the holder any mutilated note, upon surrender of that note to the indenture trustee. The issuance trust will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuance trust and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuance trust and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuance trust before a replacement note will be issued.

Acquisition and Cancellation of Notes by the Issuance Trust and Citibank

The issuance trust, Citibank and their affiliates may acquire notes in the open market, through tender offers or otherwise. The issuance trust, Citibank and their affiliates may cause the notes acquired by them to be canceled and notes so canceled will no longer be outstanding. The nominal liquidation amount and outstanding dollar principal amount of a class of notes will be reduced by the nominal liquidation amount and outstanding dollar principal amount, respectively, of any notes of that class that are canceled in this manner. Any cancellation of notes will observe the same limitations for payments of subordinated classes as described in “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Single Issuance Series” and “—Limit on Repayments of Subordinated Classes of Multiple Issuance Series.”

SOURCES OF FUNDS TO PAY THE NOTES

The Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by the master trust to the issuance trust. For a description of the master trust and its assets, see “The Master Trust.” The collateral certificate is the only master trust investor certificate issued pursuant to Series 2000 of the master trust certificates. For a description of other outstanding investor certificates issued by the master trust, see “The Master Trust—The Series 2009 Certificate.”

Finance charge collections allocated to the collateral certificate will be deposited every month by the master trust into the issuance trust’s collection account. Finance charge collections allocated to the collateral certificate are not shared with or reallocated to any other series of investor certificates issued by the master trust.

Each month, the issuance trust will request the master trust to deposit into the collection account the amount of principal collections the issuance trust needs to reallocate to the interest funding account and for deposits into the principal funding account. To the extent principal collections are allocable to the collateral certificate, the master trust will deposit the requested amount of principal collections into the collection account.

The collateral certificate represents an undivided interest in the assets of the master trust. The assets of the master trust consist primarily of credit card receivables arising in selected MasterCard, VISA and American Express* revolving credit card accounts that have been transferred by Citibank. The amount of credit card receivables in the master trust will fluctuate from day to day as new receivables are generated or added to or removed from the master trust and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

The collateral certificate has a fluctuating Invested Amount, representing the investment of that certificate in credit card receivables. The Invested Amount of the collateral certificate will be the same as the total nominal liquidation amount of the outstanding notes. For a discussion of Invested Amount, see “Invested Amount” in the glossary.

The collateral certificate has no specified interest rate. The issuance trust, as holder of the collateral certificate, is entitled to receive its allocable share of cash collections from two kinds of credit card receivables payable to the master trust: finance charge receivables and principal receivables.

Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, interchange, which is described below in this paragraph, and some other fees designated by

*	MasterCard® is a registered trademark of MasterCard International Incorporated, VISA® is a registered trademark of VISA U.S.A. Inc. and American Express® is a registered trademark of American Express Company.

Citibank. Under the pooling and servicing agreement, Citibank, as seller, may also apply a discount to the face amount of principal receivables and treat the discounted amount as finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the credit card accounts. Recoveries of charged-off receivables are credited to the category from which they were charged off. “Interchange” consists of fees received by Citibank, as a credit card-issuing bank, from MasterCard International, VISA and American Express as compensation for performing issuer functions, including taking credit risk, absorbing certain fraud losses and funding receivables for a limited period before initial billing. Interchange generally varies from approximately 1% to 2% of the transaction amount, but these amounts may be higher for certain card products or transactions and may be changed by MasterCard International, VISA or American Express.

In general, the allocable share of monthly collections of finance charge receivables and principal receivables available to the collateral certificate, to the Series 2009 certificate, to other series of investor certificates issued by the master trust and to the seller’s interest is determined as follows:

•	first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the master trust, including the series to which the collateral certificate and the Series 2009 certificate belong, pro rata based on the Invested Amount of each series; and

•	second, following the allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the holders of each series of investor certificates under the master trust and Citibank pro rata based on the aggregate Invested Amount of the master trust investor certificates and the principal receivables allocable to the seller’s interest.

In general, the Invested Amount of each series of certificates issued by the master trust other than the collateral certificate will equal the stated dollar amount of participation certificates issued to investors in that series less unreimbursed charge-offs of principal receivables in the master trust allocated to those investors, principal payments made to those investors and deposits made to any principal funding account for the series. In the case of the Series 2009 certificate, its invested amount will also be reduced by principal collections that are reallocated to the collateral certificate to cover the uncovered collateral certificate default amount (see “The Master Trust—The Series 2009 Certificate”). The seller’s interest, which is owned by Citibank, represents the interest in the principal receivables in the master trust at the end of the relevant month not represented by any series of investor certificates.

Servicing fees and losses on principal receivables in the master trust arising from failure of cardholders to pay, charge-offs or otherwise are allocated among series and between investors in each series and the seller’s interest generally in the same manner as finance charge collections.

Each month, the master trust will allocate collections of finance charge receivables and principal receivables as well as the servicing fee and losses to the investor certificates outstanding under the master trust, including the collateral certificate and, subject to certain subordination provisions, the Series 2009 certificate. The master trust deducts the collateral certificate’s share of the servicing fee from its share of the collections of finance charge receivables, and deducts the collateral certificate’s share of losses from its share of collections of finance charge receivables and/or principal receivables. The servicing fee is described under “The Master Trust—The Servicer.”

Allocations of losses, servicing fees and collections of finance charge receivables and principal receivables are made pro rata for each month based on the invested amount of each investor certificate under the master trust, including the collateral certificate and, subject to certain subordination provisions, the Series 2009 certificate, and the principal receivables allocable to the seller’s interest. For example, if the total principal receivables in the master trust for a given month is $600, the invested amount of the collateral certificate is $500, the invested amounts of the other investor certificates are $20 and the seller’s interest is $80, the collateral certificate is entitled, in general, to 83.33%—or  500/600—of the cash received that month.

There is an exception to the pro rata allocations described in the preceding paragraph. In the master trust, when the principal amount of a master trust investor certificate other than the collateral certificate begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated between investors in the series and the seller’s interest as if the invested amount of the series had not been reduced by principal collections deposited to a principal funding account or paid to investors. Allocations of principal collections between the investors in a series and the seller’s interest is based on the invested amount of the series “fixed” at the time immediately before the first deposit of principal collections into a principal funding subaccount or the time immediately before the first payment of principal collections to investors. Distributions of ongoing collections of finance charge receivables, as well as losses and expenses, however, are not allocated on this type of a fixed basis. In the case of the collateral certificate, each class of notes is treated as a separate series of investor certificates that becomes “fixed” immediately before the issuance trust begins to allocate principal collections to the principal funding subaccount for that class, whether for budgeted deposits or prefunding, or upon the occurrence of the expected principal payment date, an early redemption event, event of default or other optional or mandatory redemption.

If principal collections allocated to the collateral certificate are needed to pay the notes or to make a deposit into the trust accounts within a month, they will be deposited into the issuance trust’s collection account. Otherwise, collections of principal receivables allocated to the collateral certificate will be reallocated to other series of master trust investor certificates which have principal collection shortfalls—which does not reduce the Invested Amount of the collateral certificate—or reinvested in the master trust to maintain the Invested Amount of the collateral certificate. If the collateral certificate has a principal collection shortfall, but other series of investor certificates have excess principal collections, a portion of the other excess principal collections allocated to other series of investor certificates will be reallocated to the collateral certificate and deposited into the issuance trust’s collection account—which reduces the Invested Amount of the collateral certificate.

To the extent that the amount of charge-offs of principal receivables allocated to the collateral certificate exceeds the amount of finance charge collections allocated to the holder of the collateral certificate, minus the sum of following amounts with respect to the collateral certificate: (a) the aggregate amount of the servicer interchange for such period, (b) accrued and unpaid fees and expenses and other amounts due to the indenture trustee, (c) the amount of targeted deposits into the interest funding account and (d) monthly servicing fees, then the excess amount is treated as an “uncovered collateral certificate default amount” and an amount of principal collections allocated to the Series 2009 certificate equal to the lesser of the uncovered collateral certificate default amount and the Series 2009 required subordinated amount will be reallocated to the collateral certificate to cover the deficiency. The principal collections reallocated from the Series 2009 certificate to the collateral certificate will be treated as a portion of the finance charge collections available to the issuance trust as holder of the collateral certificate. For a description of the Series 2009 certificate, see “The Master Trust—The Series 2009 Certificate.”

For example, if the total principal receivables in the master trust for a given month is $600, the invested amount of the collateral certificate is $500 and the invested amount of the Series 2009 certificate is $22.26, the collateral certificate is entitled, in general, to 83.33% ( 500/600) and the Series 2009 certificate is entitled to 3.71% ( 22.26/600) of collections of principal receivables in that month. If collections of principal receivables for that month are $100, $83.33 of principal collections are initially allocated to the collateral certificate and $3.71 of principal collections are initially allocated to the Series 2009 certificate. If the uncovered collateral certificate default amount for that month is $2, that amount will be reallocated from the Series 2009 certificate to the collateral certificate and the invested amount of the Series 2009 certificate will be reduced by $2.00 to $20.26. If the amount of principal collections allocated to the Series 2009 certificate in any month is insufficient to cover the uncovered collateral certificate default amount, then excess principal collections allocated to other master trust certificates, including the collateral certificate, will be reallocated to the Series 2009 certificate to the extent of the shortfall and then further reallocated to the collateral certificate to cover the uncovered collateral certificate default amount. Reallocations of excess principal collections from the Series 2009 certificate to the collateral certificate will further reduce the invested amount of the Series 2009 certificate.

If a class of notes has directed the master trust to sell credit card receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables,” the only source of funds to pay principal of and interest on that class will be the proceeds of that sale and investment earnings on the applicable principal funding subaccount.

Derivative Agreements

Some notes may have the benefit of interest rate or currency swaps, caps or collars with various counterparties. Citibank or any of its affiliates may be counterparties to a derivative agreement. In general, the issuance trust will receive payments from counterparties to the derivative agreements in exchange for the issuance trust’s payments to them, to the extent required under the derivative agreements. The specific terms of each derivative agreement and a description of each counterparty will be included in the applicable supplement to this prospectus for those notes. We refer to the agreements described in this paragraph as “derivative agreements.”

The Trust Accounts

The issuance trust has established a collection account for the purpose of receiving payments of finance charge collections and principal collections from the master trust payable under the collateral certificate.

The issuance trust has also established a principal funding account and interest funding account, which will have subaccounts for each class and subclass of notes of a series, and a Class C reserve account, which will have subaccounts for each class and subclass of Class C notes of a series. The issuance trust may establish supplemental accounts for any series, class or subclass of notes.

Each month, distributions on the collateral certificate will be deposited into the collection account, and then reallocated to the principal funding account, the interest funding account, the Class C reserve account, any supplemental account, to payments under any applicable derivative agreements, and to the other purposes as specified in “Deposit and Application of Funds” or in a supplement to this prospectus.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes. Payments of principal of and interest on the notes will be made from funds on deposit in the accounts when the payments are due, either in the month when the funds are deposited into the accounts, or in later months—for example, if principal must be accumulated for payment at a later date, or if interest is payable quarterly, semiannually or at another interval less frequently than monthly.

If the issuance trust anticipates that the amount of principal collections that will be deposited into the collection account in a particular month will not be enough to pay all of the stated principal amount of a note that has an expected principal payment date in that month, the issuance trust may begin to withdraw funds from the collection account in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that class to be held until the expected principal payment date of that note. If the earnings on funds in the principal funding subaccount are less than the yield payable on the applicable class of notes—after giving effect to net payments and receipts under any derivative agreements—additional funds will be deposited in the interest funding subaccount as described under “Deposit and Application of Funds—Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall.”

If interest on a note is not scheduled to be paid every month—for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly—the issuance trust will withdraw a portion of funds from the collection account in months in which no interest payment is due and deposit those funds into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds—Targeted Deposits of Finance Charge Collections to the Interest Funding Account.”

The Class C reserve account will initially not be funded. If the finance charge collections generated by the master trust fall below a level specified in the applicable supplement to this prospectus, the Class C reserve account will be funded as described under “Deposit and Application of Funds—Targeted Deposits to the Class C Reserve Account.”

Funds on deposit in the Class C reserve account will be available to holders of Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C notes plus funds on deposit in the applicable Class C principal funding subaccount is less than the outstanding dollar principal amount of the Class C notes.

Only the holders of Class C notes will have the benefit of the Class C reserve account. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account.”

The accounts described in this section are referred to as “trust accounts.” Trust accounts may be maintained only in:

•	a segregated trust account with the corporate trust department of a United States bank or a domestic branch of a foreign bank; or

•

a segregated account at a United States bank or a domestic branch of a foreign bank that is rated in the highest long term or short term rating category by the rating agencies that rate the issuance trust’s notes.

The trust accounts are currently maintained in the corporate trust department at Citibank.

Funds maintained in the trust accounts may only be invested in Eligible Investments. Investment earnings on funds in the principal funding subaccount for a class of notes will be applied to make interest payments on that class of notes. Investment earnings on funds in the other trust accounts will be allocated as described under “Deposit and Application of Funds— Allocation of Finance Charge Collections to Accounts.” Any loss resulting from the investment of funds in the trust accounts will be charged to the trust subaccount incurring the loss.

Limited Recourse to the Issuance Trust; Security for the Notes

Only the portion of finance charge collections and principal collections under the collateral certificate available to a class of notes after giving effect to all allocations and reallocations, the applicable trust accounts, any applicable derivative agreement and proceeds of sales of credit card receivables held by the master trust provide the source of payment for principal of or interest on any class of notes. Noteholders will have no recourse to any other assets of the issuance trust or any other person or entity for the payment of principal of or interest on the notes.

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture. Each class of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of classes of Class C notes, the applicable Class C reserve subaccount, any applicable supplemental account, and by a security interest in any applicable derivative agreement.

The Indenture Trustee

Deutsche Bank Trust Company Americas is the trustee under the indenture for the notes. Its principal corporate trust office is located at 60 Wall Street, Attention: Corporate Trust & Agency Services—Structured Finance Services, New York, New York 10005. It is a New York banking corporation that provides trustee services, and has served as trustee in numerous asset-backed securitization transactions and programs involving pools of credit card receivables.

Under the terms of the indenture, the issuance trust has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record and rating agencies notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate;

•	to establish and maintain necessary issuance trust accounts and to maintain accurate records of activity in those accounts as specified in the indenture;

•	to invest funds in the issuance trust accounts at the direction of the issuance trust;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds in accordance with the terms of the indenture;

•

to periodically report on and notify noteholders of matters relating to actions taken by the indenture trustee, property and funds that are subject to the lien of the indenture and other similar matters; and

•	to perform other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuance trust to institute and maintain suits to protect the interest of the noteholders in the collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from investments permitted under the indenture.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee is required to exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill in their exercise as a fiduciary would under the same circumstances in the conduct of its own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. The indenture trustee may, under limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuance trust of all principal and accrued interest on the notes;

•	elect to continue to hold the collateral certificate and make payments to noteholders to the extent funds are received on the collateral certificate;

•	elect to continue to hold the collateral certificate and make payments to noteholders to the extent funds are received on the collateral certificate;

•	protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•

prepare and send timely notice to registered noteholders and rating agencies rating the notes of the event of default, and timely publish such notice in an authorized newspaper in accordance with the indenture;

•	institute judicial proceedings for the collection of amounts due and unpaid; and

•	cause the master trust to sell credit card receivables.

Following an event of default, the majority holders of any series or class of notes will have the right to direct the indenture trustee to exercise remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed conflicts with applicable state or federal law or (2) the action so directed would involve it in personal liability.

The indenture trustee may resign at any time. The issuance trust may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or under the Trust Indenture Act of 1939, if the indenture trustee becomes incapable of acting in respect of the notes or if the indenture trustee becomes insolvent. In all circumstances, the issuance trust must appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

The issuance trust or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

The issuance trust will indemnify the indenture trustee for any loss, claim or expense incurred in connection with its capacity as indenture trustee. The aggregate amount payable to the indenture trustee for any monthly period, whether for accrued fees and expenses, indemnity payments or other amounts, is limited to the lesser of (i) $400,000 and (ii) 0.05% of the aggregate nominal liquidation amount of the outstanding notes as of the end of the preceding monthly period. The indenture trustee has recourse only to finance charge collections for these payments, and such payments are secured by a lien prior to the notes on all property of the issuance trust, except funds held in the trust accounts. See Annex IV to this prospectus for a table describing the fees and expenses payable from finance charge collections.

DEPOSIT AND APPLICATION OF FUNDS

The indenture specifies how finance charge collections and principal collections allocated to the collateral certificate and payments received from counterparties under derivative agreements will be deposited into the trust accounts established for each class or subclass of notes to provide for the payment of principal and interest on those notes as the payments become due. Following are summaries of those provisions.

Allocation of Finance Charge Collections to Accounts

Each month, the indenture trustee will allocate, or cause to be allocated, finance charge collections—together with any other funds to be treated as finance charge collections— received that month from the collateral certificate and investment earnings on funds in the trust accounts other than the principal funding account as follows:

•	first, to pay the fees and expenses of, and other amounts due to, the indenture trustee;

•

second, to make the targeted deposit to the interest funding account to fund the payment of interest on the notes, other than any class of notes that has directed the master trust to sell credit card receivables as described in “—Sale of Credit Card Receivables;”

•

third, to make a reinvestment in the collateral certificate if the nominal liquidation amount of any class of notes, plus any amounts on deposit in that class’s principal funding subaccount, is less than the outstanding dollar principal amount of that class, or to reimburse reallocations from the principal funding subaccount of any class of notes that has directed a sale of receivables;

•	fourth, to make the targeted deposit to the Class C reserve account, if any;

•	fifth, to make any other payment or deposit required by any series, class or subclass of notes; and

•	sixth, to the issuance trust.

See Annex II to this prospectus for a diagram of the allocation of finance charge collections.

Other funds to be treated as finance charge collections include income and other gain on the trust accounts—other than the principal funding account—and amounts remaining on deposit in the trust subaccounts after payment in full of the applicable subclass of notes.

The indenture trustee has appointed Citibank as the indenture trustee’s agent to make the allocations of finance charge collections described above.

Allocation of Principal Collections to Accounts

Each month, the indenture trustee will allocate, or cause to be allocated, principal collections received that month from the collateral certificate—together with other funds that are to be treated as principal collections—as follows:

•

first, if the amount available under item second under “—Allocation of Finance Charge Collections to Accounts” is not enough to make the full targeted deposit into the interest funding subaccount for any class of notes, principal collections allocable to the subordinated classes of notes of that series—together with proceeds of sales of principal receivables described under “—Sale of Credit Card Receivables” in the principal funding subaccounts of the subordinated classes of notes of that series— will be reallocated to the senior classes of notes of that series to the extent of the required subordinated amount of the senior classes of notes of that series. Those reallocations will be made in the following order:

—	from Class C notes of that series to Class A notes of that series;

—	from Class C notes of that series to Class B notes of that series; and

—	from Class B notes of that series to Class A notes of that series;

•	second, to make the targeted deposits to the principal funding account; and

•	third, to the master trust, to be reinvested in the collateral certificate.

See Annex III to this prospectus for a diagram of the allocation of principal collections.

Other funds that are to be treated as principal collections include funds released from principal funding subaccounts when prefunding is no longer necessary, as described in “—Withdrawals from Principal Funding Account.” If a class of notes directs the master trust to sell credit card receivables as described in “—Sale of Credit Card Receivables,” the proceeds of that sale will be treated as principal collections for item first, but not for item second or third.

The amount of principal collections that may be allocated to pay interest is limited as described under “—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series” and “—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.”

The Invested Amount of the collateral certificate will be reduced by the amount of principal collections used to make deposits into the interest funding account and deposits into the principal funding account. If the Invested Amount of the collateral certificate is reduced because principal collections have been used to make deposits into the interest funding account, the amount of finance charge collections and principal collections allocated to the collateral certificate will be reduced in later months unless the reduction in the Invested Amount is reimbursed from Excess Finance Charge Collections.

The indenture trustee has appointed Citibank as the indenture trustee’s agent to make the allocations of principal collections described above.

Targeted Deposits of Finance Charge Collections to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account with finance charge collections and other amounts that are to be treated as finance charge collections will be equal to the sum of the interest funding account deposits targeted to be made for each class or subclass of notes. These requirements are set forth below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month. A supplement to this prospectus for a class or subclass of notes may specify additional or different monthly deposits. Notes other than the notes offered by this prospectus may have different targeted deposits.

•

Interest Payments not Covered by a Derivative Agreement.    If a class or subclass of notes provides for interest payments that are not covered by a derivative agreement, the deposit targeted for that class or subclass of notes for any month will be equal to the amount of interest accrued on the outstanding dollar principal amount of that class or subclass, during the period from the prior Monthly Interest Date—or the date of issuance of that class or subclass for the determination for the first Monthly Interest Date—to the first Monthly Interest Date after the end of the month. If a class or subclass of notes provides for interest payments that are partially covered by a derivative agreement—for example, an interest rate cap—the deposit targeted for that class or subclass for any month will be computed in the same manner, but will be reduced by the amount of the payment for interest received from the derivative counterparty.

•	Notes with Performing Derivative Agreements. If a class or subclass of U.S. dollar notes or foreign currency notes has a Performing derivative agreement for interest that provides for monthly payments to the applicable derivative counterparty, the deposit targeted for that class or subclass of notes is equal to the amount required to be paid to the applicable derivative counterparty on the payment date following the end of that month.

If a class or subclass of U.S. dollar notes or foreign currency notes has a Performing derivative agreement for interest that provides for payments less frequently than monthly to the applicable derivative counterparty, the deposit targeted for that class or subclass of notes for each month is equal to the amount required to be paid to the applicable derivative counterparty on the next payment date following the end of that month taking into account the applicable interest rate and day count convention, but allocated pro rata to that month as provided in the derivative agreement, or as otherwise provided in the applicable derivative agreement.

•

U.S. Dollar Notes with Non-Performing Derivative Agreements.    If a class or subclass of U.S. dollar notes has a non-Performing derivative agreement for interest, the deposit targeted for that class or subclass for each month unless otherwise provided in the applicable derivative agreement will be equal to the amount of interest accrued on the outstanding dollar principal amount of those notes, after deducting any amounts on deposit in the applicable principal funding subaccount, during the period from the prior Monthly Interest Date to the first Monthly Interest Date after the end of that month to the extent which that interest would have been covered by the non-Performing derivative agreement.

•	Foreign Currency Notes with Non-Performing Derivative Agreements. If a class or subclass of foreign currency notes has a non-Performing derivative agreement for interest that provides for monthly payments to the applicable derivative counterparty, then the calculation of the targeted deposit is made with reference to the amount of U.S. dollars that would have been payable to the applicable derivative counterparty on the payment date following the applicable month if the derivative agreement were Performing, or as otherwise provided in the applicable derivative agreement.

If a class or subclass of foreign currency notes has a non-Performing derivative agreement for interest that provides for payments less frequently than monthly to the applicable derivative counterparty, the deposit targeted for that class or subclass of notes for each month is equal to the amount that would have been required to be paid to the applicable derivative counterparty on the next payment date following the end of that month taking into account the applicable interest rate and day count convention, but allocated pro rata to that month as provided in the derivative agreement, or as otherwise provided in the applicable derivative agreement.

•	Discount Notes. In the case of a class or subclass of discount notes, the deposit targeted for that class or subclass of notes for any month, in addition to any applicable stated interest as determined under the four items above, is the amount of accretion of principal of that class or subclass of notes from the prior Monthly Principal Date—or in the case of the first Monthly Principal Date, from the date of issuance of that class or subclass—to the first Monthly Principal Date after the end of the month.

Each of the deposits described above will be reduced proportionately for any funds on deposit in the principal funding subaccount for the applicable class or subclass of notes, for which the applicable deposit will be made to the interest funding account as described under “Deposits of Principal Funding Subaccount Earnings in Interest Funding Subaccount; Principal Funding Subaccount Earnings Shortfall.”

In addition, for each month each of the following deposits will be targeted to be made to the interest funding account with finance charge collections and other amounts to be treated as finance charge collections, pro rata with the deposits described above.

•	Specified Deposits. If the applicable supplement to this prospectus for any class or subclass of notes specifies deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that class or subclass, the deposits targeted for that class or subclass each month are the specified amounts.

•	Interest on Overdue Interest. Unless otherwise specified in a supplement to this prospectus, the deposit targeted for any class or subclass of notes that has accrued and overdue interest for any month will be the interest accrued on that overdue interest. Interest on overdue interest will be computed from and including the interest payment date in that month to but excluding the interest payment date next following that month, at the rate of interest applicable to principal of that class or subclass.

If the amount of finance charge collections is not enough to make all of the deposits described above for any class of notes, then principal collections allocable to subordinated classes of notes and receivables sales proceeds received by subordinated classes of notes as described under “—Sale of Credit Card Receivables” will be reallocated first, from the Class C notes of that series to the Class A notes of that series, second, from the Class C notes of that series to the Class B notes of that series, and third, from the Class B notes of that series to the Class A notes of that series, in each case, to the extent of the required subordinated amount of the senior class of notes.

Each deposit to the interest funding account will be made on the applicable Monthly Interest Date, or as much earlier as necessary to make timely deposit or payment to the applicable interest funding subaccount or derivative counterparty.

A single class or subclass of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under “—Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall.”

A class of notes that has directed the master trust to sell credit card receivables as described in “—Sale of Credit Card Receivables,” will not be entitled to receive any of the preceding deposits to be made to its interest funding subaccount from finance charge collections, other amounts to be treated as finance charge collections or reallocated principal collections.

Payments Received from Derivative Counterparties for Interest

Payments received under derivative agreements for interest on notes payable in U.S. dollars will be deposited into the applicable interest funding subaccount. Payments received under derivative agreements for interest on foreign currency notes will be made directly to the applicable paying agent for payment to the holders of those notes, or as otherwise specified in the applicable supplement to this prospectus.

Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall

Investment earnings on amounts on deposit in the principal funding subaccount for a class of notes will be deposited monthly into that class’s interest funding subaccount.

The issuance trust will notify the master trust from time to time of the aggregate amount on deposit in the principal funding account, other than with respect to classes that have directed the master trust to sell credit card receivables as described in “—Sale of Credit Card Receivables.” Whenever there is any amount on deposit in any principal funding subaccount, other than with respect to classes that have directed the master trust to sell receivables, the master trust will designate an equal amount of the seller’s interest, and the finance charge collections allocable to the designated portion of the seller’s interest will be applied as follows: Each month the issuance trust will calculate the targeted amount of principal funding subaccount earnings for each class or subclass of notes, which will be equal to the amount that the funds on deposit in each principal funding subaccount would earn at the interest rate payable by the issuance trust—taking into account payments and receipts under applicable derivative agreements—on the related class or subclass of notes. As a general rule, if the amount actually earned on the funds on deposit is less than the targeted amount of earnings, then the shortfall will be made up from the finance charge collections allocated to the corresponding designated portion of the seller’s interest. A class of notes that has directed the master trust to sell credit card receivables as described in “—Sale of Credit Card Receivables,” will not be entitled to any finance charge collections from the designated portion of the seller’s interest if there is an earnings shortfall in its principal funding subaccount.

If the amount of principal funding subaccount earnings for any class or subclass of notes for any month is greater than the targeted principal funding subaccount earnings for that month, the amount of the excess will be treated as finance charge collections.

Deposits of Withdrawals from the Class C Reserve Account to the Interest Funding Account

Withdrawals made from any Class C reserve subaccount will be deposited into the applicable interest funding subaccount to the extent described under “—Withdrawals from the Class C Reserve Account.”

Allocation to Interest Funding Subaccounts

The aggregate deposit of finance charge collections and reallocated principal collections made each month to the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each class or subclass of notes, based on the following rules:

(1)	Available Amounts Are Equal to Targeted Amounts. If the aggregate amount of finance charge collections available for deposit to the interest funding account is equal to the sum of the deposits of finance charge collections targeted by each class or subclass of notes, then that targeted amount is deposited in the interest funding subaccount established for each class or subclass.

(2)	Available Amounts Are Less Than Targeted Amounts. If the aggregate amount of finance charge collections available for deposit to the interest funding account is less than the sum of the deposits of finance charge collections targeted by each class or subclass of notes, then the amount available to be deposited into the interest funding account will be allocated to each series of notes pro rata based on the aggregate nominal liquidation amount of notes in that series.

•	For all series of notes identified as “Group 1” series, the allocation of finance charge collections is reaggregated into a single pool, and reallocated to each series, class or subclass of notes in Group 1 pro rata based on the amount of the deposit targeted by that series, class or subclass and not based on the nominal liquidation amount of notes in that series, class or subclass.

•	For all series of notes identified as in another group, the allocation of finance charge collections will be based on a rule for that group set forth in a supplement to this prospectus.

(3)	Other Funds not Reallocated. Funds on deposit in an interest funding subaccount from earlier months, funds representing interest on amounts in deposit in the related principal funding subaccount, and payments received from derivative counterparties in the current month will not be reallocated to other interest funding subaccounts. These funds remain in the interest funding subaccount into which they were deposited until they are withdrawn to be paid to the applicable noteholder or derivative counterparty.

The principal collections deposited into the interest funding account will be allocated to each class or subclass of Class A notes and Class B notes based on the amount of the deposit targeted by that class or subclass. However, these deposits are limited to the extent described under “—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series” and “—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.”

Withdrawals from Interest Funding Account

After giving effect to all deposits and reallocations of funds in the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made, but in no event more than the amount on deposit in the applicable interest funding subaccount. A class or subclass of notes may be entitled to more than one of the following withdrawals in a particular month. Notes other than the notes offered by this prospectus may be entitled to different withdrawals.

(1)	Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Interest. On each applicable interest payment date for each class or subclass of U.S. dollar notes, an amount equal to interest due on the applicable class or subclass of notes on the applicable interest payment date will be withdrawn from that interest funding subaccount and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus.

(2)	Withdrawals for Discount Notes. On each applicable Monthly Principal Date, with respect to each class or subclass of discount notes, an amount equal to the amount of the accretion of principal of that class or subclass of notes from the prior Monthly Principal Date, or in the case of the first Monthly Principal Date, the date of issuance of that class or subclass, to the applicable Monthly Principal Date will be withdrawn from that interest funding subaccount and invested in the collateral certificate, or as otherwise provided in the applicable supplement to this prospectus.

(3)	Withdrawals for Notes with Performing Derivative Agreements for Interest. On each date on which a payment is required under the applicable derivative agreement, or a date specified in the applicable supplement to this prospectus, with respect to any class or subclass of notes that has a Performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from that interest funding subaccount and paid to the applicable derivative counterparty, or as otherwise provided in the applicable supplement to this prospectus.

(4)	Withdrawals for Notes with Non-Performing Derivative Agreements for Interest in U.S. Dollars. On each interest payment date, or a date specified in the applicable supplement to this prospectus, for a class or subclass of U.S. dollar notes that has a non-Performing derivative agreement for interest, an amount equal to the amount of interest payable on that interest payment date will be withdrawn from that interest funding subaccount and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus.

(5)	Withdrawals for Notes with Non-Performing Derivative Agreements for Foreign Currency Interest. On each interest payment date with respect to a class or subclass of foreign currency notes that has a non-Performing derivative agreement for interest, or a date specified in the applicable supplement to this prospectus, an amount equal to the amount of U.S. dollars necessary to be converted at the applicable exchange rate to pay the foreign currency interest due on that class or subclass of notes on the interest payment date will be withdrawn from that interest funding subaccount and converted to the applicable foreign currency at the applicable exchange rate and paid to the applicable paying agent. Any excess U.S. dollar amount will be retained on deposit in the applicable interest funding subaccount to be applied to make interest payments on later interest payment dates, or as otherwise provided in the applicable supplement to this prospectus.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits and reallocations, then the amounts on deposit in the interest funding account will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made.

After payment in full of any class or subclass of notes, any amount remaining on deposit in the applicable interest funding subaccount will be treated as finance charge collections.

Targeted Deposits of Principal Collections to the Principal Funding Account

The aggregate amount targeted to be deposited into the principal funding account in any month will be the sum of the following amounts. If a single class or subclass of notes is entitled to more than one of the following deposits in any month, the deposit targeted for that month will be the highest of the targeted amounts for that month, plus any shortfall in the targeted deposit from any prior month, but not more than the nominal liquidation amount of that class of notes. These requirements are set forth below. A supplement to this prospectus for a class or subclass of notes may specify additional or different monthly deposits. Notes other than the notes offered by this prospectus may have different targeted deposits.

(1)	Expected Principal Payment Date. With respect to the last month before the expected principal payment date of a class or subclass of notes, and each following month, the deposit targeted for that class or subclass of notes with respect to that month is equal to the aggregate nominal liquidation amount of that class or subclass of notes.

(2)	Budgeted Deposits. Each month beginning with the twelfth month before the expected principal payment date of a class or subclass of Class A notes, the deposit targeted to be made into the principal funding subaccount for that class or subclass will be the monthly accumulation amount for that class or subclass specified in the applicable supplement to this prospectus or, if no amount is specified, equal to, in the case of a single issuance series, one-eleventh, and in the case of a multiple issuance series, one-twelfth, of the projected outstanding dollar principal amount of that class or subclass of notes as of its expected principal payment date, after deducting any amounts already on deposit in the applicable principal funding subaccount.

The issuance trust may postpone the date of the targeted deposits under the previous sentence. If the issuance trust and the master trust determine that less than eleven months or twelve months, as applicable, would be required to accumulate the principal collections necessary to pay a class of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under the master trust, and after taking into account all of the other expected payments of principal of master trust investor certificates and notes to be made in the next eleven months or twelve months, as applicable, then the start of the accumulation period may be postponed each month by one month, with proportionately larger accumulation amounts for each month of postponement.

(3)

Prefunding of the Principal Funding Account for Senior Classes.    If the issuance trust determines that any expected principal payment date, early redemption event, event of default or other date on which principal is payable because of a mandatory or optional redemption with respect to any class or subclass of Class C notes will occur at a time when the payment of all or part of that class or subclass of Class C notes would be prohibited because it would cause a deficiency in the required subordinated amount of the Class A notes or Class B notes of the same series, the targeted deposit amount for the Class A notes and Class B notes of that series will be an amount equal to the portion of the nominal liquidation amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of that class of Class C notes.

If the issuance trust determines that any expected principal payment date, early redemption event, event of default or other date on which principal is payable because of a mandatory or optional redemption with respect to any Class B notes will occur at a time when the payment of all or part of that class or subclass of Class B notes would be prohibited because it would cause a deficiency in the required subordinated amount of the Class A notes of that series, the targeted deposit amount for the Class A notes of that series will be an amount equal to the portion of the nominal liquidation amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of that class of Class B notes.

Prefunding of the principal funding subaccount for the senior classes of a series will continue until

•	enough notes of senior classes of that series are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordinated amount of the outstanding senior notes; or

•	in the case of multiple issuance series, new classes of subordinated notes of that series are issued so that the subordinated notes that are payable are no longer necessary to provide the required subordinated amount of the outstanding senior notes; or

•	the principal funding subaccounts for the senior classes of notes of that series are prefunded so that none of the subordinated notes that are paid are necessary to provide the required subordinated amount.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and treated as principal collections for allocation to other classes of notes as described in “Deposit and Application of Funds— Allocation of Principal Collections to Accounts,” or reinvested in the collateral certificate.

If any class of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to senior noteholders of that class and deposits to pay the notes will continue as necessary to pay that class.

(4)	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any class or subclass of notes has been accelerated after the occurrence of an event of default during that month, or if any class or subclass of notes is required to be redeemed following an early redemption event or other optional or mandatory redemption, the deposit targeted for that class or subclass of notes with respect to that month is equal to the nominal liquidation amount of that class or subclass of notes.

Payments Received from Derivative Counterparties for Principal

It is unlikely that any class or subclass of U.S. dollar notes will have a derivative agreement for principal. Payments received under derivative agreements for principal of foreign currency notes will be made directly to the applicable paying agent for payment to the holders of the applicable class or subclass of notes, or as otherwise specified in the applicable supplement to this prospectus.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent described under “—Withdrawals from the Class C Reserve Account.”

Deposits of Proceeds of the Sale of Credit Card Receivables

The net proceeds of the sale of any credit card receivables by the master trust that are received by the issuance trust will be deposited into the applicable principal funding subaccount. See “—Sale of Credit Card Receivables.”

Reallocation of Funds on Deposit in the Principal Funding Subaccounts

Funds on deposit in the principal funding account each month will be allocated, and a portion deposited in the principal funding subaccount established for each class or subclass of notes, based on the following rules:

(1)	Deposits Equal Targeted Amounts. If the aggregate deposit to the principal funding account is equal to the sum of the deposits targeted by each class or subclass of notes, then the targeted amount is deposited in the principal funding subaccount established for each class or subclass.

(2)	Deposits Are Less Than Targeted Amounts. If the amount on deposit in any principal funding subaccount for a class of Class A notes of a series is less than the sum of the deposits targeted with respect to that class, other than the amount targeted for deposit with respect to an optional redemption of that class to the extent specified in the applicable supplement to this prospectus, then amounts on deposit or to be deposited in the principal funding subaccounts established for Class B notes and Class C notes for that series will be reallocated to make the targeted deposit into the Class A principal funding subaccount, to be made first from the Class C principal funding subaccount in that series and second from Class B principal funding subaccount in that series, in each case, to the extent of the required subordinated amount of the Class A notes of that series. If more than one subclass of Class A notes of a series needs to use amounts on deposit in the principal funding subaccount for the Class B notes and the Class C notes of that series, then withdrawals will be allocated pro rata based on the nominal liquidation amounts of the classes or subclasses of Class A notes that require funding.

If the amount on deposit in any principal funding subaccount for a class of Class B notes of a series is less than the sum of the deposits targeted with respect to that class, other than the amount targeted for deposit with respect to an optional redemption of that class to the extent specified in the applicable supplement to this prospectus, then amounts on deposit or to be deposited in the principal funding subaccount established for Class C notes of that series will be reallocated to make the targeted deposit into the Class B principal funding subaccount to the extent of the required subordinated amount of the Class B Notes of that series. If more than one subclass of Class B notes of a series needs to use amounts on deposit in the principal funding subaccount for the Class C notes of that series, then withdrawals will be allocated pro rata based on the nominal liquidation amounts of the classes or subclasses of Class B notes that require funding.

See Annex III to this prospectus for a diagram of the allocation of principal collections.

(3)	Proceeds of Sales of Credit Card Receivables. Proceeds of sales of credit card receivables on deposit in the principal funding subaccount for a class of notes may not be reallocated to the principal funding subaccount for any senior class but may be reallocated to be treated as finance charge collections to pay interest on senior classes of notes of the same series or to reimburse charge-offs of principal receivables in the master trust. See “—Sale of Credit Card Receivables.”

(4)	Other Funds not Reallocated. Funds on deposit in a principal funding subaccount from withdrawals from the Class C reserve account or payments received from derivative counterparties will not be reallocated to other principal funding subaccounts.

Because the nominal liquidation amount of a class of notes is reduced by amounts on deposit in that class’s principal funding subaccount, the deposit of principal collections into the principal funding subaccount for a subordinated class of notes initially reduces the nominal liquidation amount of that subordinated class. However, if funds are reallocated from the principal funding subaccount for a subordinated class to the principal funding subaccount for a senior class of the same series, the result is that the nominal liquidation amount of the senior class, and not of the subordinated class, is reduced by the amount of the reallocation.

If the nominal liquidation amount of a subordinated class of notes has been reduced by charge-offs of principal receivables in the master trust and reallocations of principal collections to pay interest on senior classes of notes, and then reimbursed from Excess Finance Charge Collections, the reimbursed portion is no longer subordinated to notes of the senior classes of the same series that were outstanding on the date of that reimbursement. This reimbursed amount will not be reallocated to any notes that were outstanding before the date of that reimbursement. However, in a multiple issuance series, the reimbursed amount is subordinated to any notes of the senior classes of the same series that were issued after the date of that reimbursement, and may be reallocated to those notes.

Withdrawals from Principal Funding Account

After giving effect to all deposits and reallocations of funds in the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made, but in no event more than the amount on deposit in the applicable principal funding subaccount. A class or subclass of notes may be entitled to more than one of the following withdrawals in a particular month. Notes other than the notes offered by this prospectus may be entitled to different withdrawals.

(1)	Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, or a date specified in the applicable supplement to this prospectus, with respect to each class or subclass of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable class or subclass of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus.

(2)	Withdrawals for Notes with Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement, or a date specified in the applicable supplement to this prospectus, with respect to any class or subclass of notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty, or as otherwise provided in the applicable supplement to this prospectus.

(3)	Withdrawals for Foreign Currency Notes with Non-Performing Derivative Agreements for Principal. On each principal payment date with respect to a class or subclass of foreign currency notes that has a non-Performing derivative agreement for principal, or a date specified in the applicable supplement to this prospectus, an amount equal to the amount of U.S. dollars necessary to be converted at the applicable exchange rate to pay the foreign currency principal due on that class or subclass of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent, or as otherwise provided in the applicable supplement to this prospectus. Any excess U.S. dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates.

(4)

Withdrawal of Prefunded Amount.    If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of Principal Collections to the Principal Funding Account— Prefunding of the Principal Funding Account for Senior Classes,” the prefunded amounts will be withdrawn from the principal funding account and treated as principal collections for allocation to other classes of notes as described in “—Allocation of Principal Collections to Accounts,” or reinvested in the collateral certificate.

(5)	Withdrawal of Proceeds of Sales of Credit Card Receivables. If a subordinated class of notes has directed the master trust to sell credit card receivables as described in “—Sale of Credit Card Receivables,” the proceeds of that sale will be withdrawn from the principal funding subaccount to the extent those proceeds are required to be treated as finance charge collections to make targeted deposits in the interest funding account as described in “—Allocation of Finance Charge Collections to Accounts” for the benefit of senior classes of the same series, and to the extent required to reimburse the master trust for credit card charge-offs allocated to the senior classes of the same series.

After payment in full of any class or subclass of notes, any amount remaining on deposit in the applicable principal funding subaccount will be treated as finance charge collections.

Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Single Issuance Series

For single issuance series, the amount of principal collections that may be reallocated from subordinated classes of notes to senior classes of the same series is limited as follows:

With respect to any Class A notes of a single issuance series, the aggregate amount of

•	all principal collections reallocated from Class C notes of that series to the interest funding subaccounts for Class A notes or Class B notes of that series; and

•	all reductions in the nominal liquidation amount of the Class C notes of that series from allocations of charge-offs of principal receivables in the master trust may not exceed the initial dollar principal amount of Class C notes for that series, plus, in the case of discount notes, accretions of principal thereon. Likewise the aggregate amount of

•	all principal collections reallocated from Class B notes of that series to the interest funding subaccounts for Class A notes of that series; and

•	all reductions in the nominal liquidation amount of the Class B notes of that series from allocations of charge-offs of principal receivables in the master trust may not exceed the initial dollar principal amount of Class B notes for that series, plus, in the case of discount notes, accretions of principal thereon.

With respect to any Class B notes of a single issuance series, the aggregate amount of

•	all principal collections reallocated from Class C notes of that series to the interest funding subaccounts for Class A notes or Class B notes of that series; and

•	all reductions in the nominal liquidation amount of the Class C notes of that series from allocations of charge-offs of principal receivables in the master trust may not exceed the initial dollar principal amount of Class C notes for that series, plus, in the case of discount notes, accretions of principal thereon.

Proceeds of the sale of credit card receivables as described under “—Sale of Credit Card Receivables” that are reallocated from a subordinated class of notes to a senior class of notes are treated the same as reallocated principal collections for purposes of computing the limits on reallocations.

Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series

For multiple issuance series, the amount of principal collections that may be reallocated from subordinated classes of notes to senior classes of the same series is limited as follows:

Limit on Reallocations to a Subclass of Class A Notes from Class C Notes.    Principal collections that would otherwise have been allocated to the Class C notes of a series may be reallocated to the interest funding subaccount for a subclass of Class A notes of the same series only to the extent, after giving effect to that reallocation, that the Class A usage of the Class C subordinated amount is not greater than the required subordinated amount of Class C notes for that subclass of Class A notes. For this purpose, Class A usage of Class C subordinated amount is equal to the sum of the following amounts:

•	the cumulative sum of principal collections previously reallocated from Class C notes of that series to the interest funding subaccount for that subclass of Class A notes.

•

plus, a portion of each reallocation of principal collections from Class C notes of that series to the interest funding subaccounts for Class B notes of that series while that subclass of Class A notes is outstanding. These amounts will be treated as usage of the Class A required subordinated amount of Class C notes pro rata based on the ratio of the Class A required subordinated amount of Class B notes to the aggregate outstanding dollar principal amount of all Class B notes of that series.

•

plus, the portion of the cumulative amount of charge-offs of principal receivables in the master trust that is treated as usage of the Class A required subordinated amount of Class C notes. This amount is equal to the sum of the following amounts, and is calculated on each day on which there is an allocation of charge-offs of principal receivables in held in the master trust:

—	the amount of charge-offs of principal receivables in the master trust that are initially allocated to that subclass of Class A notes but then reallocated to Class C notes of that series.

—	plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class B notes of that series but then reallocated to Class C notes of that series. These amounts will be treated as usage of the Class A required subordinated amount of Class C notes pro rata based on the ratio of the Class A required subordinated amounts of Class B notes to the aggregate outstanding dollar principal amount of the Class B notes of that series.

—	plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class C notes of that series. These amounts will be treated as usage of the Class A required subordinated amount of Class C notes pro rata based on the ratio of the Class A required subordinated amounts of Class C notes to the aggregate outstanding dollar principal amount of the Class C notes of that series.

Limit on Reallocations to a Subclass of Class A Notes from Class B Notes.    Principal collections that would otherwise have been allocated to the Class B notes of a series may be reallocated to the interest funding subaccount for a subclass of Class A notes of the same series only to the extent, after giving effect to that reallocation, that the Class A usage of the Class B subordinated amount is not greater than the required subordinated amount of Class B notes for that subclass of Class A notes. For this purpose, Class A usage of Class B subordinated amount is equal to the sum of the following amounts:

•	the cumulative sum of principal collections reallocated from Class B notes of that series to the interest funding subaccount for that subclass of Class A notes.

•

plus, the portion of the charge-offs of principal receivables in the master trust that is treated as usage of the Class A required subordinated amount of Class B notes. This amount is equal to the sum of the following amounts, and is calculated on each day on which there is an allocation of charge-offs of principal receivables in held in the master trust:

—	the amount of charge-offs of principal receivables in the master trust that are initially allocated to that subclass of Class A notes but then reallocated to Class B notes of that series.

—	plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class B notes of that series and not reallocated to Class C notes of that series. These amounts will be treated as usage of the Class A required subordinated amount of Class B notes pro rata based on the ratio of the Class A required subordinated amounts of Class B notes to the aggregate outstanding dollar principal amount of the Class B notes of that series.

Limit on Reallocations to a Subclass of Class B Notes from Class C Notes.    Principal collections that would otherwise have been allocated to the Class C notes of a series may be reallocated to the interest funding subaccount for a subclass of Class B notes of the same series only to the extent, after giving effect to that reallocation, that the Class B usage of the Class C subordinated amount is not greater than the required subordinated amount of Class C notes for that subclass of Class B notes. For this purpose, Class B usage of Class C subordinated amount is equal to the sum of the following amounts:

•	the cumulative sum of principal collections reallocated from Class C notes of that series to the interest funding subaccount for that subclass of Class B notes.

•	plus, a portion of each reallocation of principal collections from Class C notes of that series to the interest funding subaccounts for Class A notes of that series while that subclass of Class B notes is outstanding. These amounts will be treated as usage of the Class B required subordinated amount of Class C notes pro rata based on the ratio of the nominal liquidation amount of that subclass of Class B notes to the aggregate nominal liquidation amount of all Class B notes of that series. However, because some of the issuance trust’s Class A notes—not offered by this prospectus—do not have the benefit of subordination protection of any Class B notes, reallocations of principal collections from Class C notes to those Class A notes does not count as Class B usage of Class C subordinated amount.

•

plus, the portion of the charge-offs of principal receivables in the master trust that is treated as usage of the Class B required subordinated amount of Class C notes. This amount is equal to the sum of the following amounts, and is calculated on each day on which there is an allocation of charge-offs of principal receivables in the master trust:

—	the amount of charge-offs of principal receivables in the master trust that are initially allocated to that subclass of Class B notes but then reallocated to Class C notes of that series.

—	plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class A notes of that series but then reallocated to Class C notes of that series. These amounts will be treated as usage of the Class B required subordinated amount of Class C notes pro rata based on the ratio of nominal liquidation amount of that subclass of Class B notes to the aggregate nominal liquidation amount of the Class B notes of that series. However, because some of the issuance trust’s Class A notes—not offered by this prospectus—do not have the benefit of subordination protection of any Class B notes, charge-offs of principal receivables reallocated from those Class A notes to Class C notes do not count as Class B usage of Class C subordinated amount.

—	plus, a portion of the charge-offs of principal receivables in the master trust that are initially allocated to Class C notes of that series. These amounts will be treated as usage of the Class B required subordinated amount of Class C notes pro rata based on the ratio of the Class B required subordinated amounts of Class C notes to the aggregate outstanding dollar principal amount of the Class C notes of that series.

Proceeds of the sale of credit card receivables as described under “—Sale of Credit Card Receivables” that are reallocated from a subordinated class of notes to a senior class of notes are treated the same as reallocated principal collections for purposes of computing the limits on reallocations.

Limit on Repayments of Subordinated Classes of Single Issuance Series

In general, in the case of a single issuance series, no funds on deposit in a principal funding subaccount will be applied to pay principal of any Class B note of that series or to make a payment under a derivative agreement with respect to principal for any Class B note of that series, and no Class B note of that series held by the issuance trust, Citibank or their affiliates will be canceled, unless, immediately before giving effect to that payment or cancellation, no Class A notes of that series are outstanding. However, funds on deposit in a principal funding subaccount may be applied to pay principal of any Class B note of a single issuance series:

•

to the extent that amounts on deposit in the principal funding subaccount for the Class B notes are attributable to reimbursements of earlier reductions in the nominal liquidation amount of the Class B notes; or

•

if the Class A principal funding account has been prefunded as described in “—Targeted Deposits of Principal Collections to the Principal Funding Account— Prefunding of the Principal Funding Account for Senior Classes.”

In general, in the case of a single issuance series, no funds on deposit in a principal funding subaccount will be applied to pay principal of any Class C note of that series or to make a payment under a derivative agreement with respect to principal for any Class C note of that series, and no Class C note of that series held by the issuance trust, Citibank or their affiliates will be canceled, unless, immediately before giving effect to that payment or cancellation, no Class A or Class B notes of that series are outstanding. However, funds on deposit in a principal funding subaccount may be applied to pay principal of any Class C note of a single issuance series:

•

to the extent that amounts on deposit in the principal funding subaccount for the Class C notes are attributable to reimbursements of earlier reductions in the nominal liquidation amount of the Class C notes;

•

if the Class A and Class B principal funding subaccounts have been prefunded as described in “—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” or

•	with funds available from the applicable Class C reserve subaccount.

Limit on Repayments of Subordinated Classes of Multiple Issuance Series

In the case of a multiple issuance series, in general, no funds on deposit in a principal funding subaccount will be applied to pay principal of any note of a subordinated class of that series or to make a payment under a derivative agreement with respect to principal for any note of a subordinated class of that series, and no note of a subordinated class of that series held by the issuance trust, Citibank or their affiliates will be canceled, unless, following that payment or cancellation, the remaining available subordinated amount of notes of that subordinated class of that series is at least equal to the required subordinated amount for the outstanding notes of the senior classes of that series.

For determining whether Class B notes may be repaid or canceled while Class A notes of the same series are outstanding, the remaining available subordinated amount of Class B notes is equal to the sum of:

•

the aggregate nominal liquidation amount of all Class B notes of that series that will remain outstanding after giving effect to the repayment or cancellation of the Class B notes to be repaid or canceled in that month;

•

plus, the aggregate amount on deposit in the principal funding subaccounts for all Class B notes of that series after giving effect to the repayment or cancellation of all Class B notes that are to be repaid or canceled in that month (other than receivables sales proceeds on deposit in those subaccounts);

•

plus, the amount of Class A usage of Class B required subordinated amount in that series, as described in “—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.”

For determining whether Class C notes may be repaid or canceled while Class A notes of the same series are outstanding, the remaining available subordinated amount of Class C notes is equal to the sum of:

•

the aggregate nominal liquidation amount of all Class C notes of that series that will remain outstanding after giving effect to the repayment or cancellation of the Class C notes of that series to be repaid or canceled in that month;

•

plus, the aggregate amount on deposit in the principal funding subaccounts for all Class C notes of that series after giving effect to the repayment or cancellation of all Class C notes that are to be repaid or canceled in that month (other than receivables sales proceeds on deposit in those subaccounts);

•

plus, the amount of Class A usage of Class C required subordinated amount in that series, as described in “—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.”

For determining whether Class C notes may be repaid or canceled while Class B notes of the same series are outstanding, the remaining available subordinated amount of Class C notes is equal to the sum of:

•

the aggregate nominal liquidation amount of all Class C notes of that series that will remain outstanding after giving effect to the repayment or cancellation of the Class C notes of that series to be repaid or canceled in that month;

•

plus, the aggregate amount on deposit in the principal funding subaccounts for all Class C notes of that series after giving effect to the repayment or cancellation of all Class C notes that are to be repaid or canceled in that month (other than receivables sales proceeds on deposit in those subaccounts);

•

plus, the amount of Class B usage of Class C required subordinated amount in that series that directly benefits Class B notes of that series, as described in “—Limit on Reallocations of Principal Collections from Subordinated Classes Taken to Benefit Senior Classes of Multiple Issuance Series.”

In determining whether Class C notes of a multiple issuance series may be repaid or canceled, the remaining available subordinated amount is compared to the Class B required subordinated amount of Class C notes for the issuance of Class B notes, not the maximum subordinated amount of Class C notes that the Class B notes share with Class A notes of that series. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes—Required Subordination Protection in Multiple Issuance Series” and “—Required Subordinated Amount.”

There are exceptions to the limit on repayment of subordinated classes of a multiple issuance series described in this subheading. These are when the senior classes of notes have been prefunded as described in “—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” when Class C notes are paid with funds available from the applicable Class C reserve subaccount as described in “—Withdrawals from the Class C Reserve Account” and when the subordinated notes reach their legal maturity date.

Subordinated notes that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, will not be paid on the next following Monthly Principal Date to the extent that they are necessary to provide the required subordinated amount to senior classes of notes of the same series. If a class of subordinated notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of the same series will begin, as described in “—Targeted Deposits of Principal Collections to the Principal Funding Account.” Thereafter, the subordinated notes will be paid on following Monthly Principal Dates only if:

•

enough notes of senior classes of that series are repaid so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount of the remaining senior notes; or

•

new classes of subordinated notes of that series are issued so that the subordinated notes that are paid are no longer necessary to provide the required subordinated amount of the outstanding senior notes; or

•

the principal funding accounts of the senior classes of notes of that series are prefunded so that none of the subordinated notes that are paid are necessary to provide the required subordinated amount for senior notes of the same series; or

•	the subordinated notes reach their legal maturity date.

On the legal maturity date of a class of notes, all amounts on deposit in the principal funding subaccount for that class, after giving effect to allocations, reallocations, deposits and sales of receivables, will be paid to the noteholders of that class, even if payment would reduce the amount of subordination protection below the required subordinated amount of the senior classes of notes of that series. See “—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” “—Sale of Credit Card Receivables” and “—Final Payment of the Notes.”

Limit on Allocations of Principal Collections of All Classes or Subclasses of Notes

No principal collections will be allocated to a class or subclass of notes with a nominal liquidation amount of zero, even if the stated principal amount of that class or subclass of notes has not been paid in full. However, any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, any funds in the applicable interest funding subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that class of notes. If the nominal liquidation amount of a class of notes has been reduced due to reallocation of principal collections to pay interest on senior classes of notes or charge-offs of principal receivables in the master trust, it is possible for that class’s nominal liquidation amount to be increased by allocations of Excess Finance Charge Collections.

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will initially not be funded. The Class C reserve account will not be funded unless and until finance charge collections generated by the master trust fall below a level specified in the applicable supplement to this prospectus. The Class C reserve account will be funded each month, as necessary, from finance charge collections allocated to the collateral certificate that month after payment of fees and expenses of the master trust servicer and the indenture trustee, targeted deposits to the interest funding account, reimbursement of charge-offs of principal receivables in the master trust that are allocated to the collateral certificate and reimbursement of any deficits in the nominal liquidation amounts of the notes.

The aggregate deposit to be made to the Class C reserve account in each month from finance charge collections will be the sum of Class C reserve account deposits targeted to be made for each class or subclass of Class C notes. The amount of that deposit and the circumstances that require that deposit to be made will be set forth in the applicable supplement to this prospectus.

If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each class of Class C notes, then the amount available will first be allocated to each class that requires a deposit pro rata based on the ratio of the nominal liquidation amount of that class to the aggregate nominal liquidation amount of all Class C notes that have a targeted deposit. Any amount in excess of the amount targeted to be deposited to the Class C reserve subaccount for any class of notes will be reallocated to classes of notes that did not receive their targeted deposits as a result of the initial allocation on the same basis until all available funds are applied.

In addition, if a new issuance of notes of a multiple issuance series results in an increase in the funding deficit of the Class C reserve account for any subclass of Class C notes of that series, the issuance trust will make a cash deposit to that Class C reserve account in the amount of that increase. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes.”

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

•

Interest, Payments with Respect to Derivative Agreements for Interest and Accretion on Discount Notes.    If the amount on deposit in the interest funding subaccount for any class or subclass of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

•

Payments of Principal and Payments with Respect to Derivative Agreements for Principal.    If the amount on deposit in the principal funding subaccount for any class or subclass of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, an amount equal to the lesser of (i) the amount of the deficiency and (ii) the amount by which the nominal liquidation amount of the class or subclass of Class C notes plus funds on deposit in the applicable Class C principal funding subaccount is less than the outstanding dollar principal amount of the subclass of Class C notes will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable principal funding subaccount.

•

Amounts Treated as Finance Charge Collections.    If at any time the amount on deposit in a Class C reserve subaccount is greater than the required amount, the excess will be withdrawn and treated as finance charge collections. In addition, after payment in full of any class or subclass of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be withdrawn and treated as finance charge collections.

Sale of Credit Card Receivables

If a class of notes has an event of default and is accelerated before its legal maturity date, the master trust may sell credit card receivables—or an interest in credit card receivables if appropriate tax opinions are received—if the conditions described in “Covenants, Events of Default and Early Redemption Events—Events of Default” are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that class. Those majority holders will also have the power to determine the time of the sale, except that any sale of receivables for a subordinated class of notes will be delayed until the senior classes of notes of the same series are prefunded to such an extent that the proceeds of the receivables are sufficient to provide the required subordination protection for the non-prefunded portion of the senior classes of that series. If principal of or interest on a class of notes has not been paid in full on the legal maturity date, the sale will automatically take place on that date. There may be only one sale of credit card receivables for each class of notes.

The amount of credit card receivables sold will be up to 110% of the nominal liquidation amount of the class of notes that directed the sale to be made. The proceeds of the sale of receivables will be deposited into the principal funding account for the applicable class up to the outstanding dollar principal amount of the applicable class. Any excess will be deposited into the interest funding subaccount for that class, to be applied to future payments of interest and to reimburse withdrawals of proceeds of the sale of receivables from the principal funding subaccount of that class.

In the case of any accelerated class of Class A notes, or any class of notes that has reached its legal maturity date, or any class of notes that is not prevented from being repaid by virtue of the subordination provisions of the indenture, the master trust will sell either an ownership interest in specific principal receivables and finance charge receivables, or an amortizing undivided interest in the pool of receivables in the master trust. In any other case, the master trust will sell a undivided interest in the pool of receivables in the master trust that is initially a revolving undivided interest in the pool of receivables in the master trust, that then converts either to an ownership interest in specific receivables or to an amortizing undivided interest in receivables. In this case, the undivided interest would revolve from the date of the sale until the earlier of the legal maturity date of the affected class of notes and the date when the affected class of notes is not prevented from being paid by the subordination provisions of the indenture. While an undivided interest is revolving, the principal collections allocated to it by the master trust will be treated as principal collections that are allocated to the notes and applied as described in item second under “—Allocation of Principal Collections to Accounts” or reinvested in credit card receivables in the master trust. In the case of an amortizing undivided interest, the principal collections allocated to it by the master trust will be paid to the purchaser, and will not be available to noteholders or reinvested. For both revolving and amortizing undivided interests, the finance charge collections allocated to the undivided interest will be paid to the purchaser, and will not be available to the noteholders. Both revolving and amortizing undivided interests will be reduced by a pro rata allocation of charged-off credit card receivables in the master trust.

The nominal liquidation amount of the class of notes that directed the sale to be made will be reduced to zero. No more principal collections will be allocated to that class.

The only sources of funds to pay principal of a class of notes that has directed a sale of credit card receivables will be the proceeds of the sale of receivables, receipts under derivative agreements, funds available in any applicable reserve account and funds available under item third under “—Allocation of Finance Charge Collections to Accounts” to reimburse amounts withdrawn from the principal funding subaccount of that class to provide subordination protection for senior classes of the same series. That class will not receive any further distributions of principal collections under the collateral certificate. Interest on that class of notes will be paid only with funds on deposit in that class’s interest funding subaccount, investment earnings on funds in that class’s principal funding subaccount, receipts under any derivative agreement and funds available in any applicable reserve account.

If Class A notes direct a sale of credit card receivables to be made, the proceeds will be paid out on the next Monthly Principal Date following the date of the sale. However, proceeds of a sale directed by a subordinated class of notes will not be paid before the legal maturity date of that class, to the extent those notes are necessary to provide the required subordinated amount of a senior class of notes of the same series. If a class of notes cannot be paid because of the subordination provisions of the indenture, prefunding of the principal funding subaccounts for the senior notes of the same series—which will have begun when the subordinated class had its event of default—will continue as described in “—Targeted Deposits of Principal Collections to the Principal Funding Account.” Thereafter, receivables sales proceeds will be paid to the applicable noteholders when the subordination provisions of the indenture permit, or on the legal maturity date of the applicable notes. On the legal maturity date of a subordinated class of notes, any funds on deposit in that class’s principal funding subaccount will be paid to the noteholders of that class, even if payment would reduce the amount of subordination protection below the required subordinated amount of the senior classes of that series.

So long as the proceeds of sales of credit card receivables are on deposit in the principal funding subaccount for a subordinated class of notes, those funds will be treated like principal collections for purposes of reallocations to pay interest on senior classes of notes, or to reimburse charge-offs of principal receivables in the master trust, to the extent that the nominal liquidation amount of that class would have been available for the same purposes. The proceeds of sales of credit card receivables on deposit in the principal funding subaccount for a subordinated class of notes will not be reallocated to the principal funding subaccount for a senior class if the senior classes of notes of that series have reached their expected principal payment date, or have an early redemption event, event of default or other optional or mandatory redemption, or require prefunding, or for the other purposes described under “—Targeted Deposits of Principal Collections to the Principal Funding Account.”

If a class of notes directs a sale of credit card receivables, then that class will no longer be entitled to subordination protection from subordinated classes of notes of the same series. However, the proceeds of the sale of credit card receivables on deposit in the principal funding subaccount for a subordinated class of notes continue to provide subordination protection to the senior classes of notes of the same series until the legal maturity date of the subordinated class of notes.

Classes of notes that have directed sales of credit card receivables are generally not considered to be outstanding under the indenture, including for purposes of

•	allocations of finance charge collections and principal collections,

•	computing the required subordinated amount available for new issuances of senior notes of a multiple issuance series, and

•	computing Surplus Finance Charge Collections and the weighted average interest rate of the notes.

After giving effect to a sale of receivables for a class of notes, the amount of proceeds on deposit in a principal funding subaccount may be less than the outstanding dollar principal amount of that class. This deficiency can arise if the nominal liquidation amount of that class was reduced before the sale of receivables or if the sale price for the receivables was low.

These types of deficiencies will not be reimbursed. A deficiency can also arise if proceeds on deposit in a subordinated class’s principal funding subaccount have been reallocated to pay interest on senior classes of notes or reimburse charge-offs of principal receivables in the master trust. Until the legal maturity date of a class of notes, finance charge collections under item third under “—Allocation of Finance Charge Collections to Accounts” that are available to reimburse reductions in the nominal liquidation amount of the notes will be shared pro rata to reimburse this kind of deficiency.

Final Payment of the Notes

Noteholders will not be entitled to payment of principal, or in the case of foreign currency notes, to have any payment made by the issuance trust under a derivative agreement with respect to principal, in excess of the highest outstanding dollar principal amount of that class

•	minus, any unreimbursed reductions in the nominal liquidation amount of that class from charge-offs of principal receivables in the master trust;

•	minus, any unreimbursed reallocations of principal collections to pay interest on senior classes of notes; and

•	plus, in the case of classes of Class C notes, funds in the applicable Class C reserve account.

As an exception to this rule, the proceeds of a sale of receivables following acceleration or on the legal maturity date of a class of notes will be available to the extent necessary to pay the outstanding dollar principal amount of that class on the date of the sale.

A class of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuance trust will have no further obligation or liability for principal or interest, on the earliest to occur of

•	the date of the payment in full of the stated principal amount of and all accrued interest on that class of notes;

•	the date on which the outstanding dollar principal amount of that class of notes is reduced to zero, and all accrued interest on that class of notes is paid in full; or

•	on the legal maturity date of that class of notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date.

Pro Rata Payments Within a Class or Subclass

With respect to single issuance series, all notes of a class will receive payments of principal and interest pro rata based on the outstanding dollar principal amount of each note in that class. With respect to multiple issuance series, all notes of a subclass will receive payments of principal and interest pro rata based on the outstanding dollar principal amount of each note in that subclass.

COVENANTS, EVENTS OF DEFAULT AND EARLY REDEMPTION EVENTS

Issuance Trust Covenants

The issuance trust will not, among other things

•

except as expressly permitted by the indenture or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuance trust that constitutes collateral for the notes, unless directed to do so by the indenture trustee,

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld under the Internal Revenue Code or other applicable tax law,

•	voluntarily dissolve or liquidate, or

•

permit (A) the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof except as may be created by the terms of the indenture or (C) the lien of the indenture not to constitute a valid security interest in the assets of the issuance trust that secure the notes.

The issuance trust may not engage in any activity other than the activities specified under “The Issuance Trust.” The issuance trust will not incur, assume or guarantee any indebtedness for borrowed money other than indebtedness incurred on the notes and under the indenture.

Events of Default

Each of the following events is an “event of default” for any class of notes:

•	the issuance trust’s failure, uncured after five business days, to pay interest on any note of that class when due;

•	the issuance trust’s failure to pay the stated principal amount of any note of that class on its legal maturity date;

•

the issuance trust’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, uncured 60 days after written notice by the indenture trustee or by the holders of 10% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected class—other than a covenant or warranty included in the indenture solely for the benefit of series or classes of notes other than that particular class—and that default or breach is materially adverse to those noteholders;

•	the occurrence of some events of bankruptcy, insolvency or reorganization of the issuance trust; and

•	any additional events of default specified in the applicable supplement to this prospectus for that class.

Notes other than the notes offered by this prospectus may have different events of default, to the extent acceptable to the rating agencies.

Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one class of notes will not necessarily be an event of default with respect to any other class of notes.

The occurrence of some events of default involving the bankruptcy or insolvency of the issuance trust results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any class, either the indenture trustee or the holders of more than 50% in aggregate outstanding dollar principal amount of the notes of that class may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that class.

If a class of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that class at any time thereafter will, direct the master trust to sell credit card receivables—or an interest in credit card receivables if appropriate tax opinions are received—as described in “Deposit and Application of Funds— Sale of Credit Card Receivables,” but only if at least one of the following conditions is met:

•	90% of the holders of the accelerated class of notes consent; or

•	the proceeds of the sale would be sufficient to pay all outstanding amounts due on the accelerated class of notes; or

•

the indenture trustee determines that the funds to be allocated to the accelerated class of notes, taking into account finance charge collections and principal collections allocable to the collateral certificate, payments to be received under derivative agreements and amounts on deposit in the applicable principal funding subaccount and interest funding subaccount and, in the case of Class C notes, the applicable Class C reserve subaccount is not likely to be sufficient to make payments on the accelerated notes when due, and the holders of 66 2/3% of the aggregate outstanding principal dollar amount of notes of the accelerated class consent to the sale.

If net sale proceeds of the credit card receivables would be less than the nominal liquidation amount of accelerated subordinated notes, prefunding of the principal funding subaccounts for the senior classes will begin and continue until the principal funding subaccounts have been prefunded to the extent necessary to permit the sale of the applicable credit card receivables and deposit of proceeds of the sale to the principal funding subaccount for the subordinated class. See “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior

Classes.” The sale of credit card receivables will be delayed until the prefunding is complete or until the legal maturity date of the accelerated notes.

In addition, as a condition to a sale of an undivided interest in receivables rather than an absolute ownership, the indenture trustee must obtain appropriate tax opinions.

If a sale of credit card receivables does not take place following an acceleration of a class of notes, then:

•

The issuance trust will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture.

•

Principal and interest will be paid monthly on the accelerated class of notes to the extent funds are received from the master trust and available to the accelerated class after giving effect to all allocations and reallocations and to the extent payment is permitted by the subordination provisions of the accelerated class.

•

If the accelerated notes are of a subordinated class, and subordination requirements prevent the payment of the accelerated subordinated class, prefunding of the senior classes of that series will begin, as described in “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account.” Thereafter, payment will be made to the extent described in “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Single Issuance Series” and “—Limit on Repayments of Subordinated Classes of Multiple Issuance Series.”

•

On the legal maturity date of the accelerated notes, if the notes have not been paid in full and if the notes have a nominal liquidation amount in excess of zero, the indenture trustee will direct the master trust to sell credit card receivables as described under “Deposit and Application of Funds—Final Payment of the Notes.”

The holders of a majority in aggregate outstanding dollar principal amount of any accelerated class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable state and federal law or the indenture or have a substantial likelihood of involving the indenture trustee in personal liability.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series or class of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

If an event of default occurs consisting of failure to pay principal of or interest on a class of notes in full on the legal maturity date, the issuance trust will automatically direct the master trust to sell credit card receivables on that date, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables.”

The indenture trustee has agreed, and the noteholders will by their purchase of notes be deemed to agree, that they will not at any time institute against the issuance trust, Citibank or the master trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Early Redemption Events

The issuance trust is required to redeem in whole or in part, to the extent that funds are available for that purpose, any class of notes of a series upon the occurrence of an early redemption event with respect to that class. Early redemption events include the following:

•	the occurrence of a note’s expected principal payment date;

•	each of the early amortization events applicable to the collateral certificate, as described under “The Master Trust—Early Amortization Events;”

•	mandatory prepayment of the entire collateral certificate resulting from a breach of a representation or warranty by Citibank under the pooling and servicing agreement;

•	the amount of Surplus Finance Charge Collections averaged over any three consecutive months being less than the Required Surplus Finance Charge Amount for the most recent month;

•

for any notes that are entitled to receive allocations of principal collections, the Portfolio Yield for any month is less than the weighted average interest rates for all notes of the same group as of the last day of the month, taking into account all net payments to be made or received under Performing derivative agreements;

•	the issuance trust becoming an “investment company” within the meaning of the Investment Company Act of 1940;

•	with respect to any notes that have funds on deposit in the applicable principal funding subaccount on the last day of any month, the occurrence of a PFA Negative Carry Event; or

•	any additional early redemption event specified in the applicable supplement to this prospectus.

Notes other than the notes offered by this prospectus may have different early redemption events, to the extent acceptable to the rating agencies.

The redemption price of a note so redeemed will be the outstanding dollar principal amount of that note, plus accrued interest—or, in the case of discount notes, principal accreted—but unpaid on that note to but excluding the date of redemption, which will be the next Monthly Principal Date. If the amount of principal collections and finance charge collections of credit card receivables allocable to the class of notes to be redeemed, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and, in the case of Class C notes, the Class C reserve account are insufficient to pay the redemption price in full on the next Monthly Principal Date after giving effect to subordination and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each Monthly Principal Date until the outstanding dollar principal amount of the notes plus all accrued and unpaid interest is paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

No principal collections will be allocated to a class of notes with a nominal liquidation amount of zero, even if the outstanding dollar principal amount of that class has not been paid in full. However, any funds in the applicable principal funding subaccount that are not reallocated to other classes of that series, and any funds in the applicable interest funding subaccount and, in the case of Class C notes, the Class C reserve account will still be available to pay principal of and interest on that class of notes. In addition, if Excess Finance Charge Collections are available, they can be applied to reimburse reductions in the nominal liquidation amount of that class resulting from reallocations of principal collections to pay interest on senior classes of notes, or from charge-offs of principal receivables in the master trust.

Payments on redeemed notes will be made in the same priority as described in “The Notes—Subordination of Principal.” The issuance trust will give notice to holders of the affected notes before an early redemption date.

MEETINGS, VOTING AND AMENDMENTS

Meetings

The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the issuance trust or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series or class. In any case, a meeting will be called after notice is given to holders of notes in accordance with “Notices and Reports—Notices.”

The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the notes, the series of notes or the class of notes that is to have the meeting, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

Any action or vote to be taken by the holders of a majority or larger specified percentage of the notes, any series of notes or any class of notes may be adopted by the affirmative vote of the holders of a majority or the applicable larger specified percentage in aggregate outstanding dollar principal amount of the outstanding notes, of that series or of that class, as the case may be.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

Notes held by the issuance trust, Citibank or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

Amendments to the Pooling and Servicing Agreement and Rights of Noteholders

Citibank and the master trust trustee may amend the pooling and servicing agreement and any supplement to that agreement without the consent of the master trust investor certificateholders so long as the master trust trustee receives an opinion of counsel that the amendment will not materially adversely affect the interests of the investor certificateholders and each of the rating agencies confirms that the amendment will not cause its rating assigned to any outstanding series or class to be withdrawn or reduced. Accordingly, neither the issuance trust nor any holder of any note will be entitled to vote on any such amendment.

The pooling and servicing agreement and any supplement to that agreement may also be amended with the consent of master trust investor certificateholders holding not less than 66 2/3% of the aggregate outstanding dollar principal amount of the investor certificates of all adversely affected series for the purpose of adding, changing or eliminating any provisions of the agreement or any supplement or of modifying the rights of those investor certificateholders. However, no amendment may

•

reduce the amount of, or delay the timing of, any distribution to be made to investor certificateholders or the amount available under any series enhancement without the consent of each affected investor certificateholder,

•	change the definition or the manner of calculating the interest of any investor certificate without the consent of each affected investor certificateholder,

•	reduce the percentage of investor certificateholders required to consent to any amendment without the consent of each investor certificateholder, or

•

adversely affect the rating of any series or class of investor certificates without the consent of investor certificateholders holding not less than 66 2/3% of the aggregate outstanding dollar principal amount of that series or class.

The pooling and servicing agreement provides that, for purposes of voting on or giving consents or directions with regard to matters arising under that agreement, noteholders will be deemed to be holders of investor certificates for such purposes. For purposes of any vote or consent under the pooling and servicing agreement or any giving of instructions or directions to the master trust trustee (such as upon the occurrence of a servicer default or the declaration of an early amortization event)

•	that requires action by each holder of a master trust investor certificate, each holder of a note will be treated as a holder of an investor certificate under the pooling and servicing agreement;

•	that requires action by any series of investor certificates, each series of notes will be treated as a series of investor certificates under the pooling and servicing agreement;

•	that requires action by any class of investor certificates, each subclass of notes will be treated as a class of investor certificates under the pooling and servicing agreement; and

•	any notes owned by the issuance trust, Citibank or any of their affiliates will be deemed not to be outstanding.

Amendments to the Indenture

The issuance trust and the indenture trustee may modify and amend the indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate dollar principal amount of the outstanding notes of each series affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of each outstanding note affected by the modification or amendment:

•

a change in any date scheduled for the payment of interest on any note, the expected principal payment date or legal maturity date of any note, or the date determined for any mandatory or optional redemption of any note;

•	a reduction of the stated principal amount, outstanding dollar principal amount or nominal liquidation amount of, or interest rate on, any note;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•

a reduction of the percentage in outstanding dollar principal amount of notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any supplemental indenture or for waiver of compliance with provisions of the indenture or supplemental indenture or for waiver of defaults;

•	permission is given to create any lien ranking senior to the lien of the indenture or terminate the lien of the indenture;

•	a change in any obligation of the issuance trust to maintain an office or agency in the places and for the purposes required by the indenture; or

•	a change in the method of computing the amount of principal of, or interest on, any note on any date.

The issuance trust and the indenture trustee may also amend, supplement or otherwise modify the indenture without the consent of any noteholders in any manner that would not adversely affect, in any material respect, the interests of the noteholders, including for purposes of curing ambiguities, correcting inconsistencies, and providing for the new issuances of notes. In addition, without the consent of any noteholders, the issuance trust may amend the indenture to change the amount of subordination required or available for any class of notes of a multiple issuance series, or the method of computing the amount of that subordination, so long as the issuance trust has received confirmation from each of the rating agencies that the change will not result in its rating assigned to any outstanding notes to be withdrawn or reduced.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series may waive, on behalf of the holders of all the notes of that series, compliance by the issuance trust with specified restrictive provisions of the indenture.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a class is required to waive any past default in the payment of principal of, or interest on, any note of that class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that class.

Amendments to the Trust Agreement

Citibank and the issuance trust trustee may amend the trust agreement without the consent of the noteholders so long as the indenture trustee receives an opinion of counsel that the amendment will not adversely affect in any material respect the interests of the noteholders and each of the rating agencies confirms that the amendment will not cause its rating assigned to any outstanding series or class of notes to be withdrawn or reduced. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

The trust agreement may also be amended with the consent of noteholders holding not less than 66 2/3% of the aggregate outstanding dollar principal amount of the notes of all adversely affected series for the purpose of adding, changing or eliminating any provisions of the agreement or of modifying the rights of those noteholders.

Tax Opinions for Amendments

No amendment to the indenture or the trust agreement will be effective unless the issuance trust has delivered to the indenture trustee and the rating agencies an opinion of counsel that:

•

for federal and South Dakota income and franchise tax purposes (1) the amendment will not adversely affect the characterization as debt of any outstanding series or class of master trust investor certificates issued by the master trust, other than the collateral certificate and the Series 2009 certificate, (2) the amendment will not cause a taxable event to holders of master trust investor certificates, other than the collateral certificate and the Series 2009 certificate, and (3) following the amendment, the master trust will not be an association, or publicly traded partnership, taxable as a corporation; and

•

for federal and Delaware income and franchise tax purposes (1) the amendment will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the amendment will not cause a taxable event to holders of any outstanding notes, and (3) following the amendment, the issuance trust will not be an association, or publicly traded partnership, taxable as a corporation.

NOTICES AND REPORTS

Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuance Trust’s Annual Compliance Statement

The issuance trust is required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee, to the extent required under the Trust Indenture Act of 1939, will mail each year to all registered noteholders a report concerning

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date or indebtedness owing by the issuance trust to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuance trust for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

Monthly reports will be filed with the Securities and Exchange Commission. These monthly reports will contain information regarding the following:

•	the collateral securing the notes, including the amount of principal receivables in the master trust and data regarding purchase and repayment rates and losses and delinquencies on the accounts;

•	the collateral certificate, including finance charge collections and principal collections allocable to the collateral certificate;

•

the notes, including the outstanding principal amounts of each class, balances and targeted deposits for the interest and principal funding accounts and the Class C reserve account, the enhancement amounts available to each senior class from each subordinated class, and reductions and reimbursements of the nominal liquidation amounts for each class; and

•	distributions to noteholders, including amounts and dates of distributions of interest and principal for each class.

These reports will not be sent to noteholders. See “Where You Can Find Additional Information” for information as to how these reports may be accessed.

The servicer will prepare the annual report on assessment of compliance with the servicing criteria for asset-backed securities and the annual statement of compliance required by applicable SEC regulations. In addition, an independent accounting firm will prepare an annual report that attests to, and reports on, the assessment of compliance made by the servicer. These reports and statements will be filed as exhibits to the issuance trust’s annual report on Form 10-K filed with the SEC.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “Tax Matters.”

THE SPONSOR

Citibank, N.A. is the sponsor of the master trust and the issuance trust.

Citibank (South Dakota) and Citibank (Nevada) established the master trust (originally known as the Standard Credit Card Master Trust I) on May 29, 1991, and the issuance trust on September 12, 2000. On October 1, 2006, Citibank (Nevada) merged with and into Citibank (South Dakota), with Citibank (South Dakota) as the surviving entity. On July 1, 2011, Citibank (South Dakota) merged with and into Citibank, with Citibank as the surviving entity. References to “Citibank” in this prospectus include Citibank’s predecessors, Citibank (South Dakota) and Citibank (Nevada), unless the context requires otherwise.

Citibank was originally organized on June 16, 1812, and now is a national banking association and an indirect wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As a result of the merger with Citibank (South Dakota), Citibank is one of the nation’s largest credit card issuers. As a national bank, Citibank is a regulated entity permitted to engage only in banking and activities incidental to banking. Citibank is primarily regulated by the Office of the Comptroller of the Currency.

Citibank has sponsored programs of securitization of credit card receivables since 1988 through the establishment of securitization vehicles such as the National Credit Card Trust (1988 and 1989), the Standard Credit Card Trust (1990), the Euro Credit Card Trust (1989 and 1990), the Money Market Credit Card Trust (1989) and the master trust. Citibank has also sponsored commercial paper programs, such as the DAKOTA program. In addition, Citibank sponsors a securitization trust a significant portion of whose assets consist of receivables generated in private-label and co-brand credit card accounts and which currently issues its securities through private placements. Through these and other vehicles, Citibank has sponsored the issuance of over $200 billion of credit card receivable-backed securities in more than 300 transactions.

Citibank is the servicer and the only seller into the master trust and is the sole beneficiary of the issuance trust. Citibank is also the manager of the issuance trust.

Citibank establishes the credit and risk criteria for the origination and acquisition of credit card accounts owned by it, including the accounts in the master trust. Citibank’s U.S. credit card business is described under “The U.S. Credit Card Business of Citibank” which is set forth in Annex I to this prospectus.

Citibank’s role and responsibilities as servicer of the credit card receivables in the master trust are described under “The Master Trust—The Servicer.”

RELATED PARTIES

Citibank, the sponsor and depositor of the issuance trust and the master trust, is an indirect wholly owned subsidiary of Citigroup Inc. Citigroup Global Markets Inc., which acts as an underwriter of the notes, is also an indirect wholly owned subsidiary of Citigroup Inc.

LEGAL PROCEEDINGS

Beginning in 2005, several putative class actions were filed against Citigroup Inc. and certain of its subsidiaries, including Citibank, N.A., together with Visa U.S.A. Inc., Visa International Service Association, MasterCard International Incorporated, MasterCard Incorporated and other banks and their affiliates, in various federal district courts. These actions were consolidated with other related cases in the Eastern District of New York and captioned IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT

ANTITRUST LITIGATION. The plaintiffs in the consolidated class action are merchants that accept Visa and MasterCard branded payment cards as well as membership associations that claim to represent certain groups of merchants. The pending complaint alleges, among other things, that the defendants have engaged in conspiracies to set the price of interchange and merchant discount fees on credit and debit card transactions in violation of Section 1 of the Sherman Act. The complaint also alleges additional Sherman Act and California law violations, including alleged unlawful maintenance of monopoly power and alleged unlawful contracts in restraint of trade pertaining to various Visa and MasterCard rules governing merchant conduct (including rules allegedly affecting merchants’ ability, at the point of sale, to surcharge payment card transactions or steer customers to particular payment cards). In addition, supplemental complaints filed against the defendants in the class action allege that Visa’s and MasterCard’s respective initial public offerings were anticompetitive and violated Section 7 of the Clayton Act, and that MasterCard’s initial public offering constituted a fraudulent conveyance. The plaintiffs seek injunctive relief, as well as joint and several liability for treble their damages, including all interchange fees paid to all Visa and MasterCard members with respect to Visa and MasterCard transactions in the U.S. since at least January 1, 2004. The defendants dispute that the manner in which interchange and merchant discount fees are set, or the rules governing merchant conduct, are anticompetitive. The defendants’ motions to dismiss the pending class action complaint and the supplemental complaints are pending. Also pending are the plaintiffs’ motion to certify nationwide classes consisting of all U.S. merchants that accept Visa and MasterCard branded payment cards and motions by both the plaintiffs and the defendants for summary judgment. On July 13, 2012, all parties to the putative class actions entered into a Memorandum of Understanding (MOU) setting forth the material terms of a class settlement. The settlement described in the MOU is subject to a number of conditions, including agreement on definitive documentation of the settlement, any necessary approvals by the boards of directors of the parties, defendants’ entry into settlement agreements with certain merchants that have filed separate individual actions against the Visa and MasterCard networks, and preliminary and final approval by the court. The class settlement contemplated by the MOU provides for, among other things, a total payment by all defendants to the class of $6.05 billion; a rebate to merchants participating in the class settlement of 10 basis points on interchange collected for a period of eight months by the Visa and MasterCard networks; changes to certain network rules that would permit merchants to surcharge some payment card transactions subject to certain limitations and conditions, including disclosure to consumers at the point of sale; and broad releases in favor of the defendants. The court has ordered the parties to file definitive documentation of the settlement with the court for preliminary approval no later than October 19, 2012.

Citibank (South Dakota), certain of its affiliates, Visa U.S.A. Inc., Visa International Service Association, MasterCard International Incorporated and other banks were defendants in a consolidated class action lawsuit (IN RE CURRENCY CONVERSION FEE ANTITRUST LITIGATION) in the U.S. District Court for the Southern District of New York. The action, originally brought on behalf of certain United States holders of VISA, MasterCard and Diners Club branded general purpose credit cards who used those cards since March 1, 1997 for foreign currency transactions, asserted, among other things, claims for alleged violations of (i) Section 1 of the Sherman Act, (ii) the Federal Truth-in-Lending Act, and (iii) as to Citibank (South Dakota), the South Dakota Deceptive Trade Practices Act. In July 2006, without admitting any liability, all defendants, including the Citigroup defendants, agreed to settle for a total of $336 million, subject to court approval. The Citigroup defendants’ share of the settlement, which was paid into an escrow account, was covered by existing reserves. On October 22, 2009, the District Court granted final approval of the settlement. All remaining appeals have been dismissed and the Stipulation and Agreement of Settlement have become final. On October 5, 2011, the District Court entered an order approving disbursement of the settlement fund to the class attorneys and claimants, and approving the plan for allocation among claimants.

THE MASTER TRUST

Citibank Credit Card Master Trust I is a New York common law trust formed by Citibank (South Dakota) and Citibank (Nevada) in May 1991 to securitize a portion of their portfolios of credit card receivables. The master trust is operated pursuant to a pooling and servicing agreement between Citibank, as seller and servicer, and Deutsche Bank Trust Company Americas, as trustee.

Citibank has acquired, and may acquire in the future, credit card receivables in accounts owned by its affiliates and transfer those receivables to the master trust. In addition, other affiliates of Citibank may in the future sell credit card receivables to the master trust by becoming additional sellers under the pooling and servicing agreement.

The master trust does not engage in any activity other than acquiring and holding trust assets and the proceeds of those assets, issuing series of investor certificates, making distributions and related activities.

The master trust has no employees and does not conduct unrelated business activities.

Master Trust Assets

The master trust assets consist primarily of credit card receivables arising in a portfolio of revolving credit card accounts, and collections on the accounts. Citibank sells and assigns the credit card receivables to the master trust. The receivables arise in accounts that are generated under MasterCard International, VISA or American Express programs. The accounts are originated by Citibank or one of its affiliates or purchased from other credit card issuers.

Citibank is the owner of all of the credit card accounts designated to the master trust.

Accounts designated to the master trust must meet the eligibility requirements specified in the pooling and servicing agreement. Eligible accounts are revolving credit card accounts that

•	are in existence and maintained by Citibank or one of its affiliates,

•	are payable in U.S. dollars,

•	have a cardholder who has not been identified as being involved in a voluntary or involuntary bankruptcy proceeding,

•	have not been identified as an account with respect to which the related card has been lost or stolen,

•	have not been sold or pledged to any other party except for any sale to any seller of receivables to the master trust or any of its affiliates, and

•	do not have receivables that have been sold or pledged to any other party other than any sale to a seller of receivables to the master trust.

In addition, the accounts designated to the master trust at the time of its formation in 1991 were required to be MasterCard or VISA revolving credit card accounts with a cardholder billing address located in the United States or its territories or possessions or a military address.

Citibank believes that the accounts are representative of the eligible accounts in its portfolio and that the inclusion of the accounts, as a whole, does not represent an adverse selection by it from among the eligible accounts. See “The Master Trust Receivables and Accounts” attached as Annex I to the supplement to this prospectus for financial information on the receivables and the accounts.

Citibank is compensated for the transfer of the credit card receivables to the master trust from two sources: (1) the net cash proceeds received by Citibank, as owner of the seller’s interest, from the sale to third party investors of certificates representing beneficial ownership interests in receivables held through the master trust and (2) the increase in the amount of the seller’s interest, which represents the beneficial interest in the pool of receivables retained by Citibank and not sold to third party investors.

Citibank may, at its option, designate additional credit card accounts to the master trust, the receivables in which will be sold and assigned to the master trust. This type of designation is referred to as a “lump addition.” Since the creation of the master trust, Citibank has made lump additions and may make lump additions in the future. See Annex I to the accompanying prospectus supplement for a listing of recent lump additions.

In addition, Citibank is required to make a lump addition if as of the end of any calendar week the total amount of principal receivables in the master trust is less than the greater of the following two amounts:

•	105% of the aggregate outstanding Invested Amount of the master trust investor certificates; and

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102% of the aggregate initial Invested Amount of master trust investor certificates that cannot increase in Invested Amount plus 102% of the aggregate outstanding Invested Amount of master trust investor certificates that can increase in Invested Amount.

Citibank may reduce the foregoing percentages if certain conditions are satisfied, including confirmation from each rating agency that such action will not result in the reduction or withdrawal of the rating of any series or class with respect to which it is a rating agency.

After a required lump addition, the total amount of principal receivables in the master trust will be at least equal to the required amount. A lump addition may consist of

•	credit card receivables arising in eligible accounts in Citibank’s or another affiliate’s credit card portfolio,

•	credit card receivables arising in portfolios of revolving credit card accounts acquired by Citibank from other credit card issuers,

•	credit card receivables previously transferred by Citibank to other trusts formed by Citibank that have reached their maturity dates, and/or

•	credit card receivables arising in any other revolving credit card accounts of a type that has previously not been included in the accounts.

Citibank may also designate newly originated credit card accounts—or “new accounts”—to be included as accounts, if it meets the conditions in the pooling and servicing agreement. The number of new accounts designated for any quarterly period may not exceed 15% of the number of accounts as of the first day of that period, and the number of new accounts designated during any calendar year may not exceed 20% of the number of accounts as of the first day of that calendar year, unless the rating agencies otherwise consent. Since the creation of the master trust, Citibank has designated new accounts and may continue to do so in the future.

Credit card accounts designated to the master trust in the future may have different eligibility criteria and may not be accounts of the same type previously included in the master trust. Therefore, we cannot provide any assurance that additional accounts will be of the same credit quality as the accounts currently designated to the master trust. These additional accounts may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts applicable to the accounts previously designated to the master trust. These additional accounts may also have different credit limits, balances and ages. In addition, the inclusion in the master trust of additional accounts with lower periodic finance charges may reduce the Portfolio Yield of the master trust receivables.

Citibank may remove receivables relating to specified credit card accounts from the master trust by ending the designation of the credit card accounts to the master trust, if conditions in the pooling and servicing agreement are met. These conditions include:

•	the rating agencies confirm that the removal will not cause the rating assigned to any outstanding series or class of master trust investor certificates to be withdrawn or reduced, and

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Citibank delivers an officers’ certificate that Citibank reasonably believes that the removal will not (1) cause an early amortization event or a reduction of the amount of finance charge collections for any series of master trust investor certificates below the level required by the rating agencies that have rated the certificates issued by the master trust or (2) adversely affect the amount or timing of payments to investor certificateholders of any series.

Citibank intends to file with the Securities and Exchange Commission, on behalf of the master trust, a Current Report on Form 8-K with respect to any addition or removal of accounts that would have a material effect on the composition of the accounts designated to the master trust.

Citibank—and any affiliate that owns accounts designated to the master trust—has the right to change or terminate any terms, conditions, services or features of the accounts, including increasing or decreasing periodic finance charges or minimum payments.

Citibank has agreed—and each affiliate that owns accounts designated to the master trust will agree—that, except as otherwise required by law or it deems necessary to maintain its credit card business on a competitive basis, it will not take actions that reduce the Portfolio Yield on the receivables in the master trust to be less than the sum of

•	the weighted average certificate rate of each class of investor certificates of each series, and

•	the weighted average of the net servicing fee rate allocable to each class of investor certificates of each series.

In addition, Citibank has agreed—and each affiliate that owns accounts designated to the master trust will agree—that, unless required by law, it will not reduce the Portfolio Yield to less than the highest certificate rate for any outstanding series or class of master trust investor certificates. Citibank has also agreed—and each affiliate that owns accounts designated to the master trust will agree—that it will change the terms relating to the credit card accounts designated to the master trust only if that change is made applicable to a comparable segment of the portfolio of accounts with similar characteristics owned or serviced by it, and not only to the accounts designated to the master trust.

On the issuance date for a series of master trust investor certificates and on the date any additional accounts are designated to the master trust the sellers make representations and warranties to the master trust relating to the credit card receivables and accounts, including the following:

•	each account was an eligible account generally as of the date the receivables arising in that account were initially conveyed to the master trust,

•	each of the receivables then existing in the accounts is an eligible receivable, and

•	as of the date of creation of any new receivable, that receivable is an eligible receivable.

Eligible receivables are credit card receivables

•	that have arisen under an eligible account,

•	that were created in compliance in all material respects with all requirements of law and pursuant to a credit card agreement that complies in all material respects with all requirements of law,

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with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of that receivable or the execution, delivery and performance by Citibank or by the original credit card issuer, if not Citibank, of the related credit card agreement have been duly obtained or given and are in full force and effect,

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as to which at the time of their transfer to the master trust, the sellers or the master trust have good and marketable title, free and clear of all liens, encumbrances, charges and security interests,

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that have been the subject of a valid transfer and assignment from the sellers to the master trust of all the sellers’ right, title and interest in the receivable or the grant of a first priority perfected security interest in the receivable and its proceeds,

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that will at all times be a legal, valid and binding payment obligation of the cardholder enforceable against the cardholder in accordance with its terms, except for bankruptcy-related and equity matters,

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that at the time of their transfer to the master trust, have not been waived or modified except as permitted under the seller’s credit card guidelines and which waiver or modification has been reflected in the seller’s computer files.

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that are not at the time of their transfer to the master trust subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, other than bankruptcy-related defenses,

•	as to which the sellers have satisfied all obligations to be fulfilled at the time it is transferred to the master trust,

•	as to which the sellers have done nothing, at the time of its transfer to the master trust, to impair the rights of the master trust or investor certificateholders, and

•	that constitutes an “account” under the Uniform Commercial Code in effect in the State of South Dakota.

If the sellers breach any of these representations or warranties and the breach has a material adverse effect on the investor certificateholders’ interest, the receivables in the affected account will be reassigned to the sellers if the breach remains uncured after a specified cure period. In general, the seller’s interest will be reduced by the amount of the reassigned receivables. However, if there is not sufficient seller’s interest to bear the reduction, the sellers will be obligated to contribute funds equal to the amount of the deficiency.

Each seller also represents and warrants to the master trust that as of the issuance date for a series of investor certificates—and as of the date any additional accounts are designated to the master trust—the pooling and servicing agreement and related series supplement—or the assignment relating to the additional accounts, as applicable—create a valid sale, transfer and assignment to the master trust of all right, title and interest of the seller in the receivables or the grant of a first priority perfected security interest in those receivables under the Uniform Commercial Code. If a seller breaches this representation and warranty and the breach has a material adverse effect on the investor certificateholders’ interest, the master trust trustee or the holders of the investor certificates may direct the seller to accept the reassignment of the receivables in the master trust. The reassignment price will generally be equal to the aggregate invested amount of all series of investor certificates, including the collateral certificate, issued by the master trust, plus accrued and unpaid interest on those certificates.

We cannot assure that all of the credit card accounts designated to the master trust will continue to meet the eligibility requirements that were satisfied upon their inclusion in the master trust throughout the life of the master trust.

The Series 2009 Certificate

Pursuant to a supplement to the pooling and servicing agreement dated May 1, 2009, the master trust issued a new certificate of beneficial interest (the “Series 2009 certificate”) to the seller in order to provide credit enhancement to the collateral certificate and the notes. The Series 2009 certificate has a fluctuating principal amount which will generally equal 7.66865% of the Invested Amount of the collateral certificate (which equals the aggregate nominal liquidation amount of all of the issuance trust’s notes).

In addition to the collateral certificate and the Series 2009 certificate, other master trust certificates may be issued from time to time. See “The Master Trust—Allocation of Collections, Losses and Fees.” No master trust certificates other than the collateral certificate and the Series 2009 certificate are currently outstanding.

The following discussion summarizes the way in which the Series 2009 certificate provides credit enhancement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Series 2009 supplement to the pooling and servicing agreement and the Series 2009 certificate.

The Series 2009 certificate is subordinated to the collateral certificate. With respect to any monthly period, to the extent that the amount of charge-offs of principal receivables allocated to the collateral certificate exceeds the amount of finance charge collections allocated to the holder of the collateral certificate, minus the sum of following amounts with respect to the collateral certificate: (a) the aggregate amount of the servicer interchange for such period, (b) accrued and unpaid fees and expenses and other amounts due to the indenture trustee, (c) the amount of targeted deposits into the interest funding account and (d) monthly servicing fees, then the excess amount is treated as an “uncovered collateral certificate default amount” and an amount of principal collections allocated to the Series 2009 certificate equal to the lesser of the uncovered collateral certificate default amount and the Series 2009 required subordinated amount will be reallocated to the collateral certificate to cover the deficiency. The principal collections reallocated from the Series 2009 certificate to the collateral certificate will be treated as a portion of the finance charge collections available to the issuance trust as holder of the collateral certificate.

The Series 2009 required subordinated amount is currently equal to 7.66865% of the Invested Amount of the collateral certificate. After the first monthly period with respect to which principal collections are reallocated to the collateral certificate, the Series 2009 required subordinated amount will be equal to 7.66865% of the Invested Amount of the collateral certificate immediately prior to such first reallocation, minus the cumulative amount of the Series 2009 reallocated principal collections, plus 7.66865% of any increases in the Invested Amount of the collateral certificate after such first reallocation date, minus 7.66865% of any decreases in the Invested Amount of the collateral certificate after such first reallocation date. The Series 2009 required subordinated amount and its method of calculation may be changed at any time by the seller with the consent of the Series 2009 certificateholders but without the consent of any other investor certificateholders, subject to confirmation from each of the rating agencies that such change will not cause its rating assigned to any outstanding investor certificates or notes to be withdrawn or reduced.

The legal maturity date of the Series 2009 certificate is the distribution date that is 24 months after the Series 2009 expected final payment date, which is currently the February 2013 distribution date and, thereafter, the distribution date designated by the seller from time to time, subject to confirmation from each of the rating agencies that such designation will not cause its rating assigned to any outstanding investor certificates or notes to be withdrawn or reduced. The distribution date for the Series 2009 certificate is the seventh day of each calendar month or if such seventh day is not a business day, the next succeeding business day.

On each distribution date with respect to the early amortization period, on the Series 2009 expected final payment date and on each distribution date thereafter, all amounts on deposit in the Series 2009 principal funding account, to the extent of the Series 2009 invested amount, will be distributed for payment to the Series 2009 certificateholders, except that (x) no such distribution will be made and no cancellation of the Series 2009 certificate by Citibank will be permitted, unless, after giving effect to such payment or cancellation, the Series 2009 invested amount, together with the amount of any other enhancement then available for the benefit of the collateral certificate, is at least equal to the Series 2009 required subordinated amount and (y) to the extent that the payment to the Series 2009 certificateholders of any portion of the amounts on deposit in the Series 2009 principal funding account would cause the Series 2009 invested amount, together with the amount of any other enhancement then available for the benefit of the collateral certificate, to be less than the Series 2009 required subordinated amount, such portion will be retained on deposit in the Series 2009 principal funding account and continue to be treated as investor principal collections that may be reallocated to the collateral certificate.

The Series 2009 certificate will accrue interest at a floating rate. If the Series 2009 monthly interest for the interest period applicable to any distribution date exceeds the amount which will be on deposit in the Series 2009 interest funding account on such distribution date (after giving effect to all deposits and withdrawals to be made on such date), the unpaid portion of the Series 2009 monthly interest will be treated as a Series 2009 interest shortfall and will be payable, without the accrual of any further interest thereon, on the first distribution date following such distribution date on which sufficient funds are on deposit in the Series

2009 interest funding account for the payment thereof. The failure to distribute the full amount of Series 2009 monthly interest or unpaid Series 2009 interest shortfall on any distribution date will not be an amortization event as long as all funds on deposit in the Series 2009 interest funding account are applied to the payment of such amounts.

Bankruptcy Matters Relating to the Master Trust

The master trust has been organized, and its activities are limited, to minimize the likelihood of bankruptcy proceedings being commenced against the master trust and to minimize the likelihood that there would be claims against the master trust if bankruptcy proceedings were commenced against it. The master trust has not and will not engage in any activity other than acquiring and holding master trust assets and proceeds therefrom, issuing investor certificates, making distributions and related activities. The master trust has no employees and does not conduct unrelated business activities. The obligation of the master trust trustee to make distributions pursuant to the pooling and servicing agreement and any related series supplement is limited to the extent that proceeds from the principal and finance charge receivables and other master trust assets are available to make such distributions. Finally, the pooling and servicing agreement includes a nonpetition covenant prohibiting the servicer of the master trust, the master trust trustee and each seller from initiating, or causing the master trust to initiate, a bankruptcy proceeding with respect to the master trust until after one year and one day following the termination of the master trust.

The Servicer

The pooling and servicing agreement designates Citibank to service the credit card accounts on behalf of the master trust. The servicer is required to service the accounts in accordance with customary and usual procedures for servicing credit card receivables. Its duties include billing, collecting and recording payments on the receivables, communicating with cardholders, investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions.

The servicer also deposits collections on the receivables into a collection account maintained for the master trust, calculates amounts from those collections to be allocated to each series of investor certificates issued by the master trust and prepares monthly reports. The servicer is required to deposit funds received from cardholders into the collection account within two business days of their receipt and processing. However, if Citibank has a certificate of deposit rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s, Citibank may commingle funds received from cardholders until the business day before the payment date of a class of notes.

The servicer receives a monthly fee as compensation for its servicing activities. For each series of master trust investor certificates, the servicer receives monthly compensation equal to

•	0.37% per annum of the invested amount of the investor certificates of that series so long as Citibank or an affiliate is the servicer, or 0.77% per annum if there is a different servicer,

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plus, the investor certificateholders’ portion of finance charge collections that is attributable to interchange up to a maximum amount equal to 1.50% per annum of the invested amount of the investor certificates of that series.

The compensation paid to the servicer may be changed at any time by the servicer, the seller and the master trust trustee upon compliance with the conditions described under “Meetings, Voting and Amendments—Amendments to the Pooling and Servicing Agreement and Rights of Noteholders.”

The servicer’s fee is paid from finance charge collections allocated to each series of master trust certificates before the finance charge collections are allocated to the collateral certificate or the notes. The servicer is responsible to pay from its servicing compensation expenses of the master trust, including the fees and expenses of the master trust trustee and independent accountants. See Annex IV to this prospectus for a table describing the fees and expenses payable from finance charge collections.

The servicer indemnifies the master trust, the master trust trustee and its directors, officers and agents for any losses sustained by reason of any acts or omissions of the servicer with respect to the master trust pursuant to the pooling and servicing agreement. Indemnification pursuant to the pooling and servicing agreement will not be payable from the master trust assets. Except for that indemnity, neither the servicer nor any of its directors, officers, employees or agents will be liable to the master trust, the master trust trustee, the certificateholders (including the issuance trust as holder of the collateral certificate) or any other person for any action or omission in good faith in its capacity as servicer under the pooling and servicing agreement. However, the servicer will not be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its reasonable judgment may expose it to any expense or liability.

The servicer may consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety if the surviving entity, if other than the servicer:

•	is organized and existing under the laws of the United States of America or any state or the District of Columbia;

•	is a savings and loan association, a national banking association, a bank or other entity which is not subject to Title 11 of the United States Code;

•	expressly assumes the covenants and obligations of the servicer;

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the servicer delivers to the master trust trustee an officer’s certificate and an opinion of counsel stating that the merger, consolidation or transfer comply with the pooling and servicing agreement and that all applicable conditions have been met;

•	the entity is an eligible servicer; and

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confirmation has been received from each rating agency that has rated any master trust investor certificates that the merger, consolidation or transfer will not result in a withdrawal or downgrade of the then current rating of those master trust investor certificates.

Servicer’s Representations, Warranties and Covenants

The servicer makes customary representations, warranties and covenants on the establishment of the master trust and on each master trust series issuance date. The representations and warranties include:

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the servicer is a national banking association existing under the laws of the United States and has, in all material respects, power and authority to conduct its credit card business and to perform its obligations under the pooling and servicing agreement;

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the servicer is qualified to do business in each jurisdiction where it is required to do so, except where it would not have a material adverse effect on its ability to perform its obligations as servicer;

•	the pooling and servicing agreement has been duly authorized by the servicer;

•	the pooling and servicing agreement constitutes a legal, valid, binding and enforceable obligation of the servicer, subject to customary bankruptcy and equitable exceptions;

•	the servicer’s performance of its obligations under the pooling and servicing agreement will not violate any law or agreement binding on the servicer or its properties;

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there are no proceedings or investigations pending or, to the best knowledge of the servicer, threatened against the servicer before any governmental authority seeking to block any of the transactions contemplated by the pooling and servicing agreement or seeking any ruling that, in the reasonable judgment of the servicer, would materially and adversely affect the performance by the servicer of its obligations; and

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all consents or approvals of any governmental authority required to be obtained by the servicer in connection with its obligations under the pooling and servicing agreement have been obtained and are in full force and effect.

The covenants require the servicer:

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to satisfy all obligations on its part under or in connection with the transferred receivables and the related accounts, to maintain in effect all qualifications required under law in order to service properly each receivable and the related account and to materially comply with all other relevant laws in connection with servicing each receivable and the related account the failure to comply with which would have a material adverse effect on the master trust;

•	to not permit any rescission or cancellation of any receivable except in accordance with its credit card guidelines or as ordered by a court of competent jurisdiction or other governmental authority;

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to take no action which, nor omit to take any action the omission of which, would impair the rights of certificateholders in any receivable or the related account, nor will it reschedule, revise or defer payments due on any receivable except in accordance with its credit card guidelines; and

•	except in connection with its enforcement or collection of an account, to take no action to cause any receivable to be evidenced by any instrument (as defined in the uniform commercial code).

If the servicer breaches the covenants set forth above with respect to any transferred receivable or the related account, and as a result, the master trust’s rights with respect to the related transferred receivables are materially adversely affected and the breach is not cured within a specified cure period, all transferred receivables in the accounts to which the breach relates will be repurchased by the servicer at a price equal to the amount of the affected receivables.

Resignation and Removal of the Servicer

The servicer may not resign from its obligations and duties, except:

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upon a determination by the servicer that performance of its duties is no longer permissible under applicable state or federal law, and there is no reasonable action that the servicer could take to make the performance of its duties so permissible; or

•	if the successor servicer is a wholly owned subsidiary of Citigroup Inc. and an eligible servicer.

An “eligible servicer” is an entity that is in the business of servicing credit card receivables, has to the satisfaction of the master trust trustee demonstrated its ability to service the master trust receivables with a high standards of skill and care, and meets net worth and ratings tests specified in the pooling and servicing agreement.

The servicer’s resignation will not become effective until a successor has assumed the servicer’s obligations and duties. The servicer may delegate any of its servicing duties to any of its affiliates that agrees to conduct such duties in accordance with the credit card guidelines and the pooling and servicing agreement, but the servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties, and such delegation will not constitute a resignation under the pooling and servicing agreement.

If the servicer defaults in the performance of its duties then the servicer may be terminated and the master trust trustee or a third party meeting the eligibility requirements specified in the pooling and servicing agreement will replace the servicer. If a successor servicer has not been appointed or has not accepted its appointment at the time when the servicer ceases to act as servicer, the master trust trustee will automatically be appointed the successor servicer. Notwithstanding the foregoing, if the master trust trustee is legally unable so to act, it will petition a court of competent jurisdiction to appoint an eligible servicer as the successor servicer.

The following events constitute servicer defaults:

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any failure by the servicer to make any payment, transfer or deposit or to give instructions or to give notice to the master trust trustee to make such payment, transfer or deposit by the date occurring five business days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be;

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failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement if the failure has a material adverse effect on the master trust which continues unremedied for a period of 60 days after notice to the servicer from the master trust trustee;

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any representation, warranty or certification made by the servicer in the pooling and servicing agreement, or in any certificate delivered pursuant to the pooling and servicing agreement, proves to have been incorrect when made if it:

—	has a material adverse effect on the rights of the master trust; and

—	continues to be incorrect in any material respect for a period of 60 days after the date on which notice, requiring the same to be remedied, has been given to the servicer by the master trust trustee, or to the servicer and the master trust trustee by certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of all certificates (or, with respect to any such representation, warranty or certification that does not relate to all series, 10% of the aggregate unpaid principal amount of all series to which such representation, warranty or certification relates); or

•	insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer.

The servicer has the benefit of an extra grace period of 10 to 60 days if the delay or failure of performance could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by a natural catastrophe, war or other force majeure.

The Master Trust Trustee

Deutsche Bank Trust Company Americas is the master trust trustee under the pooling and servicing agreement. Its principal corporate trust office is located at 60 Wall Street, Attention: Corporate Trust & Agency Services—Structured Finance Services, New York, New York 10005. It is a New York banking corporation that provides trustee services, and has served as trustee in numerous asset-backed securitization transactions and programs involving pools of credit card receivables.

Under the terms of the pooling and servicing agreement, the servicer agrees to pay to the master trust trustee reasonable compensation for performance of its duties under the pooling and servicing agreement. The master trust trustee has agreed to perform only those duties specifically set forth in the pooling and servicing agreement. Many of the duties of the master trust trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the pooling and servicing agreement, the master trust trustee’s responsibilities include the following:

•	to deliver notices, reports and other documents received by the master trust trustee, as required under the pooling and servicing agreement;

•	to authenticate, deliver and administer the master trust investor certificates;

•	to remove and reassign ineligible receivables and accounts from the master trust;

•	to maintain necessary master trust accounts;

•	to invest funds in the master trust accounts at the direction of the servicer;

•	to distribute and transfer funds at the direction of the servicer in accordance with the terms of the pooling and servicing agreement;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the master trust; and

•	to perform other administrative functions identified in the pooling and servicing agreement.

If Citibank becomes insolvent, the master trust trustee will manage the disposal of the receivables as provided in the pooling and servicing agreement.

If a servicer default occurs, in addition to the responsibilities described above, the master trust trustee may be required to appoint a successor servicer under the pooling and servicing agreement. See “Master Trust—The Servicer.” In addition, if a servicer default occurs, the master trust trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling and servicing agreement by a suit, action or other judicial proceeding.

The master trust trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust trustee was not negligent.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the master trust trustee under the pooling and servicing agreement.

The master trust trustee may resign at any time, in which event Citibank will be obligated to appoint a successor master trust trustee. The servicer may also remove the master trust trustee if (i) the master trust trustee ceases to be eligible to act as trustee under the pooling and servicing agreement, (ii) the master trust trustee becomes legally unable to act as such under the pooling and servicing agreement, or (iii) if the master trust trustee becomes bankrupt or insolvent or has a receiver or any public officer take charge or control of its property or affairs. In such circumstances, the servicer will be obligated to appoint a successor master trust trustee. Any resignation or removal of the master trust trustee and appointment of a successor master trust trustee does not become effective until acceptance of the appointment by the successor master trust trustee.

The servicer will indemnify the master trust trustee against losses, claims and expenses sustained by reason of any acts or omissions of the servicer pursuant to the pooling and servicing agreement. This indemnification is not payable from the master trust assets.

Citibank and its affiliates may enter into normal banking and trustee relationships with the master trust trustee and its affiliates.

Master Trust Issuances; Seller’s Interest

The master trust is permitted to issue multiple series of investor certificates. Each series represents an undivided ownership interest in the assets of the master trust. The terms of each series are determined at the time of issuance and are contained in a supplement to the pooling and servicing agreement.

Each of the collateral certificate—which is the issuance trust’s primary source of funds for payments on the notes—and the Series 2009 certificate are a series of investor certificates.

The ability of the master trust to issue a new series of investor certificates is limited by some conditions, including the conditions that Citibank delivers the required tax opinions, the issuance will not result in an early amortization event and the issuance will not cause the rating assigned to any outstanding series or class of investor certificates by a rating agency to be withdrawn or reduced.

The seller’s interest is the economic interest in the master trust remaining after subtracting from the aggregate economic interests in the master trust the interests represented by the collateral certificate and all other investor certificates issued by the master trust. The seller’s interest is owned by Citibank.

Allocation of Collections, Losses and Fees

Cardholder payments received each month are separated into principal collections and finance charge collections.

In general, finance charge collections, principal collections, losses and expenses are allocated to the master trust investor certificates, including the collateral certificate and the Series 2009 certificate, and to the seller’s interest as follows:

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first, collections of finance charge receivables and collections of principal receivables are allocated among the different series of certificates issued by the master trust, including the collateral certificate and the Series 2009 certificate, pro rata based on the invested amount of each series; and

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second, following the allocation to each series, collections of finance charge receivables and principal receivables are further allocated between the investors in the series and the seller’s interest on a similar basis.

There is an exception to the pro rata allocations described in the preceding paragraph. In the master trust, when the principal amount of an investor certificate other than the collateral certificate begins to amortize, a special allocation procedure is followed. In this case, collections of principal receivables continue to be allocated between investors in the series and the seller’s interest as if the invested amount of the series had not been reduced by principal collections deposited to a principal funding subaccount or paid to investors. Allocations of principal collections between the investors in a series and the seller’s interest is based on the invested amount of the series “fixed” at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors. Distributions of ongoing collections of finance charge receivables, as well as losses and expenses, however, are not allocated on this type of a fixed basis. In the case of the collateral certificate, each class of notes is treated as a separate series of investor certificates that becomes “fixed” immediately before the issuance trust begins to allocate principal collections to the principal funding subaccount for that class, whether for budgeted deposits or prefunding, or upon the occurrence of the expected principal payment date, an early redemption event, event of default or other optional or mandatory redemption.

Principal collections that are allocated to any series of master trust investor certificates, including the collateral certificate and, subject to certain subordination provisions, the Series 2009 certificate, are first used to pay any principal of those investor certificates, or in the case of the collateral certificate, the notes, if due, and any excess is then reallocated to pay principal of any other series of investor certificates that has a shortfall of principal collections. Principal collections that are not needed to pay investor certificates or notes are generally reinvested in newly generated credit card receivables.

For the application of finance charge collections and principal collections that are allocated to the collateral certificate, see “Deposit and Application of Funds.”

Early Amortization Events

An early payout of principal to master trust investor certificateholders of a series will occur under the circumstances specified in the pooling and servicing agreement. Each condition is described as an “early amortization event.” Early amortization events include:

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the failure of Citibank to (1) make any payment or deposit required under the pooling and servicing agreement or the related series supplement within five business days after the payment or deposit was required to be made or (2) observe or perform any of its other covenants or agreements in the pooling and servicing agreement or series supplement, and that failure has a material adverse effect on investors and continues unremedied for 60 days after notice;

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a breach of any representation or warranty made by Citibank in the pooling and servicing agreement or related series supplement that continues to be incorrect in any material respect for 60 days after notice;

•	the occurrence of some bankruptcy events relating to Citibank referred to as “insolvency events”;

•	the failure by Citibank to make a lump addition of credit card receivables to the master trust within five business days after the date it was required to be made;

•	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940;

•	the occurrence of a servicer default by Citibank, and

•	Citibank is unable to transfer credit card receivables to the master trust.

A series of master trust investor certificates may have additional early amortization events applicable to that series. Neither the collateral certificate nor the Series 2009 certificate has any additional amortization events applicable to it, but your notes may have early redemption events or events of default that may cause an early payment of principal of your notes.

After an early amortization event occurs, principal collections will be used to make monthly payments of principal to the master trust investor certificateholders of that series until the earlier of payment of the outstanding principal amount of the certificates of that series and its legal maturity date. See “—Optional Termination; Final Payment of Master Trust Investor Certificates.” An early amortization event for the collateral certificate is also an early redemption event for the notes. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events.”

In addition to the consequences of an early amortization event described in the preceding paragraph, if an insolvency event occurs Citibank will immediately cease to transfer credit card receivables to the master trust. After that time, the master trust trustee will sell the credit card receivables in the master trust in a commercially reasonable manner and on commercially reasonable terms unless holders of more than 50% of the unpaid principal amount of investor certificates of each class of each series including the collateral certificate and the Series 2009 certificate and each other holder, if any, of an interest in the master trust, give the master trust trustee other instructions. The proceeds of that sale or liquidation will be applied to payments on the investor certificates.

Optional Termination; Final Payment of Master Trust Investor Certificates

Citibank may repurchase the master trust investor certificates of a series—other than the collateral certificate and the Series 2009 certificate—if the invested amount of the certificates of that series is five percent or less of the initial aggregate principal amount of the investor certificates. The purchase price will be equal to the invested amount, plus accrued interest.

If the invested amount of the master trust investor certificates of a series is greater than zero on its legal maturity date, the master trust trustee will sell credit cards receivables in an amount, generally, of up to 110% of the invested amount. The net proceeds of the sale will be allocated to the investor certificates. Sale proceeds allocable to the collateral certificate will be treated as principal collections and allocated to the notes. The legal maturity date (termination date) of the collateral certificate is September 7, 2060, but may be extended from time to time by notice from the issuance trust to the master trust, with confirmation from the rating agencies that the extension will not cause the rating assigned to any outstanding series or class of investor certificates to be withdrawn or reduced and the delivery of the type of federal tax opinions needed for the issuance of a new series of notes. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes.”

TAX MATTERS

This section discusses the material U.S. federal income tax consequences to noteholders. However, the discussion is limited in the following ways:

•	The discussion only covers you if you buy your notes in the initial offering— including the initial offering of additional notes of an outstanding subclass.

•	The discussion only covers you if you hold your notes as a capital asset—that is, for investment purposes—and if you do not have a special tax status.

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The discussion does not cover tax consequences that depend upon your particular tax circumstances. You should consult your tax advisor about the consequences of holding notes in your particular situation.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

•	The discussion does not cover state, local or foreign law.

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The discussion does not cover every type of note that the issuance trust might issue. For example, it does not cover notes with an expected principal payment date within one year of issuance, foreign currency notes, or notes that are not to be characterized as debt for federal income tax purposes. If your notes are of a type not described in this discussion, additional tax information will be provided in the applicable supplement to this prospectus.

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The discussion does not apply to the initial issuance of a new subclass of notes issued at more than a small discount from their stated principal amount. More precisely, the discussion applies only if the discount is less than 1/4% times the number of full years from the issue date to the expected principal payment date of the notes. This discount is referred to as “de minimis OID.” If the discount on the initial issuance of a new subclass of notes exceeds this de minimis amount, the original issue discount (OID) rules of the Internal Revenue Code will apply and additional information will be provided in a supplement to this prospectus.

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There is no authority concerning many of the tax issues concerning the issuance trust and the notes. We have not requested a ruling from the Internal Revenue Service on the tax consequences of owning the notes. As a result, the Internal Revenue Service could disagree with portions of this discussion.

Because of these limitations, and because of the uncertainties described under “—Other Possible Tax Characterizations,” we strongly encourage you to consult your tax advisor before purchasing notes.

Tax Characterization of the Notes

It is a condition to the issuance of new notes of a series, class or subclass that either the issuance trust must deliver to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes the newly issued notes will be properly characterized as debt or the Threshold Conditions must be satisfied. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes.” Accordingly, Cravath, Swaine & Moore LLP, special federal tax counsel to Citibank and the issuance trust, referred to in this capacity as “tax counsel,” is of the opinion that the notes are properly characterized as indebtedness for federal income tax purposes. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt of Citibank for U.S. federal, state and local income and franchise tax purposes. Citibank agrees to treat the notes in the same manner for these purposes, although it will treat the notes as equity for some nontax purposes.

Tax Characterization of the Issuance Trust

It is a condition to the issuance of new notes of a series, class or subclass that either the issuance trust must deliver to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes the issuance trust will not be an association, or publicly traded partnership, taxable as a corporation following the new issuance or the Threshold Conditions must be satisfied. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes.” Accordingly, tax counsel is of the opinion that the issuance trust will not be an association—or publicly traded partnership—taxable as a corporation for federal income tax purposes. As a result, the issuance trust will not have to pay federal income tax.

The precise tax characterization of the issuance trust for federal income tax purposes is not certain. Citibank intends that the issuance trust be disregarded and treated as merely holding assets on behalf of Citibank as collateral for notes issued by Citibank. On the other hand, the issuance trust could be viewed as a separate entity for tax purposes, probably a partnership, issuing its own notes. This distinction, however, should not have a significant tax effect on noteholders except as stated under “—Other Possible Tax Characterizations.”

U.S. and Non-U.S. Noteholders

Many of the tax consequences of your owning notes depend upon whether you are a “U.S. noteholder” or a “non-U.S. noteholder.”

A “U.S. noteholder” is (a) an individual U.S. citizen or resident alien; (b) a corporation, or entity taxable as a corporation for U.S. federal income tax purposes, that was created under U.S. law, whether federal or state; or (c) an estate or trust that must pay U.S. federal income tax on its worldwide income.

A “non-U.S. noteholder” is a person or entity that is not a U.S. noteholder.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

Tax Consequences to U.S. Noteholders

Interest

Unless the OID rules apply as described in the next paragraph:

•	If you are a cash method taxpayer—which includes most individual noteholders— you must report interest on the notes in your income when you receive it.

•	If you are an accrual method taxpayer, you must report interest on the notes in your income as it accrues.

Possible OID on the Notes

Your notes might be treated as having OID, even if they satisfy the requirement for de minimis OID described in the seventh bullet point under “—Tax Matters.” This result could arise in two ways:

•	Interest on your notes is not paid in full on a scheduled payment date. Your notes might then be treated as having OID from that date until their principal is fully paid.

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All notes might have OID from their date of issuance, because interest is only payable out of specified cash flows allocated to the collateral certificate. However, Citibank intends to take the position that OID does not arise under this rule.

If your note has OID, all interest on the note would be taxable in accordance with the rules for accruing OID. In general, there would not be a significant adverse effect on you. However:

•	You would have to report interest income on the note as it accrues rather than when it is paid, even if you are on the cash method of accounting.

•	If the note was issued at a small discount from its face amount—that is, with de minimis OID—you would have to accrue that discount into income over the life of the note.

Premium and Discount

If you buy a note for more than its stated principal amount—disregarding accrued interest that you pay—the excess amount you pay will be “bond premium.”

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You can elect to use bond premium to reduce your taxable interest income from your note. Under the election, the total premium will be allocated to interest periods, as an offset to your interest income, on a “constant yield” basis over the life of your note. Under this rule, there is a smaller offset in the early periods and a larger offset in the later periods.

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You make this election on your tax return for the year in which you acquire the note. If you make the election, it automatically applies to all debt instruments with bond premium that you own during that year or that you acquire at any time thereafter, unless the Internal Revenue Service permits you to revoke the election.

You may be subject to the “market discount” rules of the Internal Revenue Code if you buy a note in an offering for less than its principal amount, and either:

•	you buy the note in the initial offering of a subclass of notes and you pay less than the initial offering price, or

•	you buy the note in an offering of additional notes of an outstanding subclass and you pay less than the initial offering price when the subclass was originally issued.

The market discount rules apply as follows:

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Market discount is the excess of the principal amount of a note over your purchase price. However, market discount is disregarded under a de minimis rule if it is less than  1/4% of the principal amount multiplied by the number of full years from your purchase date to the expected principal payment date of the note.

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You are not required to accrue market discount into income on a current basis, although you can elect to do so. Unless you elect to do so, you may have ordinary income—to the extent of the accrued market discount— on your sale, retirement or other disposition of your note, or on your receipt of a partial principal payment on your note. In addition, if you have any indebtedness allocable to your note, a portion of your interest deduction on that debt—to the extent of accrued and untaxed market discount on the note—may be deferred.

Appropriate adjustments to tax basis are made in these situations. Noteholders in these situations should consult their tax advisors.

Sale or Retirement of Notes

On your sale or retirement of your note:

•	You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the note.

•	Your tax basis in your note is your cost, after taking into account adjustments for OID, premium and discount.

•	Your gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if you held your note for more than one year. For an individual, the maximum tax rate on long term capital gains is 15% for gains recognized before January 1, 2013. Gain equal to accrued market discount will generally be ordinary income, as discussed under “—Premium and Discount.”

•	If your note was issued at a de minimis OID, you must report that discount in your income as taxable gain on a proportionate basis as you receive principal of the note.

•	If you sell a note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the Internal Revenue Service:

•	Assuming you hold your notes through a broker or other securities intermediary, the intermediary must provide information to the Internal Revenue Service and to you on Form 1099 concerning interest, OID and retirement proceeds on your notes, unless an exemption applies. You may need to make adjustments to this information before filing your own tax return.

•	Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the Internal Revenue Service. If you are an individual, this is your social security number. You are also required to comply with other Internal Revenue Service requirements concerning information reporting.

•	If you are required to comply with these requirements but do not comply, the intermediary must withhold at a rate that is currently 28% of all amounts payable to you on the notes, including principal payments. This is called “backup withholding.” If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

•	All individual U.S. noteholders are required to comply with these requirements. Some U.S. noteholders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Other Possible Tax Characterizations

Since we are not obtaining a ruling from the Internal Revenue Service on the tax consequences of the notes, the Internal Revenue Service could disagree with the intended tax consequences or with the opinions of tax counsel described under “—Tax Characterization of the Notes” and “—Tax Characterization of the Issuance Trust.” As a result:

•	The notes might be treated as equity interests in a partnership rather than debt for tax purposes. Noteholders would then be treated as partners in a partnership, with possible adverse tax results. In particular, individual noteholders would be required to include income of the issuance trust or the master trust in their own income as it accrues rather than when it is paid, and might not be allowed a deduction for certain expenses of the issuance trust or the master trust, resulting in a greater amount of taxable income than cash received.

•	The issuance trust—and possibly the master trust—might initially or in the future be treated as a taxable corporation, with the notes treated as debt or equity in the corporation. Tax imposed on the issuance trust or the master trust could significantly reduce the amount of cash otherwise available for payment to noteholders.

Tax Consequences to Non-U.S. Noteholders

Withholding Taxes

Generally, assuming the notes are debt for federal income tax purposes—as provided in the opinion of tax counsel—no U.S. taxes are required to be withheld from payments of principal and interest on the notes.

However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements.

•	You provide a completed Form W-8BEN—or substitute form—to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a U.S. noteholder.

•	You hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. noteholder. A qualified intermediary is a bank, broker or other intermediary that (a) is either a U.S. or non-U.S. entity, (b) is acting out of a non-U.S. branch or office and (c) has signed an agreement with the Internal Revenue Service providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary.

•	The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The Internal Revenue Service notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•	An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN—or other documentary information concerning your status—to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes—the qualified intermediary will not generally forward this information to the withholding agent.

•	You (a) own 10% or more of the voting stock of Citigroup Inc., (b) are a “controlled foreign corporation” with respect to Citigroup Inc., (c) are related to holders of any equity interest in the issuance trust other than Citibank, (d) are related to holders of any equity interest in the master trust other than the issuance trust or Citibank, or (e) are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments made to you will generally be reported to the Internal Revenue Service and to you on Form 1042-S. However, this reporting does not apply to you if you hold your notes directly through a qualified intermediary and the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. noteholders, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

If you sell a note or it is redeemed, you will not have to pay federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that you conduct in the U.S.

•	You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the note, and other conditions are satisfied.

•	The gain represents accrued interest or OID, in which case the rules for interest would apply.

U.S. Trade or Business

If you hold your note in connection with a trade or business that you are conducting in the U.S.:

•	Any interest on the note, and any gain from disposing of the note, generally will be taxable as income as if you were a U.S. noteholder.

•	If you are a corporation, you may be required to pay the “branch profits tax” on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

If you are an individual, no U.S. estate tax will apply to your note when you die. However, this rule only applies if, at your death, payments on the note were not connected to a trade or business that you were conducting in the U.S.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described under “—Tax Consequences to U.S. Noteholders.” Under these rules:

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Principal and interest payments you receive will be automatically exempt from the usual rules if you are a non-U.S. noteholder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the Internal Revenue Service on Form 1042-S.

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Sale proceeds you receive on a sale of your notes through a broker may be subject to these rules if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker. Information reporting, but not backup withholding, may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. You should consult your tax advisor concerning information reporting and backup withholding on a sale.

Other Possible Tax Characterizations

If the issuance trust or the master trust is treated as a taxable corporation, the tax liability of the issuance trust or the master trust could reduce the amount of cash available to noteholders. In addition, if your notes are characterized as equity rather than debt for federal income tax purposes, there could be material adverse tax consequences to you. For example:

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If your notes were equity interests in a partnership, (a) 30% U.S. withholding tax might apply to the gross amount of income of the issuance trust allocable to you, or (b) you might have to file a tax return in the U.S. and pay tax on your share of net income of the issuance trust as if that income were your U.S. business income. A corporate noteholder might also be required to pay the “branch profits tax.”

•	If your notes are equity interests in a corporation, all interest payable to you might be treated as a dividend subject to 30% withholding tax, or a lower rate provided for dividends by a tax treaty.

Non-U.S. noteholders should consult their tax advisors concerning these risks.

European Union Tax Reporting and Withholding

Directive 2003/48/EC of the Council of the European Union, relating to the taxation of savings income, became effective on July 1, 2005. Under this directive, if a paying agent for interest on a debt claim is resident in one member state of the European Union and an individual who is the beneficial owner of the interest is a resident of another member state, then the former member state will be required to provide information (including the identity of the recipient) to authorities of the latter member state. “Paying agent” is defined broadly for this purpose and generally includes any agent of either the payor or payee. Luxembourg and Austria have opted instead to withhold tax on the interest during a transitional period (currently at the rate of 35%), subject to the ability of the individual to avoid withholding tax through voluntary disclosure of the investment to the individual’s member state. In addition, certain non-members of the European Union (Switzerland, Liechtenstein, Andorra, Monaco and San Marino), as well as dependent and associated territories of the United Kingdom and the Netherlands, have adopted equivalent measures, and some (including Switzerland) have exercised the option to apply withholding taxes as described above. Similar rules apply to interest paid to certain entities established in the European Union or in such other locations.

BENEFIT PLAN INVESTORS

Benefit plans are required to comply with restrictions under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, known as ERISA. These restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan—referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

In general, a benefit plan for these purposes includes:

•	an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees—such as a pension, profit-sharing, section 401(k) or Keogh plan;

•	an individual retirement account; and

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a collective investment fund or other entity, if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

However, a plan maintained by a government is not a benefit plan unless it is tax-qualified under the Internal Revenue Code. A fund or other entity—including an insurance company general account—considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets under these rules.

Prohibited Transactions

ERISA and the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions of specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited transactions between the benefit plan and a party in interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of Citibank and Citibank was a party in interest as to the benefit plan. A prohibited transaction could also arise if Citibank, the master trust trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuance trust or the master trust either

•	is involved in the investment decision for the benefit plan to purchase notes or

•	is otherwise a party in interest as to the benefit plan.

If a prohibited transaction might result from the benefit plan’s purchase of notes, a statutory or administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. A statutory exemption enacted as part of the Pension Protection Act of 2006 exempts certain transactions between a benefit plan and a person that is a party in interest with respect to the plan, if the person is a party in interest solely because it provides services to the plan, the person had no discretionary authority or control over the transaction and gave the plan no advice relating to the transaction, and the plan pays no more than adequate consideration. The administrative exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96-23, available to “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited transactions between the issuance trust or master trust and a party in interest

The second category of prohibited transactions could arise if

•	a benefit plan acquires notes, and

•	under a Department of Labor plan asset regulation, assets of the issuance trust or the master trust are treated as if they were plan assets of the benefit plan.

In this case, every transaction by the issuance trust or the master trust would be treated as a transaction by the benefit plan using plan assets.

If assets of the issuance trust or the master trust are treated as plan assets, a prohibited transaction could result if the issuance trust or the master trust itself engages in a transaction with a party in interest as to the benefit plan, if an exemption described above does not apply. For example, if the master trust assets are treated as assets of a benefit plan and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a nonexempt prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

As a result, if assets of the issuance trust or the master trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the statutory exemption and the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuance trust or the master trust from the prohibited transaction rules. In addition, because all the assets of the issuance trust or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulations, assets of the issuance trust or master trust would not be considered plan assets, and so this risk of prohibited transactions would not arise, if a benefit plan purchased a note that

•	was treated as indebtedness under local law, and

•	had no “substantial equity features.”

The issuance trust expects that all notes will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuance trust believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulations should not apply to cause assets of the issuance trust or the master trust to be treated as plan assets.

Investment by Benefit Plan Investors

For the reasons described in the preceding sections, benefit plans can purchase notes. However, the fiduciary of the benefit plan must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that were tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes were equity interests in a partnership and the partnership or the master trust were viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

PLAN OF DISTRIBUTION

The issuance trust may offer and sell the notes in any of three ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuance trust and Citibank.

A supplement to this prospectus will specify the terms of each offering, including

•	the name or names of any underwriters or agents,

•	the public offering or purchase price,

•	the net proceeds to the issuance trust from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuance trust, directly or through agents, solicits offers to purchase notes, the issuance trust reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuance trust may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a supplement to this prospectus, the issuance trust will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuance trust pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, will be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by them and any profit realized by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The issuance trust and Citibank may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuance trust’s notes.

Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for the issuance trust or its affiliates in the ordinary course of business.

LEGAL MATTERS

Alan R. Birnbaum, an Associate General Counsel—Capital Markets of Citigroup Inc., will pass upon the validity of the notes for the issuance trust. Cravath, Swaine & Moore LLP, New York, New York will pass upon the validity of the notes for any agents or underwriters. Cravath, Swaine & Moore LLP, New York, New York will also pass upon certain federal income tax matters for the issuance trust. Cravath, Swaine & Moore LLP, New York, New York has from time to time represented the issuance trust with respect to a variety of matters, and has also represented its affiliates in a variety of matters. Mr. Birnbaum beneficially owns, or has the right to acquire under Citigroup Inc.’s employee benefit plans, an aggregate of less than 0.01% of Citigroup Inc.’s outstanding common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities described in this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, but the registration statement includes additional information.

We will file all required annual, monthly and special reports and other information with the SEC under the name “Citibank Credit Card Issuance Trust” (CIK: 0001108348), which you may read and copy at the SEC’s Public Reference Room, 100 F Street, NW, Washington, DC 20549. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Rooms. These filings and other reports, proxy and information statements regarding issuers that file electronically with the SEC are also available to the public on the SEC’s Internet website, http://www.sec.gov.

We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any supplement to this prospectus. We incorporate by reference in this prospectus any monthly distribution reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the master trust or the issuance trust with the SEC before the termination of the offering of the notes.

You may request a copy of these SEC filings, at no cost, by writing or telephoning the issuance trust at the following address:

Citibank Credit Card Issuance Trust

c/o Citibank, N.A., as managing beneficiary

701 East 60th Street, North

Mail Code 1251

Sioux Falls, South Dakota 57117

Telephone: (605) 331-1567

We maintain a website, www.citibankcreditcardmastertrust.com, on which we make available the annual reports on Form 10-K, monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by the issuance trust with the SEC.

You should rely only on the information in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with any other information.

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of the rules and regulations of the Securities and Exchange Commission. Generally, forward-looking statements are not based on historical facts but instead represent only our beliefs regarding future events. Such statements may be identified by words such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may increase”, “may fluctuate” and similar expressions, or future or conditional verbs such as “will”, “should”, “would” and “could”. Forward-looking statements are based on our current expectations and are subject to uncertainties and changes in circumstances. Actual results may differ materially from those included in these statements as a result of certain risks and uncertainties including, but not limited to, changes in business, political and economic conditions, unemployment levels, consumer bankruptcies and inflation; competitive product and pricing pressures; technological change; the impact of current, pending or future legislation and regulation (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulatory changes affecting the securitization market); the costs, effects and outcomes of litigation; changes in fiscal, monetary, regulatory, accounting and tax policies; as well as other risks and uncertainties including, but not limited to, those described in “Risk Factors” in this prospectus. You should not put undue reliance on any forward-looking statements, which speak only as of the date on which they were made. We undertake no obligation to update forward-looking statements to reflect subsequent circumstances or events.

GLOSSARY OF DEFINED TERMS

“applicable investment category” means with respect to any investment for a trust account relating to a subclass of class A notes, class B notes or class C notes, the following ratings:

	Standard & Poor’s	Moody’s	Fitch
Class A Notes	A-1+ or AAA	P-1 or Aaa	F-1+ or AAA

Class B Notes	A or higher	A2 or higher	A or higher

Class C Notes	BBB or higher	Baa2 or higher	BBB or higher

Notwithstanding the foregoing, if funds on deposit in a trust account are for the benefit of more than one class of notes, the rating required for any investment of those funds is the rating applicable to the most senior class.

“CBNA” means Citibank, N.A.

“Eligible Investments” means:

•	obligations of, or fully guaranteed by, the United States of America;

•

demand deposits, time deposits or certificates of deposit of—or notes or bankers’ acceptances issued by—depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company is in the applicable investment category of each rating agency;

•	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each rating agency in its applicable investment category;

•	investments in money market funds rated in the applicable investment category by each rating agency or otherwise approved in writing by each rating agency;

•	demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

•

time deposits, other than as referred to in the bullet immediately above, with an entity the commercial paper of which has a credit rating from each rating agency in its applicable investment category or notes which are payable on demand issued by Citigroup Inc. or its affiliates; provided that such notes constitute Eligible Investments only for so long as the commercial paper of Citigroup Inc. or such affiliate, as the case may be, has a credit rating from each rating agency in its applicable investment category; or

•	any other investments approved in writing by each rating agency.

“Excess Finance Charge Collections” means finance charge collections that are allocated to the collateral certificate, and are not needed in the month of allocation to pay the master trust servicer’s fees and expenses, to reimburse charge-offs of principal receivables in the master trust that are allocated to the collateral certificate, to pay the indenture trustee’s fees and expenses, or to pay interest on notes.

“Invested Amount” of any investor certificate issued by the master trust, including the collateral certificate, is the fluctuating amount representing the investment of investors, other than Citibank, in the pool of credit card principal receivables in the master trust. The Invested Amount of the collateral certificate is equal to:

•	the aggregate outstanding dollar principal amount of the notes;

•	minus the amount of charge-offs of principal receivables in the master trust allocated to the collateral certificate;

•	minus the amount of reallocations of principal collections on the collateral certificate that are applied to pay interest on the notes;

•	plus the amount of Excess Finance Charge Collections that are allocated to the collateral certificate to reimburse earlier charge-offs of principal receivables and to reimburse reductions of the Invested Amount from reallocations of principal collections to pay interest on senior classes of notes; and

•	minus the aggregate amount on deposit in the principal funding account for the outstanding notes.

The Invested Amount of the collateral certificate will be increased by:

•	the initial outstanding dollar principal amount of new issuances of notes;

•	accretions of principal on discount notes; and

•	reimbursement of earlier reductions from Excess Finance Charge Collections.

The Invested Amount of the collateral certificate will be reduced by:

•	payments of principal collections to the issuance trust, including both principal collections that are allocated to pay principal of the notes and those reallocated to pay interest on the notes;

•	charge-offs of principal receivables in the master trust that are allocated to the collateral certificate; and

•	the nominal liquidation amount of any cancelled notes.

The Invested Amount of the collateral certificate will always be equal to the sum of the nominal liquidation amounts for all series and classes of notes.

“Monthly Interest Date” means with respect to any class or subclass of notes:

•	for any month in which a scheduled interest payment date occurs, the corresponding interest payment date, and

•	for any month in which no scheduled interest payment date occurs, the date in that month corresponding numerically to the next scheduled interest payment date for that class or subclass of notes, or in the case of a class of zero-coupon discount notes, the expected principal payment date for that class, unless otherwise specified in the applicable supplement to this prospectus; but

—	if there is no numerically corresponding day in that month, then the Monthly Interest Date will be the last business day of the month, and

—	if the numerically corresponding day is not a business day with respect to that class or subclass, the Monthly Interest Date will be the next following business day, unless that business day would fall in the following month, in which case the Monthly Interest Date will be the last business day of the earlier month.

“Monthly Principal Date” means with respect to any class or subclass of notes:

•	for the month in which the expected principal payment date occurs, the expected principal payment date, or if that day is not a business day, the next following business day, and

•	for any month in which no expected principal payment date occurs, the date in that month corresponding numerically to the expected principal payment date for that class or subclass of notes, unless otherwise specified in the applicable supplement to this prospectus; but

—	if there is no numerically corresponding day in that month, then the Monthly Principal Date will be the last business day of the month, and

—	if the numerically corresponding day is not a business day with respect to that class or subclass, the Monthly Principal Date will be the next following business day, unless that business day would fall in the following month, in which case the Monthly Principal Date will be the last business day of the earlier month.

“non-Performing”, with respect to a derivative agreement, means not Performing.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred, and the derivative agreement has not been terminated.

“PFA Negative Carry Event” means, with respect to any subclass of notes that has funds on deposit in its principal funding subaccount on the last day of any month, other than any proceeds of the sale of receivables as described under “Deposit and Application of Funds—Sale of Credit Card Receivables,” the amount of the designated seller’s interest described under “Deposit and Application of Funds—Deposit of Principal Funding Subaccount Earnings in Interest Funding Subaccounts; Principal Funding Subaccount Earnings Shortfall” is less than the aggregate amount of those principal funding subaccount deposits.

“Portfolio Yield” of the master trust receivables means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is the amount of collections of finance charge receivables during the immediately preceding month calculated on a cash basis after subtracting the amount of principal receivables that were charged off as uncollectible in that month (net of recoveries) and the amount of interchange allocated to the servicer in that month; and

•	the denominator of which is the total amount of principal receivables as of the last day of the immediately preceding month.

“Required Surplus Finance Charge Amount” means, for any month, an amount equal to one twelfth of

•	the Invested Amount of the collateral certificate as of the last day of the preceding month, times

•	a decimal number, which will initially equal zero but may be changed by the issuance trust provided that, if the number is to be increased, the issuance trust reasonably believes that the change will not

—	adversely affect the amount of funds available for distribution to noteholders or the timing of the distribution of those funds,

—	result in an early redemption event or event of default or

—	adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes.

“Surplus Finance Charge Collections” means, for any month, the amount of finance charge collections allocated to the collateral certificate by the master trust for that month, minus:

•	the master trust servicer’s fees and expenses for that month;

•	the indenture trustee’s fees and expenses for that month;

•	the aggregate amount of targeted deposits to be made to the interest funding account that month; and

•	the amount of charge-offs of principal receivables in the master trust allocated to the collateral certificate by the master trust for that month.

Solely for purposes of calculating Surplus Finance Charge Collections for funding the Class C reserve account, the targeted deposit to be made to the interest funding account for a class of notes that has the benefit of a Performing derivative agreement will be deemed to be the greater of the amount payable by the issuance trust under that derivative agreement or the amount that would be payable by the issuance trust if the derivative agreement were non-Performing.

“Threshold Conditions” means:

•	A rating by at least one rating agency of “AAA” for long-term Class A notes or at least “A-1+/P-1” for commercial paper Class A notes, at least “A” for Class B notes, and at least “BBB” for Class C notes, at the time of original issuance of the note.

•	The note to be issued does not have a yield (based on its initial yield in the case of a floating rate note) in excess of the yield of United States Treasury obligations for a comparable maturity plus 500 basis points.

•	The initial dollar principal amount of the class of notes to be issued is less than $500 million for Class A notes, $250 million for Class B notes, or $250 million for Class C notes.

•	The expected principal payment date of the note to be issued is no more than ten years after the issuance date for Class B and Class C notes, or twelve years after the issuance date for Class A notes.

•	The note to be issued has a single expected principal payment date on which all principal of that note is expected to be paid.

•	The legal maturity date of the note to be issued is no more than two years after its expected principal payment date.

•	Unless the expected principal payment date of the note to be issued is within one year of the issuance date, all interest on the note will be payable at least annually.

•	If interest on the note to be issued is not at a single fixed rate, it is a floating rate, reset at least annually, equal to (i) 100% of a single market-based interest index such as LIBOR, the federal funds rate, or the prime rate, (ii) plus or minus a single fixed spread, if desired, and (iii) subject to a single fixed cap and/or single fixed floor, if desired. Interest for the first period may be set at a rate approximating the rate that would be set by the formula.

•	No principal or interest payments on the note to be issued are subject to any contingencies other than, in the case of payment of principal, availability of funds and subordination.

•	The issue price of the note to be issued is at least 90% of the principal amount, and no more than 102% of the principal amount.

•	The note to be issued is in registered—not bearer—form.

•	In the case of a note which has the benefit of a derivative agreement, provisions for payments after a derivative agreement default are as described in this prospectus, and are not varied by a supplement to this prospectus.

•

At time of the issuance of the note, as to then-outstanding notes or master trust investor certificates, (i) there are no outstanding rating downgrades of notes or master trust investor certificates, and no notes or master trust investor certificates are on credit watch with negative implications by a rating agency that rates the outstanding notes or master trust investor certificates, (ii) no series or class of notes or master trust investor certificates is in early amortization or early redemption or default, or will become so solely by the passage of time, (iii) no unreimbursed draws have been made on any reserve account or cash collateral account for any note or master trust investor certificate, and (iv) the issuance trust and the master trust are not in default in payments owed to any third-party enhancer or derivative counterparty. However, clauses (i), (ii) and (iii) will not apply if (a) the event described therein is due solely to the credit of a third-party enhancer or derivative counterparty and/or the failure of that enhancer or counterparty to make payments owed by it to the issuance trust or the master trust, and (b) that derivative counterparty or third-party enhancer does not provide a derivative agreement or third-party enhancement with respect to the new issuance of notes.

•	The note to be issued has no material terms not described in this prospectus, and its subordination features, acceleration provisions and remedies are as described in this prospectus, with no variation by a supplement to this prospectus.

•	The note meets any other conditions that may be added from time to time by a rating agency then rating the notes.

Any of the foregoing conditions may be eliminated or relaxed with the consent of the rating agencies then rating the notes.

“trust monthly reporting period” means, with respect to a particular month, the period beginning on the third to last business day of the prior month through and including the fourth to last business day of that month.

ANNEX I

This annex forms an integral part of the prospectus.

THE U.S. CREDIT CARD BUSINESS OF CITIBANK

General

On July 1, 2011, Citibank (South Dakota) merged with and into Citibank, with Citibank as the surviving entity. As a result of the merger with Citibank (South Dakota), Citibank is one of the nation’s largest credit card issuers. References to “Citibank” in this Annex include Citibank’s predecessors, Citibank (South Dakota) and Citibank (Nevada), unless the context requires otherwise.

Citibank is the master trust servicer as well as the owner of all of the credit card accounts designated to the master trust. Citibank services credit card accounts at its facilities in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to interaffiliate service contracts.

Citibank has been issuing credit cards and servicing credit card accounts since the 1960s and has been servicing and performing investor reporting on securitizations of credit card receivables since 1988. As of December 31, 2011, Citibank serviced more than 109 million open credit card accounts representing more than $119 billion of receivables for credit card holders in the United States.

A significant portion of the credit card business of Citibank consists of its private label cards business, which includes private label, co-branded and other revolving credit card accounts that are not part of the accounts designated to the master trust and whose receivables are designated to another trust sponsored by Citibank.

Citibank is a member of MasterCard International, VISA and American Express payment networks. MasterCard, VISA and American Express credit cards are issued as part of the worldwide MasterCard International, VISA and American Express systems. Transactions creating the receivables through the use of those credit cards are processed through the MasterCard International, VISA or American Express authorization and settlement systems. If any system were to materially curtail its activities, or if Citibank were to cease being a member of MasterCard International, VISA or American Express, for any reason, delays in payments on the receivables and possible reductions in the amounts of receivables could occur.

The MasterCard, VISA and American Express credit card accounts owned by Citibank were principally generated through:

•	applications mailed directly to prospective cardholders;

•	applications made available to prospective cardholders at the banking facilities of Citibank, at other financial institutions and at retail outlets;

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•	applications generated by advertising on television, radio, the internet and in magazines;

•	direct mail and telemarketing solicitation for accounts on a pre-approved credit basis;

•	solicitation of cardholders of existing accounts;

•	applications through affinity and co-brand marketing programs; and

•	purchases of accounts from other credit card issuers.

Acquisition of Accounts and Use of Credit Cards

Each applicant for a credit card provides information such as name, address, telephone number, date of birth and social security number, as well as annual income and monthly mortgage or rental expense, and each application is reviewed for completeness and creditworthiness. A credit report is generally obtained from an independent credit reporting agency for each application for a new account. In the event there are discrepancies between the application and the credit report steps are taken to verify the information on the applicant before any account is opened.

The ability of an applicant for a credit card account to repay credit card balances is determined by applying income and expense information along with a credit scoring system using proprietary and externally developed models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant’s willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder’s credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including application and credit bureau data. Additionally, for existing cardholders experiential data may be utilized as part of the credit decision. FICO scores or internally generated credit scores are obtained for each applicant for an account and are one of the criteria used in Citibank’s credit analysis. From time to time the credit scoring models used for credit card accounts are reviewed, validated and redeveloped, if necessary. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant’s income, credit score and other existing accounts.

New credit card accounts are generated primarily through direct mail and internet-based channels. Acquisition offers can be either pre-approved or non pre-approved. Potential cardholders for pre-approved campaigns are identified by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet those criteria and forwards the list to a processing vendor. The processing vendor screens the list in accordance with the selected credit criteria to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved solicitation are made a firm offer of credit.

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Risk is managed at the account level through analytical techniques combined with occasional judgmental review where circumstances so warrant. Transactions are evaluated and authorized at the point of sale, where risk levels are balanced with profitability and cardholder satisfaction. In addition, cardholders’ account performance are periodically reviewed, a process that includes an examination of the cardholder’s credit report and credit score. Following such review, the use of certain accounts may be blocked or credit lines may be reduced on certain accounts. Penalty pricing may cause the annual percentage rates to be increased on certain accounts.

Under the terms of the Credit CARD Act, Citibank may not increase interest rates on existing balances unless the cardholder was at least 60 days late in making the minimum payment, and Citi provides an additional 45 days notice to the cardholder of the imposition of an increased rate on such balances.

Citibank offers both proprietary and co-branded credit cards. Co-branded credit cards involve marketing to customers of a retailer, service provider or manufacturer. The co-brand provider may play a major role in the marketing and solicitation of co-branded cards, including making applications available to prospective cardholders in appropriate locations, as well as through pre-approved solicitations.

From time to time Citibank may purchase credit card accounts from third parties. Purchased accounts are screened against criteria established at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. These criteria generally will be the same as the underwriting criteria for accounts originated by Citibank, but may be subject to variations based on the characteristics of the accounts in the acquired portfolio. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other purchased accounts remain open. The credit limits on these accounts are based initially on the limits established or maintained by the selling institution.

Each cardholder is party to a card agreement governing the use of the card and account. The agreement provides that Citibank may change the rates, fees and terms of the agreement from time to time as permitted by law. The changes may add, replace or remove provisions of the agreement. Citibank will give the cardholder advance written notice of the changes and a right to opt out to the extent required by law.

Collection of Delinquent Accounts

Generally, Citibank, as servicer, considers a credit card account delinquent if it does not receive the minimum payment due by the due date indicated on the cardholder’s statement. Personnel of Citibank and affiliated credit card processors pursuant to interaffiliate service contracts, supplemented by collection agencies and retained outside counsel, attempt to collect delinquent credit card receivables. A request for payment of overdue amounts is included on all billing statements issued after the account becomes delinquent, unless the delinquency is due to bankruptcy.

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Collection strategies are employed to prioritize collection efforts based on risk factors including, but not limited to, account performance, credit score and account balance. Generally, contact is initiated no later than 35 days after an account becomes delinquent. However, collection personnel may initiate telephone contact with cardholders whose credit card accounts are as few as five days delinquent, based on these or other risk factors. In the event that initial telephone contact fails to resolve the delinquency, ongoing efforts are made to contact the cardholder by telephone and by mail. Generally, if an account exceeds delinquency or credit limit guidelines established by credit underwriting policy, no additional extensions of credit through that account are authorized. No more than 95 days after an account becomes delinquent, the account is closed.

Depending on the cardholder’s circumstances, arrangements may be made to extend or otherwise change payment schedules. This includes reducing interest rates, ceasing the accrual of interest entirely or making other accommodations to the cardholder. In cases where a cardholder has overcome temporary financial hardship, but has shown the ability and a willingness to resume regular payments, the cardholder’s account may be returned to current status or “re-aged” even if the cardholder cannot pay the entire overdue amount. The re-aging of accounts has the effect of lowering reported delinquencies. Re-aging practices are governed by Federal Financial Institutions Examination Council guidelines. To be eligible for re-aging, the account must have been originated at least nine months earlier and the cardholder must have made the equivalent of three minimum monthly payments in the last 90 days. No account may be re-aged more than once in the last year or more than two times in the last five-year period.

The current policy of the servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent. However, some accounts may be charged off prior to such date as follows:

•

if the servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the servicer will charge off the receivables in that account not later than 30 days after the servicer receives notice (prior to a change in the servicer’s practice in September 2009, the servicer charged off the receivables in an account not later than 10 days after receipt of a bankruptcy notice);

•	accounts of deceased cardholders are charged off within 60 days of notification or after all collection efforts are exhausted, whichever is earlier; and

•	fraudulent accounts or receivables are charged off within 90 days after notification that the applicable account or receivable is fraudulent.

When accounts are charged off, they are written off as losses in accordance with the credit card guidelines, and the related receivables are removed from the master trust. Charged-off accounts may be sold to collection agencies or other third parties or retained by Citibank for recovery. For charged-off receivables that were owned by the master trust, proceeds of the sale of sold receivables and recoveries on unsold receivables are treated as collections on the receivables.

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The credit evaluation, servicing and charge-off policies and collection practices of Citibank and its affiliated credit card processors may change over time in accordance with their business judgment, applicable law and guidelines established by applicable regulatory authorities.

AI-5

ANNEX II

This annex forms an integral part of the prospectus.

ALLOCATION OF FINANCE CHARGE COLLECTIONS

MASTER TRUST FINANCE CHARGE COLLECTIONS
To other series of master trust certificates based on the original principal amount (less allocated unreimbursed reductions) of each series
To the collateral certificate based on the nominal liquidation amount of all notes (as reduced by allocated unreimbursed reductions)
CBNA's portion of finance charge collections to CBNA (based on CBNA's interest in the master trust)
To each other series of master trust certificates, for the payment of servicer's fees, interest, reimbursement of losses, etc.
Excess finance charge collections to CBNA
CBNA's portion of finance charge collections to CBNA (based on CBNA's interest in the master trust)
The issuance trust's portion of finance charge collections to the issuance trust's collection account
Payment of servicer's fee
Issuance Trust's Collection Account
First, to pay the fees and expenses of, and other amounts due to, the indenture trustee;
Second, to make targeted deposits to interest funding accounts for each class of notes (based on the pro-rata amount of those targeted deposits);
Third, to make reinvestments in the collateral certificate for notes with reduced nominal liquidation amounts (for charged-off receivables and reallocation of subordinated principal collections to pay senior interest);
Fourth, to make the targeted deposit to the Class C reserve account, if any;
Fifth, to make any other payment or deposit required by any class of notes; and
Sixth, to the issuance trust.

This diagram is not intended to depict all of the material terms of the notes. Please refer to the textual description of all the features of the notes including those depicted here.

AII-1

This annex forms an integral part of the prospectus. **ANNEX III**

ALLOCATION OF PRINCIPAL COLLECTIONS

MASTER TRUST PRINCIPAL COLLECTIONS
To other series of master trust certificates based on the original principal amount (less allocated unreimbursed reductions) of each series
To the collateral certificate based on the nominal liquidation amount of revolving classes of notes and the "fixed" nominal liquidation amount of accumulating or amortizing classes of notes (as reduced by allocated unreimbursed reductions)
CBNA's portion of principal collections to CBNA (based on CBNA's interest in the master trust)
To each series of accumulating or amortizing master trust certificates, and to Series 2009 for reallocation to the collateral certificate as available finance charge collections to the extent of any uncovered collateral certificate default amount
Excess principal collections to series of master trust certificates (including the collateral certificate) with principal collection shortfalls or to be reinvested in master trust receivables
CBNA's portion of principal collections to CBNA (based on CBNA's interest in the master trust)
To the extent principal collections are required to pay notes or to make deposits to the interest or principal funding accounts, to the issuance trust's collection account
Excess principal collections to series of master trust certificates with principal collection shortfalls or to be reinvested in master trust receivables
Issuance Trust's Collection Account
First, initially allocated to each class of notes, based on the floating or "fixed" nominal liquidation amount of that class, and then reallocated if there are finance charge collection shortfalls:
From principal collections initially allocated to Class C notes, reallocated to cover any shortfall in targeted deposits of finance charge collections for Class A notes of the same series (reduces nominal liquidation amount of Class C notes);
From principal collections initially allocated to Class C notes, reallocated to cover any shortfall in targeted deposits of finance charge collections for Class B notes of the same series (reduces nominal liquidation amount of Class C notes);
From principal collections initially allocated to Class B notes, reallocated to cover any shortfall in targeted deposits of finance charge collections for Class A notes of the same series (reduces nominal liquidation amount of Class B notes).
Second, initially allocated to each class of notes to make targeted deposits to the principal funding accounts:
From principal collections initially allocated to Class C notes, to cover any shortfall in targeted deposits to principal funding account for Class A notes of the same series (does not reduce nominal liquidation amount of Class C notes);
From principal collections initially allocated to Class C notes, to cover any shortfall in targeted deposits to principal funding account for Class B notes of the same series (does not reduce nominal liquidation amount of Class C notes);
From principal collections initially allocated to Class B notes, to cover any shortfall in targeted deposits to principal funding account for Class A notes of the same series (does not reduce nominal liquidation amount of Class B notes).
Third, to the master trust, to be reinvested in the collateral certificate.

This diagram is not intended to depict all of the material terms of the notes. Please refer to the textual description of all the features of the notes including those depicted here.

AIII-1

ANNEX IV

This annex forms an integral part of the prospectus.

FEES AND EXPENSES PAYABLE FROM FINANCE CHARGE COLLECTIONS

Recipient	Nature and amount	Distribution priority
Servicer

For each series of master trust investor certificates, including the collateral certificate, the servicer receives monthly compensation equal to

•   0.37% per annum of the invested amount of the investor certificates of that series so long as Citibank or an affiliate is the servicer, or 0.77% per annum if there is a different servicer,

•   plus, the investor certificateholders’ portion of finance charge collections that is attributable to interchange up to a maximum amount equal to 1.50% per annum of the invested amount of the investor certificates of that series.

The servicer is responsible to pay from its servicing compensation expenses of the master trust, including the fees and expenses of the master trust trustee and independent accountants.

The servicer’s fee is paid from finance charge collections allocated to each series of master trust certificates (including the collateral certificate) before the finance charge collections are allocated to the collateral certificate or the notes. See “The Master Trust—The Servicer.”
Indenture Trustee	Under the terms of the indenture, the issuance trust has agreed to pay the indenture trustee reasonable compensation for the performance of its duties under the indenture. The issuance trust will also indemnify the indenture trustee for any loss, claim or expense incurred in connection with its capacity as indenture trustee. The aggregate amount payable to the indenture trustee for any monthly period, whether for accrued fees and expenses, indemnity payments or other amounts, is limited to the lesser of (i) $400,000 and (ii) 0.05% of the aggregate nominal liquidation amount of the outstanding notes as of the end of the preceding monthly period.	The fees and expenses of, and other amounts due to, the indenture trustee are payable monthly on a first-priority basis from finance charge collections received that month from the collateral certificate and investment earnings on funds in the trust accounts other than the principal funding account. See “Deposit and Application of Funds—Allocation of Finance Charge Collections to Accounts.” The indenture trustee has recourse only to finance charge collections for these payments, and such payments are secured by a lien prior to the notes on all property of the issuance trust, except funds held in the trust accounts. See “Sources of Funds to Pay the Notes—The Indenture Trustee.”

AIV-1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 28, 2012

REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT

FOR A SUBCLASS OF NOTES OF A MULTIPLE ISSUANCE SERIES

PROSPECTUS SUPPLEMENT DATED

(to Prospectus dated                     )

Citibank Credit Card Issuance Trust

Issuing Entity

$                    [Floating Rate] [        %] Class          Notes of [month] [year]

(Legal Maturity Date [month] [year])

Citibank, N.A.

Sponsor and Depositor

The issuance trust will issue and sell	Class Notes
Principal amount	$
Interest rate	[ % per annum] [LIBOR [plus] [minus] per annum]
Interest payment dates	day of each , , and , beginning
Expected principal payment date	, 20
Legal maturity date	, 20
Expected issuance date	, 20
Price to public	$ (or %)
Underwriting discount	$ (or %)
Proceeds to the issuance trust	$ (or %)

The Class             notes will be paid from the issuance trust’s assets consisting primarily of an interest in credit card receivables arising in a portfolio of revolving credit card accounts.

The Class             notes are a subclass of Class             notes of the Citiseries. Principal payments on Class B notes of the Citiseries are subordinated to payments on Class A notes of that series. Principal payments on Class C notes of the Citiseries are subordinated to payments on Class A and Class B notes of that series.

[See page S-[            ] for a description of how LIBOR is determined.]

You should review and consider the discussion under “Risk Factors” beginning on page 17 of the accompanying prospectus before you purchase any notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of or interests in any other person. Each class of notes is secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of Citibank Credit Card Issuance Trust for the payment of the notes. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Underwriters

[Name of Underwriter]

[Name of Underwriter]

[Name of Underwriter]

[Name of Underwriter]

Prospectus Supplement

Summary of Terms	S-3
Underwriting	S-19
Review of Disclosure Regarding Master Trust Assets	S-20
Demands for Repurchases of Receivables	S-23
Annex I: The Master Trust Receivables and Accounts	AI-1

The table of contents for the prospectus begins on page (i) of that document.

Information about these Class              notes is in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about each series of notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Citiseries. The prospectus supplement provides the specific terms of these Class              notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any of these Class              notes.

This prospectus supplement may supplement disclosure in the accompanying prospectus.

In deciding whether to purchase these Class              notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about these Class              notes.

This prospectus supplement may be used to offer and sell these Class              notes only if accompanied by the prospectus.

These Class              notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

S-2

SUMMARY OF TERMS

Because this is a summary, it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any of these Class      notes.

There is a glossary beginning on page [        ] of the prospectus where you will find the definitions of some terms used in this prospectus supplement.

Securities Offered	$ [Floating Rate] [ %] Class notes of [month] [year] (legal maturity date [month] [year]).

These Class notes are part of a multiple issuance series of notes called the Citiseries. The Citiseries consists of Class A notes, Class B notes and Class C notes. These Class notes are a subclass of Class notes of the Citiseries.

These Class notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The issuance trust has issued and expects to issue other classes and subclasses of notes of the Citiseries with different interest rates, payment dates, legal maturity dates and other characteristics. The issuance trust may also issue additional Class [tranche designation] notes in the future. Holders of these Class notes will not receive notice of, or have the right to consent to, any subsequent issuance of notes, including any issuance of additional Class [tranche designation] notes. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes” in the prospectus.

Multiple Issuance Series

A multiple issuance series is a series of notes consisting of three classes: Class A, Class B and Class C. Each class may consist of multiple subclasses. Notes of any subclass can be issued on any date so long as there are enough outstanding subordinated notes to provide the necessary subordination protection for outstanding and newly issued senior notes. The expected principal payment dates and legal maturity dates of the senior and subordinated classes of a multiple issuance series may be different, and subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the same series. Subordinated notes will generally not be paid before their legal maturity date, unless, after payment, the

S-3

remaining subordinated notes provide the required amount of subordination protection for the senior notes of that series.

All of the subordinated notes of a multiple issuance series provide subordination protection to the senior notes of the same series to the extent of the required subordinated amount, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series.

[The following relates to fixed-

rate notes:]

Interest	These Class notes will accrue interest at the rate of % per annum.

Interest on these Class notes will accrue from , 20 and will be calculated on the basis of a 360-day year of twelve 30-day months.

The issuance trust will make interest payments on these Class notes on the day of , , and , beginning , 20 . If an event of default or early redemption event occurs with respect to these Class notes, or if these Class notes are not paid in full on the expected principal payment date, the issuance trust will begin making interest payments on the day of every month. Interest payments due on a day that is not a business day in New York and South Dakota will be made on the following business day.

The payment of accrued interest on a class of notes of the Citiseries from finance charge collections is not senior to or subordinated to payment of interest on any other class of notes of this series.

[The following relates to

floating-rate notes:]

Interest	These Class notes will accrue interest at a per annum rate equal to the [ ]-month LIBOR rate for U.S. dollar deposits for the applicable interest period [plus] [minus] a

S-4

margin of [        ]%. [However, the interest rate for these Class      notes for the initial interest period will be determined by reference to a straight-line interpolation—based on the actual number of days in the initial interest period—between [            ] and [            ] LIBOR.]

Interest on these Class notes will accrue from [ ] and will be calculated on the basis of the actual number of days in the year divided by a 360-day year. The LIBOR rate for each interest period will be determined by the issuance trust two business days before the beginning of that interest period. For purposes of determining LIBOR, a business day is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The applicable LIBOR rate will be the rate for deposits in U.S. dollars for the applicable interest period which appears on the Reuters Screen LIBOR01 Page (successor to Telerate Page 3750)—or any other page as may replace that page on that service or any successor service for the purpose of displaying comparable rates or prices—as of 11:00 a.m., London time, on that date. If the LIBOR rate does not appear on the Reuters Screen LIBOR01 Page (successor to Telerate Page 3750)—or any other page as may replace that page on that service or any successor service for the purpose of displaying comparable rates or prices—the LIBOR rate for the applicable interest period will be determined on the basis of the rate at which deposits in U.S. dollars are offered by four major banks in the London interbank market, selected by the issuance trust, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for the applicable interest period.

The issuance trust will request the principal London office of each reference bank to provide a quotation of its LIBOR rate for the applicable interest period. If at least two quotations are provided as requested, the applicable LIBOR rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the applicable LIBOR rate will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the issuance trust, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. dollars to leading European banks for the applicable interest period.

S-5

The payment of accrued interest on a class of notes of the Citiseries from finance charge collections is not senior to or subordinated to payment of interest on any other class of notes of the Citiseries. The issuance trust will make interest payments on these Class notes on the [ ] day of each [ ], beginning [ ]. Interest payments due on a day that is not a business day in New York and South Dakota will be made on the following business day.

Principal	The issuance trust expects to pay the stated principal amount of these Class notes in one payment on , 20 , which is the expected principal payment date, and is obligated to do so if funds are available for that purpose [and not required for subordination]. However, if the stated principal amount of these Class notes is not paid in full on the expected principal payment date, noteholders will not have any remedies against the issuance trust until , 20 , the legal maturity date of these Class notes.

If the stated principal amount of these Class notes is not paid in full on the expected principal payment date, then[, subject to the principal payment rules described below under “Subordination,”] principal and interest payments on these Class notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier. However, if the nominal liquidation amount of these Class notes has been reduced, the amount of principal collections and finance charge collections available to pay principal of and interest on these Class notes will be reduced. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

The initial nominal liquidation amount of these Class      notes is $                . If this amount is reduced [by reallocations of principal of these Class [B][C] notes to pay interest on a senior class, or] as a result of charge-offs to the principal receivables in the master trust, and not reimbursed as described in the prospectus, not all of the principal of these Class      notes will be repaid. For a more detailed discussion of nominal liquidation amount, see

S-6

“The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes” in the prospectus.

Principal of these Class notes may be paid earlier than the expected principal payment date if an early redemption event or an event of default occurs with respect to these notes. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events” and “—Events of Default” in the prospectus.

If principal payments on these Class notes are made earlier or later than the expected principal payment date, the monthly principal date for principal payments will be the day of each month, or if that day is not a business day, the following business day.

[the following heading will be

included only in prospectus

supplements for Class A

subclasses]

[Monthly Accumulation Amount	$ . This amount is one-twelfth of the initial dollar principal amount of these Class A notes, and is targeted to be deposited in the principal funding subaccount for these Class A notes each month beginning with the twelfth month before the expected principal payment date of these Class A notes. This amount will be increased if the date for beginning the budgeted deposits is postponed, as described under “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account—Budgeted Deposits” in the prospectus.]

[Outstanding Dollar Principal Amount	$ . Include only for discount notes and foreign currency notes.]

Subordination[; Credit Enhancement]	No payment of principal will be made on any Class B note of the Citiseries unless, following the payment, the remaining available subordinated amount of Class B notes of this series is at least equal to the required subordinated amount for the outstanding Class A notes of this series.

S-7

Similarly, no payment of principal will be made on any Class C note of the Citiseries unless, following the payment, the remaining available subordinated amount of Class C notes of this series is at least equal to the required subordinated amounts for the outstanding Class A notes and Class B notes of this series. However, there are some exceptions to this rule. See “The Notes—Subordination of Principal” and “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Multiple Issuance Series” in the prospectus.

[The maximum amount of principal of Class B notes of the Citiseries that may be applied to provide subordination protection to these Class A notes is $ . The maximum amount of principal of Class C notes of the Citiseries that may be applied to provide subordination protection to these Class A notes is $ . This amount of principal of Class C notes may also be applied to provide subordination protection to the Class B notes of the Citiseries.] [This language is only for issuances of Class A subclasses.]

[At least $ of principal of Class C notes of the Citiseries must be outstanding and available to provide subordination protection to these Class B notes at the time these Class B notes are issued. The maximum amount of principal of Class C notes that may be applied to provide subordination protection to these Class B notes is $ . This amount of principal of Class C notes may also be applied to provide subordination protection to the Class A notes of the Citiseries. However, that maximum amount of Class C notes may not be outstanding unless they are required to be issued to provide subordination protection for Class A notes of the Citiseries. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes—Required Subordination Protection in Multiple Issuance Series” and “—Required Subordinated Amount” in the prospectus.] [This language is only for issuances of Class B subclasses.]

[The principal of these Class C notes may be applied to provide subordination protection to the Class A notes and Class B notes of the Citiseries.] [This language is only for issuances of Class C subclasses.]

S-8

The issuance trust may at any time change the amount of subordination required or available for any class of notes of the Citiseries, [including these Class notes,] or the method of computing the amounts of that subordination without the consent of any noteholders so long as the issuance trust has received confirmation from the rating agencies that have rated any outstanding notes of the Citiseries that the change will not result in the rating assigned to any outstanding notes of the Citiseries to be withdrawn or reduced, and the issuance trust has received the tax opinions described in “The Notes—Required Subordinated Amount” in the prospectus.

[See “Deposit and Application of Funds” in the prospectus for a description of the subordination protection of these Class notes.]

[the following heading will be

included only in prospectus

supplements for Class C

subclasses]

[Class C Reserve Account	The issuance trust will establish an unfunded Class C reserve subaccount to provide credit enhancement solely for the holders of these Class C notes. The Class C reserve subaccount will not be funded unless and until surplus finance charge collections fall below the levels described in the table below or an early redemption event or event of default occurs. For a discussion of surplus finance charge collections, see the definition of “Surplus Finance Charge Collections” in the glossary to the prospectus.

The Class C reserve subaccount will be funded each month, as necessary, from finance charge collections allocated to the collateral certificate that month after payment of fees and expenses of the master trust servicer and the indenture trustee, targeted deposits to the interest funding account, reimbursement of charge-offs of principal receivables in the master trust that are allocated to the collateral certificate and reimbursement of any deficits in the nominal liquidation amounts of the notes.

In addition, if a new issuance of notes of the Citiseries results in an increase in the funding deficit of the Class C

S-9

reserve subaccount, the issuance trust will make a cash deposit to the Class C reserve subaccount in the amount of that increase. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes” in the prospectus.

Funds on deposit in the Class C reserve subaccount will be available to holders of these Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve subaccount will also be available to holders of these Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of these Class C notes plus other funds being held by the indenture trustee for payment of principal to holders of these Class C notes is less than the outstanding dollar principal amount of these Class C notes. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

No funds will be deposited into the Class C reserve subaccount on the date these Class C notes are issued. The Class C reserve subaccount will be funded if surplus finance charge collections fall below the levels described below. The left column of the table below gives the level of surplus finance charge collections, expressed as a percentage of principal receivables in the master trust allocable to the collateral certificate. The right column gives the percentage of the aggregate outstanding dollar principal amount of notes of the Citiseries that, when multiplied by the ratio which the nominal liquidation amount of these Class C notes bears to the aggregate nominal liquidation amount of all Class C notes of the Citiseries, will be required to be deposited in the Class C reserve subaccount.

Percentage of surplus finance charge collections, averaged over the three most recent months	Percentage of aggregate outstanding dollar principal amount of notes of the Citiseries

The amount targeted to be in the Class C reserve subaccount will be adjusted monthly to the percentages specified in the table as the surplus finance charge

S-10

collections rise or fall. If an early redemption event or event of default occurs with respect to these Class C notes, the targeted Class C reserve subaccount amount will be the greater of % of the aggregate outstanding dollar principal amount of notes of the Citiseries and $ , multiplied by the ratio which the nominal liquidation amount of these Class C notes bears to the aggregate nominal liquidation amount of all Class C notes of the Citiseries.

See “Deposit and Application of Funds—Targeted Deposits to the Class C Reserve Account” in the prospectus.

Monthly reports concerning the performance of the credit card receivables in the master trust will be filed with the Securities and Exchange Commission. The level of surplus finance charge collections will be included in these publicly-available reports.]

[the following heading will be

included only in prospectus

supplements with interest rate

swaps]

The Interest Rate Swap	In order to manage interest rate risk, the issuance trust intends to enter into an interest rate swap with [ ], a [ ], as swap counterparty. [The swap counterparty provides a wide range of business and banking services, including [ ].] The swap counterparty is rated “[ ]” or its equivalent by [at least two nationally recognized rating agencies]. [If the swap counterparty is Citibank, N.A., include the following: The swap counterparty is the sole owner of the beneficial interest in the issuance trust.]

The interest rate swap will have a notional amount equal to the outstanding dollar principal amount of these Class notes and will terminate on the expected principal payment date of these Class notes.

Under the interest rate swap, the issuance trust will pay interest monthly to the swap counterparty on the notional amount [at a fixed rate of     %] [based on a floating rate of interest equal to         -month LIBOR plus a margin of 0.        %] per annum and the swap counterparty will pay

S-11

interest monthly to the issuance trust on the notional amount based on the rate of interest applicable to these Class notes.

The issuance trust’s net swap payments will be paid out of funds available in the interest funding subaccount for these Class notes. Net swap receipts from the swap counterparty will be deposited into the interest funding subaccount for these Class notes and will be available to pay interest on these Class notes.

Neither a ratings downgrade or a default by the swap counterparty nor a termination of the interest rate swap will constitute an early redemption event or an event of default with respect to these Class notes, nor affect the obligation of the issuance trust to pay interest on and principal of these Class notes.

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap is [less than 10%] [ ]%.

[If the significance percentage of the interest rate swap is 10% or more, but less than 20%, include selected financial data complying with Item 1115(b)(1) of Regulation AB in the prospectus supplement.]

[If the significance percentage of the interest rate swap is 20% or more, include financial statements complying with Item 1115(b)(2) of Regulation AB in the prospectus supplement.]

[the following heading will be

included only in prospectus

supplements with derivative

agreements other than

interest rate swaps]

The [specify type of derivative agreement, i.e., a currency swap, cap or collar]	[Describe name, organizational form and general character of the business of the derivative counterparty.]

[Describe operation and material terms of the derivative agreement, including limits on the timing or amounts of payments or any conditions to payments.]

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[Describe any material provisions regarding substitution of the derivative agreement.]

[Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the derivative agreement is [less than 10%] [ ]%.]

[If the significance percentage of the derivative agreement is 10% or more, but less than 20%, include selected financial data complying with Item 1115(b)(1) of Regulation AB in the prospectus supplement.]

[If the significance percentage of the derivative agreement is 20% or more, include financial statements complying with Item 1115(b)(2) of Regulation AB in the prospectus supplement.]

Optional Redemption by the Issuance Trust	The issuance trust has the right, but not the obligation, to redeem these Class notes in whole but not in part on any day on or after the day on which the aggregate nominal liquidation amount of these Class notes is reduced to less than 5% of its initial dollar principal amount. This repurchase option is referred to as a clean-up call. [However, the issuance trust will not redeem subordinated notes if those notes are required to provide subordination protection for senior classes of notes of the Citiseries.]

If the issuance trust elects to redeem these Class notes, it will notify the registered holders of the redemption at least 30 days prior to the redemption date. The redemption price of a note so redeemed will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuance trust is unable to pay the redemption price in full on the redemption date, monthly payments on these Class      notes will thereafter be made [, subject to the principal payment rules described above under “Subordination[; Credit Enhancement],”] until the outstanding dollar principal amount of these Class      notes, plus all accrued and unpaid interest, is paid in full or the

S-13

legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and interest funding subaccount [and Class C reserve subaccount] for these Class      notes will be applied to make the principal and interest payments on these Class      notes on the redemption date.

Security for the Notes	These Class notes are secured by a shared security interest in the collateral certificate and the collection account, but are entitled to the benefits of only that portion of those assets allocated to them under the indenture. These Class notes are also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount [, payments received from the swap counterparty under the interest rate swap,] [and the applicable Class C reserve subaccount]. See “Sources of Funds to Pay the Notes—The Collateral Certificate” and “—The Trust Accounts” in the prospectus.

Limited Recourse to the Issuance Trust	The sole source of payment for principal of or interest on these Class notes is provided by:

•

the portion of the principal collections and finance charge collections received by the issuance trust under the collateral certificate and available to these Class      notes after giving effect to all allocations and reallocations; and

•	funds in the applicable trust accounts for these Class notes; [and

•	payments received from the swap counterparty under the interest rate swap.]

Class noteholders will have no recourse to any other assets of the issuance trust or any other person or entity for the payment of principal of or interest on these Class notes.

Master Trust Assets and Receivables

The collateral certificate, which is the issuance trust’s primary source of funds for the payment of principal of and interest on these Class      notes, is an investor certificate issued by Citibank Credit Card Master Trust I. The collateral certificate represents an undivided interest in the

S-14

assets of the master trust. The master trust assets include credit card receivables from selected MasterCard, VISA and American Express revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the prospectus under “The Master Trust—Master Trust Assets.”

The credit card receivables in the master trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and some other fees billed to cardholders, as well as amounts representing a discount from the face amount of principal receivables.

The aggregate amount of credit card receivables in the master trust as of was $ , of which $ were principal receivables and $ were finance charge receivables. See “The
Master Trust Receivables and Accounts” in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

In addition:

•	Citibank may at its option designate additional credit card accounts to the master trust, and the receivables arising in those accounts will then be transferred daily to the master trust.

•	If the amount of receivables in the master trust falls below a required minimum amount, Citibank is required to designate additional accounts to the master trust.

•

Citibank may also designate newly originated accounts to the master trust. The number of newly originated accounts that may be designated to the master trust is limited to quarterly and yearly maximums.

•	Citibank may remove receivables from the master trust by ending the designation of the related account to the master trust.

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All additions and removals of accounts are subject to additional conditions. See “The Master Trust–Master Trust Assets” in the prospectus for a fuller description.

The Citiseries	As of [ ], 20[ ], there were subclasses of notes of the Citiseries outstanding, with an aggregate outstanding dollar principal amount of $ , consisting of:

Class A notes $
Class B notes $
Class C notes $

As of [ ], 20[ ], the weighted average interest rate payable by the issuance trust in respect of the outstanding subclasses of notes of the Citiseries was % per annum, consisting of:

Class A notes % per annum

Class B notes % per annum

Class C notes % per annum

The weighted average interest rate calculation takes into account:

•	the actual rate of interest in effect on floating rate notes at the time of calculation; and

•	all net payments to be made or received under performing derivative agreements.

No series of issuance trust notes other than the Citiseries is currently outstanding.

For a list and description of each outstanding subclass of notes of the Citiseries, see the issuance trust’s monthly reports filed with the Securities and Exchange Commission on Form 10-D.

Other Master Trust Series

The collateral certificate is a certificate of beneficial ownership issued by the master trust. Pursuant to a supplement to the pooling and servicing agreement dated May 1, 2009, the master trust issued a new certificate of beneficial interest—the Series 2009 certificate—to the seller in order to provide credit enhancement to the collateral certificate and the notes. The Series 2009

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certificate has a fluctuating principal amount which will generally equal 7.66865% of the invested amount of the collateral certificate (which equals the aggregate nominal liquidation amount of all of the issuance trust’s notes). For a description of the Series 2009 certificate, see “The Master Trust—The Series 2009 Certificate” in the prospectus.

In addition to the collateral certificate and the Series 2009 certificate, other master trust certificates may be issued from time to time. See “The Master Trust—Allocation of Collections, Losses and Fees” in the prospectus.

No master trust certificates other than the collateral certificate and the Series 2009 certificate are currently outstanding.
Participation with Other Classes of Notes	Each class of notes of the Citiseries will be included in “[Group 1].” In addition to the Citiseries, the issuance trust may issue other series of notes that are included in [Group 1].

Collections of finance charge receivables allocable to each class of notes in [Group 1] will be aggregated and shared by each class of notes in [Group 1] pro rata based on the applicable interest rate of each class. See “Deposit and Application of Funds—Allocation to Interest Funding Subaccounts” in the prospectus. Under this system, classes of notes in [Group 1] with high interest rates take a larger proportion of the collections of finance charge receivables allocated to [Group 1] than classes of notes with low interest rates. Consequently, the issuance of later classes of notes with high interest rates can have the effect of reducing the finance charge collections available to pay interest on your notes, or available to reimburse reductions in the nominal liquidation amount of your notes.

[Stock Exchange Listing

Application will be made to the Irish Stock Exchange for these Class          notes to be admitted to the Official List and trading on its regulated market. The issuance trust cannot guarantee that the application for the listing will be accepted. You should consult with Arthur Cox Listing Services Limited, the Irish listing agent for these Class          notes, Earlsfort Centre, Earlsfort Terrace, Dublin,

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Ireland, phone number: 353-1-618-0000, to determine whether these Class notes have been listed on the Irish Stock Exchange.]

[No Listing	The Class notes will not be listed on any stock exchange.]

Denominations	These Class notes will be issued in minimum denominations of [$ ] and multiples of [$1,000] in excess of that amount.

Ratings	The issuance trust will issue these Class notes only if they are rated [at least] “ ” or its equivalent by at least one nationally recognized rating agency. See “Risk Factors—If the ratings of the notes are lowered or withdrawn, or if an unsolicited rating is issued, the market value of the notes could decrease” in the prospectus. Citibank expects at least one nationally recognized rating agency to monitor these Class [ ] notes as long as they are outstanding.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement for these Class              notes, the issuance trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class              notes set forth opposite its name:

Underwriters	Principal Amount

Total	$

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $             aggregate principal amount of these Class              notes if any of these Class              notes are purchased.

The underwriters have advised the issuance trust that the several underwriters propose initially to offer these Class              notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of             % of the principal amount of these Class              notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of             % of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of these Class              notes has agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to these Class              notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated or will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of these Class              notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuance trust.

In connection with the sale of these Class              notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class notes sell more notes than the issuance trust actually sold to the syndicate, creating a syndicate short position;

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•	stabilizing transactions, in which purchases and sales of these Class notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase these Class              notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class              notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class              notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuance trust and Citibank will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuance trust’s obligation to indemnify the underwriters will be limited to finance charge collections from the collateral certificate received by the issuance trust after making all required payments and required deposits under the indenture.

[Citigroup Global Markets Inc. is an affiliate of the issuance trust and Citibank.]

The proceeds to the issuance trust from the sale of these Class              notes and the underwriting discount are set forth on the cover page of this prospectus supplement. The proceeds to the issuance trust will be paid to Citibank. See “Use of Proceeds” in the prospectus. Additional offering expenses are estimated to be $[            ].

REVIEW OF DISCLOSURE REGARDING MASTER TRUST ASSETS

Citibank has performed a review of the master trust receivables and accounts and the disclosure regarding those assets as required by Rule 193 under the Securities Act of 1933, as amended. The purpose of this review was to provide Citibank with reasonable assurance that the disclosure regarding the master trust assets in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

As part of the review, Citibank identified the information concerning the master trust assets to be covered and determined the review procedures for each portion of that information. Factual information was reviewed by those officers and employees of Citibank and its affiliates who are knowledgeable about that information. Counsel to Citibank reviewed the portions of the descriptions of the transaction documents regarding the master trust assets and compared those descriptions to the related transaction documents to ensure that the

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descriptions were accurate in all material respects. Officers and employees of Citibank and its affiliates also consulted with counsel with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the credit card receivables or payments on the notes.

Employees of Citibank and its affiliates reviewed the statistical information with respect to the master trust receivables and accounts contained in “The Master Trust Receivables and Accounts” in Annex I of this prospectus supplement. As part of the review, such employees sampled 5,000 credit card accounts randomly selected from the consumer credit card accounts designated to the master trust and compared the stratification results of certain information relating to those accounts—including obligor address, obligor FICO score, account balance, payment status, age of account, and whether the account is subject to a loan modification—to the related statistical information contained in “The Master Trust Receivables and Accounts.” The stratification results of the selected accounts were found to be materially consistent with the related statistical information. Citibank also engaged a third party to assist in its review of such statistical information. In accordance with Citibank’s instructions, the third party compared information derived from Citibank’s computer systems regarding the attributes of the master trust receivables and accounts to such statistical information. The results of these reviews, together with Citibank’s control processes used in the operation of its credit card business as described below, provided reasonable assurance that the statistical information relating to the master trust receivables and accounts contained in “The Master Trust Receivables and Accounts” is accurate in all material respects.

Employees of Citibank and its affiliates, with the assistance of a third party engaged by Citibank, also perform certain other reviews of the master trust assets on a periodic basis. Annually, the third party engaged by Citibank, in accordance with Citibank’s instructions, sends confirmation requests to credit card customers asking them to confirm their name, address, account number, date of their last statement, account balance, annual percentage rate for purchases and credit limit. These confirmation requests are sent to 918 customers selected randomly in accordance with a procedure designed by the third party using data supplied by Citibank. The third party randomly selects 10% of the confirmations requests and compares the specified customer name, address, account number, date of the last statement, account balance, annual percentage rate for purchases and credit limit as of such statement date to information derived from Citibank’s computer systems. No material discrepancies were noted as a result of the most recent annual review.

Before making lump additions of accounts to the master trust, Citibank identifies accounts that meet the eligibility criteria for addition to the master trust by screening the inventory of accounts owned by Citibank that are not yet designated to the master trust for the applicable characteristics. On an annual basis for each year in which there are lump additions of accounts to the master trust, employees of Citibank and its affiliates, with the assistance of a third party engaged by Citibank, perform additional procedures to assure that the screen properly excluded ineligible accounts.

With respect to the disclosure in “The Credit Card Business of Citibank—Acquisition of Accounts and Use of Credit Cards” in Annex I of the prospectus, Citibank regularly engages

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in activities that are designed to monitor and measure compliance with its credit policy. These activities include a Risk Management Control and Oversight program designed to ensure that new credit card account acquisitions and assigned credit limits meet approved Citibank policy. Ongoing performance of the accounts is routinely reviewed by senior management of Citibank’s cards business as well as senior officers in Citigroup’s Global Risk Management department.

Underwriting decisions made using Citibank’s automated approval system are reviewed and affirmed using two primary methods. First, on a quarterly basis, acquisition models are reviewed in a Quarterly Model Validation program to ensure that they are meeting stated performance objectives. Based on the results, adjustments may be made to the score cutoffs or a redevelopment of the score may be required. Additionally, on a monthly basis, new credit card accounts are reviewed as part of the Risk Management Control and Oversight program. This program consists of three parts—exception reports, account monitoring, and interactive reviews such as call monitoring—to ensure that the accounts are within the stated Citibank policy. Citibank considers the decision to approve a new account or a credit limit increase to be an exception to the underwriting criteria only if such decision is a result of an error in processing within the automated approval system. Accounts identified in the exception reports are promptly remediated. All recent results from both the Quarterly Model Validation program and the Risk Management Control and Oversight program have been satisfactory and have verified that the exception rate for new accounts is de minimis.

In accordance with Citibank’s credit policy, some applications are routed for a manual review by the Credit Operations team to make a final credit decision. These decisions are also monitored on a monthly basis by the Risk Management Control and Oversight team using the methods outlined above. Additionally, performance monitoring reports and, if necessary, remedial efforts, for this population of accounts are used to ensure that these accounts adhere to Citibank’s stated policy.

Portions of the review of the legal, regulatory and statistical information were performed with the assistance of third parties engaged by Citibank. Citibank determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of Citibank’s review. Citibank had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. Citibank attributes all findings and conclusions of the review to itself.

Citibank’s review of the master trust accounts and receivables is supported by Citibank’s extensive control processes used in the day-to-day operation of its credit card business. These controls include financial reporting controls, regular internal audits of key business functions, including account origination, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes. In addition, Citibank has an integrated network of computer applications to make certain that information about the master trust accounts and receivables is accurately entered, captured and maintained in its computer systems. These computer systems are subject to change control processes, automated controls testing and control review programs to

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determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure the integrity of Citibank’s information systems and the accuracy of disclosures in all material respects.

After completing the review described above, Citibank has concluded that it has reasonable assurance that the disclosure regarding the master trust assets in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

DEMANDS FOR REPURCHASES OF RECEIVABLES

The pooling and servicing agreement contains covenants requiring the repurchase of receivables from the master trust for the breach of a related representation or warranty. No credit card receivables securitized by Citibank were the subject of a demand to repurchase for a breach of the representations and warranties during the [        ] year period ending [insert most recent quarter end date]. Citibank, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. The most recent Form ABS-15G filed by Citibank was filed with the SEC on [             , 20    ] under CIK number 0001541816. Citibank also discloses all such demands for repurchase with respect to the master trust assets in its monthly reports on Form 10-D under CIK number 0001522616. For more information on obtaining a copy of the monthly reports or Form ABS-15G, see “Where You Can Find Additional Information” in the accompanying prospectus.

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ANNEX I

This annex forms an integral part of the prospectus supplement.

THE MASTER TRUST RECEIVABLES AND ACCOUNTS

The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.

Loss and Delinquency Experience

The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown on a cash basis. The Net Loss percentage calculated for each period below is obtained by dividing Net Losses by the Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/[        ] for the [        ] months ended [                    ], 20[    ], 365/[        ] for the year ended December [     ], 20[    ], 366/[        ] for the year ended December [    ], 20[    ] and 365/[        ] for the year ended December [    ], 20[    ]).

If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

Loss Experience for the Accounts

(Dollars in Thousands)

	[ ] Months Ended [ ] [ ], 20[ ]			Year Ended
				December [ ], 20[ ]			December [ ], 20[ ]			December [ ], 20[ ]
Average Principal Receivables Outstanding	$			$			$			$
Gross Charge-Offs		—			—			—			—
Recoveries		—			—			—			—
Net Losses		—			—			—			—
Net Losses as a Percentage of Average Principal Receivables Outstanding			%			%			%			%

Net losses as a percentage of gross charge-offs for the [                    ] months ended [            ], 20[    ] were [        ] % and for each of the years ended December [    ], 20[    ], December [    ], 20[    ] and December [    ], 20[    ] were [        ]%, [        ]% and [        ]%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs. During the [                    ] trust

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monthly reporting periods from [                    ] through [                    ], such reductions ranged from [        ]% to [        ]% of the outstanding principal receivables as of the end of the related trust monthly reporting period. The reduction of receivables in this manner reduces only the seller’s interest in the master trust. Recoveries are collections received in respect of principal receivables previously charged off as uncollectible. Net losses are gross charge-offs minus recoveries.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts as of each of the dates shown. The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience for the Accounts

(Dollars in Thousands)

	As of [ ], 20[ ]			As of December [ ], 20[ ]			As of December [ ], 20[ ]			As of December [ ], 20[ ]
Number of Days Delinquent	Delinquent Amount	Percentage		Delinquent Amount	Percentage		Delinquent Amount	Percentage		Delinquent Amount	Percentage

Up to 34 days	$		%	$		%	$		%	$		%

35 to 64 days

65 to 94 days

95 to 124 days

125 to 154 days

155 to 184 days

Total	$		%	$		%	$		%	$		%

[The global financial and economic crisis that began in 2007 had an adverse effect on the assets of the master trust. The ensuing economic recession and rising unemployment resulted in significant increases in net losses and delinquencies. While net losses and delinquencies declined in recent quarters, net losses remain higher than they were before the financial crisis and economic recession began. There can be no assurance the downward trend will continue. There could be future increases in net losses and delinquencies, and such increases could be significant.]

[To the extent material, insert the following:] [Citibank, as servicer, may enter into arrangements to extend or otherwise change payment schedules for cardholders who are experiencing financial hardship. This includes reducing interest rates, ceasing the accrual of interest entirely or making other accommodations to a cardholder. As of [                    ], 20[    ],              accounts, which represent approximately     % of the total number of accounts designated to the master trust, were subject to a loan modification arrangement. As of [                    ], 20[    ], these accounts had an aggregate receivables balance of $            , which represents approximately     % of the total outstanding receivables in the master trust.]

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[To the extent material, insert the following:] [In cases where a cardholder has overcome temporary financial hardship, but has shown the ability and a willingness to resume regular payments, Citibank may return the cardholder’s account to current status—or “re-age” the account—even if the cardholder cannot pay the entire overdue amount. The re-aging of accounts has the effect of lowering reported delinquencies. Re-aging practices are governed by Federal Financial Institutions Examination Council guidelines. To be eligible for re-aging, the account must have been originated at least nine months earlier and the cardholder must have made the equivalent of three minimum monthly payments in the last 90 days. No account may be re-aged more than once in the last year or more than two times in the last five-year period. During the three months ended [                    ], 20[    ],         accounts, which represent approximately    % of the average number of accounts designated to the master trust during such period, were re-aged. At the time of such re-aging, these accounts had an aggregate receivables balance of $            , which represents approximately     % of the average outstanding receivables in the master trust during such three-month period.]

Revenue Experience

The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the [        ] months ended [                    ], 20[    ] and for each of the years ended December [    ], 20[    ], December [    ], 20[    ] and December [    ], 20[    ] are set forth in the following table.

The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield calculated for each period below is obtained by dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/[        ] for the [        ] months ended [                    ], [        ], 365/[        ] for the year ended December [    ], 20[    ], 366/[        ] for the year ended December [    ], 20[    ] and 365/[        ] for the year ended December [    ], 20[    ]).

Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the amount, if any, of principal receivables that is discounted and treated as finance charge receivables, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.

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Revenue Experience for the Accounts

(Dollars in Thousands)

	[ ] Months Ended [ ], 20[ ]		Year Ended
			December [ ], 20[ ]		December [ ], 20[ ]		December [ ], 20[ ]

Finance Charges and Fees Paid	$		$		$		$
Average Revenue Yield		%		%		%		%

The revenues from periodic finance charges and fees—other than annual fees—depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

From March 2009 to March 2011, a 1% discount percentage was applied to the principal receivables in the credit card accounts designated to the master trust. The impact of this discounting—by recharacterizing 1% of principal collections as finance charge collections—was to increase the reported revenue yield on the accounts by an amount ranging from 1.97% to 2.39%, with an average increase of 2.17%, during the 25 trust monthly reporting periods that discounting was in effect. This discounting was discontinued in accordance with the operative documents in April 2011 because the 3-month average excess spread was above 7% for each of the three preceding trust monthly reporting periods.

Cardholder Monthly Payment Rates

The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that are treated as payments of principal receivables and finance charge receivables with respect to the accounts under the pooling and servicing agreement. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic

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conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change. Cardholder monthly payment rates are calculated on the balances of those cardholder accounts that have an amount due. Cardholder accounts with a zero balance or a credit balance are excluded from these calculations.

As of the most recent related billing date prior to [                    ], [            ]% of the accounts had a credit balance or otherwise had no payment due, [            ]% of the cardholders paid their entire outstanding balance, [            ]% of the cardholders made only the minimum payment due, [            ]% of the cardholders paid an amount less than the minimum due (including no payment) and the remaining [    ]% of the cardholders paid an amount greater than the minimum due, but less than the entire outstanding balance.

Cardholder Monthly Payment Rates for the Accounts

	[ ] Months Ended [ ] 20[ ]	Year Ended
		December [ ] 20[ ]	December [ ] 20[ ]	December [ ] 20[ ]

Lowest Month	%	%	%	%
Highest Month	%	%	%	%
Average of the Months in the Period	%	%	%	%

Interchange

Credit card-issuing banks participating in the MasterCard International, VISA and American Express systems receive interchange or similar fee income—referred to herein as interchange—as compensation for performing issuer functions, including taking credit risk, absorbing certain fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International, VISA and American Express systems, interchange in connection with cardholder charges for merchandise and services is passed from banks or other entities which clear the transactions for merchants to credit card-issuing banks. Interchange generally ranges from approximately 1% to 2% of the transaction amount, but these amounts may be higher for certain card products or transactions. Citibank is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank. MasterCard International, VISA and American Express may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

The receivables in the credit card accounts designated to the master trust as of [            ], 20[ ] included $[            ] of finance charge receivables and $[            ] of principal receivables—which amounts include overdue finance charge receivables and overdue

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principal receivables. As of [            ], 20[ ] there were [            ] accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $[            ] and an average credit limit of $[            ]. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately [            ]%. Approximately [            ]% of the accounts were opened before [            ], 20[    ].

As of [                    ], 20[    ], [    ]% of the credit card receivables in the master trust represented obligations of cardholders with billing addresses in the United States. Of the accounts, as of [            ], 20[ ], the following percentages related to cardholders with billing addresses in the following states:

	Percentage of Total Number of Accounts	Percentage of Total Outstanding Receivables
California	%	%
New York	%	%
Texas	%	%
Florida	%	%
Illinois	%	%

Since the largest number of cardholders’ billing addresses were in California, New York, Texas, Florida and Illinois, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables. No other state represents more than 5% of the number of accounts or outstanding receivables.

As of [                    ], 20[    ], [    ]% of the credit card receivables in the master trust related to small business revolving credit card accounts originated by Citibank. The receivables in the [            ] small business credit card accounts designated to the master trust as of [                    ], 20[    ] included $[            ] of finance charge receivables and $[            ] of principal receivables – which amounts include overdue finance charge receivables and overdue principal receivables.

Citibank issues its small business credit cards to business owners who agree to use the cards for business purposes. With respect to substantially all accounts, both the individual business owner and the business are jointly and severally liable for all charges and balances on the account. For the remainder of the accounts, only the individual business owner is liable. The small business credit card accounts generally have higher receivables balances, credit limits and monthly payment rates than the other accounts designated to the master trust, taken as a whole. In addition, interchange generated on the receivables in these accounts is generally higher than the interchange generated on the receivables in the other accounts designated to the master trust.

As of [                    ], 20[    ], the small business credit card accounts designated to the master trust had an average principal receivable balance of $[            ] and an average credit limit of $[            ]. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately [    ]%. Approximately [    ]% of the accounts were opened before [                    ] 20[    ]. Of the

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accounts, as of [                    ], 20[    ], [     ]% of the receivables related to obligors with billing addresses in California and [    ]% in Texas. No other state represents more than 10% of the outstanding receivables. As of [                    ], 20[    ], [    ]% of the receivables in the accounts related to obligors whose FICO score is greater than 660, and [    ]% of the receivables had a “current” payment status as of the most recent related billing date.

As of the most recent related billing date prior to [                    ], 20[    ], [     ]% of the small business credit card accounts had a credit balance or otherwise had no payment due, [    ]% of the obligors paid their entire outstanding balance, [    ]% of the obligors made only the minimum payment due, and the remaining [    ]% of the obligors paid an amount either less than the minimum due (including no payment) or greater than the minimum due, but less than the entire outstanding balance.

As of [                    ], approximately [        ]% of the credit card receivables in the master trust related to credit cards issued under the Citibank/American Airlines AAdvantage co-brand program. Cardholders in the AAdvantage program receive benefits for the amounts charged on their AAdvantage cards, including frequent flyer miles in American Airlines’ frequent flyer program. Conditions that adversely affect the airline industry or American Airlines could adversely affect the usage and payment patterns of the AAdvantage cards. In addition, termination of the AAdvantage program could have an adverse effect on the payment rates and excess spread reported by the master trust.

On November 29, 2011, AMR Corporation and certain of its subsidiaries, including American Airlines, Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York. In a press release issued November 29, 2011, AMR Corporation stated that American Airlines expects to maintain the AAdvantage frequent flyer program and normal flight schedules throughout the Chapter 11 process. However, there can be no assurance that such program or flight schedules will continue to be maintained or that adverse developments with respect to American Airlines will not have an adverse effect on the Citibank/American Airlines AAdvantage co-brand program, including performance of the AAdvantage cards.

The credit card accounts include receivables which, in accordance with the servicer’s normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

The following tables summarize the credit card accounts designated to the master trust as of [            ], 20[ ] by various criteria. References to “Receivables Outstanding” in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

AI-7

Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account’s unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.

Composition of Accounts by Account Balance

Account Balance	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding		Percentage of Total Receivables Outstanding
Credit Balance		%		$	%
No Balance
Less than or equal to $500.00
$500.01 to $1,000.00
$1,000.01 to $2,000.00
$2,000.01 to $3,000.00
$3,000.01 to $4,000.00
$4,000.01 to $5,000.00
$5,000.01 to $6,000.00
$6,000.01 to $7,000.00
$7,000.01 to $8,000.00
$8,000.01 to $9,000.00
$9,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
Over $20,000.00

Total		%	$		%

Composition of Accounts by Credit Limit

Credit Limit	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding		Percentage of Total Receivables Outstanding
Less than or equal to $500.00		%			$	%
$500.01 to $1,000.00
$1,000.01 to $2,000.00
$2,000.01 to $3,000.00
$3,000.01 to $4,000.00
$4,000.01 to $5,000.00
$5,000.01 to $6,000.00
$6,000.01 to $7,000.00
$7,000.01 to $8,000.00
$8,000.01 to $9,000.00
$9,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
Over $20,000.00

Total			%	$			%

AI-8

Accounts presented in the table below as “Current” include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.

Composition of Accounts by Payment Status

Payment Status	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding	Percentage of Total Receivables Outstanding
Current			%	$		%
Up to 34 days delinquent
35 to 64 days delinquent
65 to 94 days delinquent
95 to 124 days delinquent
125 to 154 days delinquent
155 to 184 days delinquent

Total			%	$		%

Composition of Accounts by Age

Age	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to 6 months			%	$		%
Over 6 months to 12 months
Over 12 months to 24 months
Over 24 months to 36 months
Over 36 months to 48 months
Over 48 months to 60 months
Over 60 months

Total			%	$		%

The following table sets forth the composition of accounts by FICO®* score as of [                    ]. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by major credit bureaus to assess credit risk. A credit report is generally obtained from one or more credit bureaus for each application for a new account. Once a customer has been issued a card, Citibank refreshes the FICO score on most accounts on a monthly basis. Citibank generally does not refresh the FICO scores of closed accounts that have no balance and certain other categories of accounts. A FICO score of zero indicates that the FICO score of an account has not been refreshed for one of these reasons or that the customer did not have enough credit history for a FICO score to be calculated.

As of [                    ], [    ]% of the receivables in the master trust related to obligors whose FICO score is greater than 660.

AI-9

Composition of Accounts by FICO Score

FICO Score	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding	Percentage of Total Receivables Outstanding
0			%	$		%
001 to 599
600 to 639
640 to 660
661 to 679
680 to 699
700 to 719
720 to 739
740 to 759
760 to 800
801 and above

Total			%	$		%

*	FICO® is a registered trademark of Fair, Isaac & Company.

Billing and Payments

The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

In general, each month billing statements are sent to cardholders. To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of any amount which is past due plus any amount which is in excess of the credit limit and, for most accounts, the greatest of the following:

•	the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20;

•	1% of the new balance plus the amount of any billed finance charges and any billed late fee; and

•	1.5% of the new balance.

A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day’s balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day’s balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

AI-10

As of the date of this prospectus supplement:

•

the periodic finance charge imposed on balances in most credit card accounts for purchases is the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 10.74% to 21.74%. A small portion of the credit card accounts have a non-variable periodic finance charge imposed on purchase balances ranging from 13.99% to 24.99%;

•	the periodic finance charge imposed on balances in most credit card accounts for cash advances is the sum of the Prime Rate and 21.99%; and

•

if a cardholder fails to make a payment by the due date under their credit card agreement, the periodic finance charge assessed on new transactions can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice. If a cardholder fails to make a payment for more than 60 days after the due date under their credit card agreement, the periodic finance charge assessed on existing balances in their account can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice.

Promotional rates are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

Most of the accounts are subject to additional fees, including:

•

a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement. The late fee is up to $25 (or up to $35 if a late fee was assessed on the account during the previous six billing cycles); provided that the late fee will not be greater than the associated required minimum payment;

•	a cash advance fee which is generally equal to 5.0% of the amount of the cash advance, subject to a minimum fee of $10;

•	a balance transfer fee of 5.0% of the amount transferred to the account, subject to a minimum fee of $10, unless otherwise disclosed in a particular offer;

•

a fee on purchases made outside the United States, whether in U.S. dollars or a foreign currency, which is generally equal to 3.0% of the amount of the purchase, after its conversion into U.S. dollars;

•

a returned payment fee of $25 (or up to $35 if a returned payment fee was assessed on the account during the previous six billing cycles); provided that the returned payment fee will not be greater than the required minimum payment associated with the returned payment; and

•	a stop payment fee of $39, assessed if the cardholder requests that payment be stopped on a bank-issued convenience check.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

AI-11

Payments by cardholders on the accounts are processed and applied first to all minimum amounts due. Payments in excess of the minimum amount due generally are applied to balances associated with higher periodic rates before balances associated with lower periodic rates.

Recent Lump Additions and Removals

Citibank may from time to time transfer credit card receivables to the master trust in lump additions by designating additional accounts to the master trust. The table below presents the date, amount and percentage of the master trust portfolio of those lump additions made since January 20[    ] (calculated based on the principal amount of the lump addition and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump addition date).

Lump Additions of Receivables Since January 20[    ]

Lump Addition Date	Amount of Finance Charge Receivables	Amount of Principal Receivables	Total Receivables	Percentage of Outstanding Principal Receivables
	$	$	$	%
	$	$	$	%
	$	$	$	%
	$	$	$	%

[The information in this Annex I relating to the master trust receivables and accounts does not reflect the lump addition of receivables made on [                    ]. The inclusion of these receivables in the master trust is not expected to materially impact the performance of the master trust’s assets.]

Citibank may from time to time remove credit card receivables from the master trust in lump removals. The table below presents the date, amount and percentage of the master trust portfolio of those lump removals made since January 20[    ] (calculated based on the principal amount of the lump removal and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump removal date).

Lump Removals of Receivables Since January 20[    ]

Lump Removal Date	Amount of Finance Charge Receivables	Amount of Principal Receivables	Total Receivables	Percentage of Outstanding Principal Receivables
	$	$	$		%
	$	$	$		%
	$	$	$		%
	$	$	$		%

In addition, Citibank from time to time removes inactive, zero balance accounts from the master trust in lump removals.

AI-12

Static Pool Information

Static pool information is information relating to the master trust receivables, organized by year of origination of each related credit card account. Static pool information concerning losses, delinquencies, revenue yield and payment rate for the master trust receivables since January 20[    ] is set forth in the following tables. This information is organized by year of origination of the applicable account for each of the five most recent years, and for accounts originated more than five years ago. As of [                     , 20    ], less than [    ]% of the accounts were originated within the last five years. There can be no assurance that the loss, delinquency, revenue yield and payment rate experience for the receivables in the future will be similar to the historical experience set forth below.

For purposes of the following tables, a “due period” for a particular month is the period beginning on the third to last business day of the prior month through and including the fourth to last business day of that month. The annualization factor for the percentages noted in the tables is 365 (or 366 in the case of a leap year) divided by the number of days in the due period. Thus, variation in the number of days in due periods can have a pronounced effect on the annualized percentages shown in the tables. In addition, static pool information is reported for new accounts only when those accounts are added to the master trust so no performance statistics are available for any period prior to the addition of the accounts to the master trust.

Net Losses

Net Losses reflect principal receivables balances that (1) have become 185 days delinquent or (2) are associated with bankruptcy filings, which are charged off within 30 days of notification. (Prior to a change in Citibank’s bankruptcy loss recognition practice in September 2009, balances were charged off within 10 days of notification of bankruptcy.) Net losses include principal recoveries. The net losses percentage shown in the tables below is calculated by dividing net principal charged off during the due period by the principal receivables balance as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the denominator is the weighted average principal receivables balance over the due period. The principal receivables balance shown in the table below does not include finance charges and is as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the balance shown is the weighted average principal receivables balance over the due period.

AI-13

Net Losses by Year of Account Origination

(by Monthly Due Period)

Year of Account Origination	Principal Receivables [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

AI-14

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Delinquent Receivables that are 35 Days or More Past Due

Delinquencies include both principal and finance charge receivables. The monthly delinquencies 35+ days percentage shown in the tables below is calculated by dividing total receivables 35 days and more past due by the principal and finance charge receivables as of the last full weekend of the month. The receivables outstanding balance shown in the table below includes principal and finance charges and is as of the last full weekend of the month.

Delinquencies 35+ Days by Year of Account Origination

(by Monthly Period)

Year of Account Origination	Receivables Outstanding [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

AI-15

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

AI-16

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Delinquent Receivables that are 95 Days or More Past Due

Delinquencies include both principal and finance charge receivables. The monthly delinquencies 95+ days percentage shown in the tables below is calculated by dividing total receivables 95 days and more past due by the principal and finance charge receivables as of the last full weekend of the month. The receivables outstanding balance shown in the table below includes principal and finance charges and is as of the last full weekend of the month.

Delinquencies 95+ Days by Year of Account Origination

(by Monthly Period)

Year of Account Origination	Receivables Outstanding [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

AI-17

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Monthly Total Payment Rate

The monthly total payment rate is calculated by taking the sum of all principal and finance charge payments received from cardholders over the due period and dividing it by the principal and finance charge receivables balance as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the denominator is the weighted average principal and finance charge receivables balance over the due period.

AI-18

The principal and finance charge receivables balance shown in the table below is as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the balance shown is the weighted average principal and finance charge receivables balance over the due period.

Monthly Total Payment Rate by Year of Account Origination

(by Monthly Due Period)

Year of Account Origination	Principal and Finance Charge Receivables [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

AI-19

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Revenue Yield

Revenue Yield is the sum of finance charges, fees paid by cardholders and interchange, less a 1.50% servicing fee payable only from interchange. Deductions for finance charge write-offs as well as re-investment income from funds in the interest funding account and the principal funding account are not reflected in revenue yield. The revenue yield percentage is computed by dividing revenue yield by the principal receivables balance as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the denominator is the weighted average principal receivables balance over the due period. The principal receivables balance shown in the table below does not include finance charges and is as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the balance shown is the weighted average principal receivables balance over the due period.

Revenue Yield by Year of Account Origination

(by Monthly Due Period)

Year of Account Origination	Principal Receivables [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

AI-20

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

AI-21

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

[Changes in Underwriting Criteria]

[Describe any recent material changes in the underwriting criteria for new accounts designated to the master trust, including variations in the underwriting criteria for accounts purchased from another institution.]

AI-22

Citibank Credit Card Issuance Trust

Issuing Entity

$[            ] [Floating Rate] [        %] Class 20[    ]- [            ]

Notes of [            ] 20[    ]

(Legal Maturity Date [            ] 20[            ])

Citibank, N.A.

Sponsor and Depositor

Prospectus Supplement

Dated [            ] 20[            ]

Underwriters

[Name of Underwriter]

[Name of Underwriter]

[Name of Underwriter]

[Name of Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The notes are not being offered in any state where the offer is not permitted.

The issuance trust does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 28, 2012

REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT

FOR NOTES OF A SINGLE ISSUANCE SERIES

PROSPECTUS SUPPLEMENT DATED

(to Prospectus dated             )

Citibank Credit Card Issuance Trust

Issuing Entity

Citibank, N.A.

Sponsor and Depositor

Series [            ] Notes

$            [Floating Rate] [            %] Class A Notes of [month] [year]

(Legal Maturity Date [month] [year])

$            [Floating Rate] [            %] Class B Notes of [month] [year]

(Legal Maturity Date [month] [year])

$            [Floating Rate] [            %] Class C Notes of [month] [year]

(Legal Maturity Date [month] [year])

The issuance trust will issue and sell	Class A Notes	Class B Notes	Class C Notes
Principal amount	$	$	$
Interest rate	[ % per annum] [LIBOR [plus] [minus] per annum]	[ % per annum] [LIBOR plus per annum]	[ % per annum] [LIBOR plus per annum]
Interest payment dates	day of each , , and , beginning	day of each , , and , beginning	day of each , , and , beginning
Expected principal payment date	, 20	, 20	, 20
Legal maturity date	, 20	, 20	, 20
Expected issuance date	, 20	, 20	, 20
Price to public	$ (or %)	$ (or %)	$ (or %)
Underwriting discount	$ (or %)	$ (or %)	$ (or %)
Proceeds to the issuance trust	$ (or %)	$ (or %)	$ (or %)

The Series [            ] notes will be paid from the issuance trust’s assets consisting primarily of an interest in credit card receivables arising in a portfolio of revolving credit card accounts.

Principal payments on Class B notes are subordinated to payments on Class A notes. Principal payments on Class C notes are subordinated to payments on Class A and Class B notes.

[See page S-[            ] for a description of how LIBOR is determined.]

You should review and consider the discussion under “Risk Factors” beginning on page 17 of the accompanying prospectus before you purchase any notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are obligations of Citibank Credit Card Issuance Trust only and are not obligations of or interests in any other person. The Series [            ] notes are secured by only some of the assets of Citibank Credit Card Issuance Trust. Noteholders will have no recourse to any other assets of Citibank Credit Card Issuance Trust for the payment of the notes. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Underwriters of the Class A Notes

[            ]

Underwriters of the Class B Notes

[            ]

Underwriters of the Class C Notes

[            ]

Prospectus Supplement

Summary of Terms	S-3
Underwriting	S-18
Review of Disclosure Regarding Master Trust Assets	S-21
Demands for Repurchases of Receivables	S-23
Annex I	AI-1

The table of contents for the prospectus begins on page (i) of that document.

Information about the Series             notes is in two separate documents: a prospectus and a prospectus supplement. The prospectus provides general information about each series of notes issued by Citibank Credit Card Issuance Trust, some of which may not apply to the Series [            ] notes. The prospectus supplement provides the specific terms of the Series [            ] notes. You should carefully read both the prospectus and the prospectus supplement before you purchase any of the Series [            ] notes.

This prospectus supplement may supplement disclosure in the accompanying prospectus.

In deciding whether to purchase the Series [            ] notes, you should rely solely on the information in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you different information about the Series [            ] notes.

This prospectus supplement may be used to offer and sell the Series [            ] notes only if accompanied by the prospectus.

The Series [            ] notes are offered subject to receipt and acceptance by the underwriters and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

SUMMARY OF TERMS

Because this is a summary, it does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and prospectus before you purchase any of the Series [            ] notes.

There is a glossary beginning on page [            ] of the prospectus where you will find the definitions of some terms used in this prospectus supplement.

Securities Offered	$ [Floating Rate] [ %] Class A notes of [month] [year] (legal maturity date [month] [year]) of Series [ ]

$ [Floating Rate] [ %] Class B notes of [month] [year] (legal maturity date [month] [year]) of Series [ ]

$ [Floating Rate] [ %] Class C notes of [month] [year] (legal maturity date [month] [year]) of Series [ ].

The Series [ ] notes are issued by, and are obligations of, Citibank Credit Card Issuance Trust. The Series [ ] notes are a single issuance series. The issuance trust will not issue any other class of notes of this series, but it may issue additional notes of Class A, Class B or Class C. Holders of the Series [ ] notes will not receive notice of, or have the right to consent to, any subsequent issuance of Series [ ] notes. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes” in the prospectus.

All of the subordinated notes of a single issuance series provide subordination protection to the senior notes of the same series, but not to the notes of any other series.

[The following relates to fixed-

rate notes:]

Interest	The Class notes will accrue interest at the rate of % per annum.

The Class notes will accrue interest at the rate of % per annum.

The Class notes will accrue interest at the rate of % per annum.

Interest on the Series notes will accrue from , 20 and will be calculated on the basis of a 360-day year of twelve 30-day months.

The issuance trust will make interest payments on the Series notes on the day of , , and , beginning , 20 . If an event of default or early redemption event occurs with respect to any of the Series notes, or if any of the Series notes are not paid in full on their expected principal payment date, the issuance trust will begin making interest payments on the day of every month. Interest payments due on a day that is not a business day in New York and South Dakota will be made on the following business day.

The payment of accrued interest on a class of Series [ ] notes from finance charge collections is not senior to or subordinated to payment of interest on any other class of the Series [ ] notes.

[The following relates to

floating-rate notes:]

Interest	The Class A notes will accrue interest at a per annum rate equal to the [ ]-month LIBOR rate for U.S. dollar deposits for the applicable interest period [plus] [minus] a margin of [ ]%.

The Class B notes will accrue interest at a per annum rate equal to the [ ]-month LIBOR rate for U.S. dollar deposits for the applicable interest period plus a margin of [ ]%.

The Class C notes will accrue interest at a per annum rate equal to the [ ]-month LIBOR rate for U.S. dollar deposits for the applicable interest period plus a margin of [ ]%.

[However, the interest rate for the Class notes for the initial interest period will be determined by reference to a straight-line interpolation—based on the actual number of days in the initial interest period—between [ ] and [ ] LIBOR.]

Interest on the Series notes will accrue from [ ] and will be calculated on the basis of the actual number of days in the year divided by a 360-day year. The LIBOR rate for each interest period will be determined by the issuance trust two business days before the beginning of that interest period. For purposes of determining LIBOR, a business day is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. The applicable LIBOR rate will be the rate for deposits in U.S. dollars for the applicable interest period which appears on the Reuters Screen LIBOR01 Page (successor to Telerate Page 3750)—or any other page as may replace that page on that service or any successor service for the purpose of displaying comparable rates or prices—as of 11:00 a.m., London time, on that date. If the LIBOR rate does not appear on the Reuters Screen LIBOR01 Page (successor to Telerate Page 3750)—or any other page as may replace that page on that service or any successor service for the purpose of displaying comparable rates or prices—the LIBOR rate for the applicable interest period will be determined on the basis of the rate at which deposits in U.S. dollars are offered by four major banks in the London interbank market, selected by the issuance trust, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for the applicable interest period.

The issuance trust will request the principal London office of each reference bank to provide a quotation of its LIBOR rate for the applicable interest period. If at least two quotations are provided as requested, the applicable LIBOR rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the applicable LIBOR rate will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the issuance trust, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. dollars to leading European banks for the applicable interest period.

The payment of accrued interest on a class of Series              notes from finance charge collections is not senior to or subordinated to payment of interest on any other class of the Series              notes. The issuance trust will make interest

payments on the Series notes on the [ ] day of each , beginning [ ]. Interest payments due on a day that is not a business day in New York and South Dakota will be made on the following business day.

Principal	The issuance trust expects to pay the stated principal amount of the Class A, Class B and Class C notes in one payment on , 20__, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose. However, if the stated principal amount of any class of the Series [ ] notes is not paid in full on the expected principal payment date, noteholders will not have any remedies against the issuance trust until , 20__, the legal maturity date of the Series [ ] notes.

If the stated principal amount of the Class A, Class B or Class C notes is not paid in full on the expected principal payment date, then principal and interest payments on the Series [ ] notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier. However, if the nominal liquidation amount of any class of Series [ ] has been reduced, the amount of principal collections and finance charge collections available to pay principal of and interest on the Series [ ] notes will be reduced. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

The initial nominal liquidation amount of the Series [ ] notes is $ , consisting of:

•	Class A notes of $[ ],

•	Class B notes of $[ ], and

•	Class C notes of $[ ].

If the nominal liquidation amount of a class of notes is reduced by reallocations of principal of that class to pay interest on a senior class, or as a result of charge-offs to the principal receivables in the master trust, and not reimbursed as described in the prospectus, not all of the principal of that class will be repaid. For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar
Principal Amount and Nominal Liquidation Amount of Notes” in the prospectus.

Principal of the Class A notes will generally be paid in full before any principal of the Class B notes or Class C notes is paid, and principal of the Class B notes will generally be paid in full before any principal of the Class C notes is paid. However, there are exceptions to this rule. See “The Notes—Subordination of Principal” and “Deposit and Application of Funds—Limit on Repayments of Subordinated Classes of Single Issuance Series” in the prospectus.

Principal of the Series [ ] notes may be paid earlier than the expected principal payment date if an early redemption event or an event of default occurs with respect to these notes. See “Covenants, Events of Default and Early Redemption Events—Early Redemption Events” and “—Events of Default” in the prospectus.

If principal payments on the Series [ ] notes are made earlier or later than the expected principal payment date, the monthly principal date for principal payments will be the day of each month, or if that day is not a business day, the following business day.

[Monthly Accumulation Amount for the Class A Notes	$ . This amount is one-twelfth of the initial dollar principal amount of the Class A notes, and is targeted to be deposited in the principal funding account for the Class A notes each month beginning with the twelfth month before the expected principal payment date of the Class A notes. This amount will be increased if the date for beginning the budgeted deposits is postponed, as described under “Deposit and Application of Funds—Targeted Deposits of Principal Collections to the Principal Funding Account—Budgeted Deposits” in the prospectus.]

[Outstanding Dollar Principal Amount	$ . Include only for discount notes and foreign currency notes.]

Class C Reserve Account	The issuance trust will establish an unfunded Class C reserve account to provide credit enhancement solely for the holders of Class C notes. The Class C reserve account will not be funded unless and until surplus finance charge collections fall below the levels described in the table below or an early redemption event or event of default occurs. For a discussion of surplus finance charge collections, see the definition of “Surplus Finance Charge Collections” in the glossary to the prospectus.

The Class C reserve account will be funded each month, as necessary, from finance charge collections allocated to the collateral certificate that month after payment of fees and expenses of the master trust servicer and the indenture trustee, targeted deposits to the interest funding account, reimbursement of charge-offs of principal receivables in the master trust that are allocated to the collateral certificate and reimbursement of any deficits in the nominal liquidation amounts of the notes.

In addition, if a new issuance of notes of Series [ ] results in an increase in the funding deficit of the Class C reserve account, the issuance trust will make a cash deposit to the Class C reserve account in the amount of that increase. See “The Notes—Issuances of New Series, Classes and Subclasses of Notes” in the prospectus.

Funds on deposit in the Class C reserve account will be available to holders of Class C notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve account will also be available to holders of Class C notes on any day when principal is payable, but only to the extent that the nominal liquidation amount of the Class C notes plus other funds being held by the indenture trustee for payment of principal to holders of Class C notes is less than the outstanding dollar principal amount of the Class C notes. The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes.

No funds will be deposited into the Class C reserve account on the date the Class C notes are issued. The Class C reserve account will be funded if surplus finance charge collections fall below the levels described below. The left column of the table below gives the level of surplus finance charge collections, expressed as a percentage of principal receivables in the master trust. The right column gives the amount of funding required for the Class C reserve account, expressed as a percentage of the aggregate outstanding dollar principal amount of the Series [ ] notes.

Percentage of surplus finance charge collections, averaged over the three most recent months	Percentage of aggregate outstanding dollar principal amount of Series [ ] notes

The amount targeted to be in the Class C reserve account will be adjusted monthly to the percentages specified in the table as the surplus finance charge collections rise or fall. If an early redemption event or event of default occurs with respect to the Class C notes, the targeted Class C reserve account amount will be the greater of % of the aggregate outstanding dollar principal amount of Series [ ] notes and $ .

See “Deposit and Application of Funds—Targeted Deposits to the Class C Reserve Account” in the prospectus.

Monthly reports concerning the performance of the credit card receivables in the master trust will be filed with the Securities and Exchange Commission. The level of surplus finance charge collections will be included in these publicly-available reports.]

[the following heading will be

included only in prospectus

supplements with interest rate

swaps]

The Interest Rate Swap

In order to manage interest rate risk, the issuance trust intends to enter into an interest rate swap with [            ], a [            ], as swap counterparty. [The swap counterparty provides a wide range of business and banking services, including [            ].] The swap counterparty is rated “[            ]” or its equivalent by [at least two nationally recognized rating agencies]. [If the swap counterparty is

Citibank, N.A., include the following: The swap counterparty is the sole owner of the beneficial interest in the issuance trust.]

The interest rate swap will have a notional amount equal to the outstanding dollar principal amount of the Class notes and will terminate on the expected principal payment date of the Class notes.

Under the interest rate swap, the issuance trust will pay interest monthly to the swap counterparty on the notional amount [at a fixed rate of %] [based on a floating rate of interest equal to -month LIBOR plus a margin of 0. %] per annum and the swap counterparty will pay interest monthly to the issuance trust on the notional amount based on the rate of interest applicable to the Class notes.

The issuance trust’s net swap payments will be paid out of funds available in the interest funding subaccount for the Class notes. Net swap receipts from the swap counterparty will be deposited into the interest funding subaccount for the Class notes and will be available to pay interest on the Class notes.

Neither a ratings downgrade or a default by the swap counterparty nor a termination of the interest rate swap will constitute an early redemption event or an event of default with respect to the Class notes, nor affect the obligation of the issuance trust to pay interest on and principal of the Class notes.

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap is [less than 10%] [ ]%.

[If the significance percentage of the interest rate swap is 10% or more, but less than 20%, include selected financial data complying with Item 1115(b)(1) of Regulation AB in the prospectus supplement.]

[If the significance percentage of the interest rate swap is 20% or more, include financial statements complying with Item 1115(b)(2) of Regulation AB in the prospectus supplement.]

[the following heading will be

included only in prospectus

supplements with derivative

agreements other than

interest rate swaps]

The [specify type of derivative agreement, i.e., a currency swap, cap or collar]	[Describe name, organizational form and general character of the business of the derivative counterparty.]

[Describe operation and material terms of the derivative agreement, including limits on the timing or amounts of payments or any conditions to payments.]

[Describe any material provisions regarding substitution of the derivative agreement.]

[Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the derivative agreement is [less than 10%] [ ]%.]

[If the significance percentage of the derivative agreement is 10% or more, but less than 20%, include selected financial data complying with Item 1115(b)(1) of Regulation AB in the prospectus supplement.]

[If the significance percentage of the derivative agreement is 20% or more, include financial statements complying with Item 1115(b)(2) of Regulation AB in the prospectus supplement.]

Optional Redemption by the Issuance Trust	The issuance trust has the right, but not the obligation, to redeem the Series [ ] notes in whole but not in part on any day on or after the day on which the aggregate nominal liquidation amount of Series [ ] notes is reduced to less than 5% of its initial dollar principal amount. This repurchase option is referred to as a clean-up call.

If the issuance trust elects to redeem the Series [            ] notes, it will notify the registered holders of the redemption at least 30 days prior to the redemption date. The redemption price of a note so redeemed will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuance trust is unable to pay the redemption price in full on the redemption date, monthly payments on the Series [ ] notes will thereafter be made until the outstanding dollar principal amount of the Series [ ] notes, plus all accrued and unpaid interest, is paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for a redeemed Series [ ] note will be applied to make the principal and interest payments on that note on the redemption date. Principal payments on redeemed Series [ ] notes will be made first to the Class A notes until paid in full, then to the Class B notes until paid in full and finally to the Class C notes until paid in full.

Security for the Notes	The Series [ ] notes are secured by a shared security interest in the collateral certificate and the collection account, but each class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture. Each class of Series [ ] notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, [in the case of the Class [ ] notes, payments received from the swap counterparty under the interest rate swap], and in the case of Class C notes, the applicable Class C reserve account. See “Sources of Funds to Pay the Notes—The Collateral Certificate” and “—The Trust Accounts” in the prospectus.

Limited Recourse to the Issuance Trust	The sole source of payment for principal of or interest on the Series [ ] notes is provided by:

•

the portion of the principal collections and finance charge collections received by the issuance trust under the collateral certificate and available to the Series [            ] notes after giving effect to all allocations and reallocations; and

•	funds in the applicable trust accounts for the Series [ ] notes; [and

•	payments received from the swap counterparty under the interest rate swap.]

Series [ ] noteholders will have no recourse to any other assets of the issuance trust or any other person or entity for the payment of principal of or interest on the Series [ ] notes.

Master Trust Assets and Receivables	The collateral certificate, which is the issuance trust’s primary source of funds for the payment of principal of and interest on the Series [ ] notes, is an investor certificate issued by Citibank Credit Card Master Trust I. The collateral certificate represents an undivided interest in the assets of the master trust. The master trust assets include credit card receivables from selected MasterCard, VISA and American Express revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the prospectus under “The Master Trust—Master Trust Assets.”

The credit card receivables in the master trust consist of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and some other fees billed to cardholders, as well as amounts representing a discount from the face amount of principal receivables.

The aggregate amount of credit card receivables in the master trust as of was $ , of which $ were principal receivables and $ were finance charge receivables. See “The Master Trust Receivables and Accounts” in Annex I of this prospectus supplement for more detailed financial information on the receivables and the accounts.

In addition:

•	Citibank may at its option designate additional credit card accounts to the master trust, and the receivables arising in those accounts will then be transferred daily to the master trust.

•	If the amount of receivables in the master trust falls below a required minimum amount, Citibank is required to designate additional accounts to the master trust.

•

Citibank may also designate newly originated accounts to the master trust. The number of newly originated accounts that may be designated to the master trust is limited to quarterly and yearly maximums.

•	Citibank may remove receivables from the master trust by ending the designation of the related account to the master trust.

All additions and removals of accounts are subject to additional conditions. See “The Master Trust—Master Trust Assets” in the prospectus for a fuller description.

Other Master Trust Series	The collateral certificate is a certificate of beneficial ownership issued by the master trust. Pursuant to a supplement to the pooling and servicing agreement dated May 1, 2009, the master trust issued a new certificate of beneficial interest—the Series 2009 certificate—to the seller in order to provide credit enhancement to the collateral certificate and the notes. The Series 2009 certificate has a fluctuating principal amount which will generally equal 7.66865% of the invested amount of the collateral certificate (which equals the aggregate nominal liquidation amount of all of the issuance trust’s notes). For a description of the Series 2009 certificate, see “The Master Trust—The Series 2009 Certificate” in the prospectus.

In addition to the collateral certificate and the Series 2009 certificate, other master trust certificates may be issued from time to time. See “The Master Trust—Allocation of Collections, Losses and Fees” in the prospectus.

No master trust certificates other than the collateral certificate and the Series 2009 certificate are currently outstanding.

Participation with Other Classes of Notes	The Series [ ] notes will be the series of notes issued by the issuance trust and still outstanding in Group .

Collections of finance charge receivables allocable to each class of notes in Group will be aggregated and shared by each class of notes in Group pro rata based on the applicable interest rate of each class. See “Deposit and Application of Funds—Allocation to Interest Funding Subaccounts” in the prospectus. Under this system, classes of notes in Group with high interest rates take a larger proportion of the collections of finance charge receivables allocated to Group than classes of notes with low interest rates. Consequently, the issuance of later classes of notes with high interest rates can have the effect of reducing the finance charge collections available to pay interest on your notes, or available to reimburse reductions in the nominal liquidation amount of your notes.

As of , [ ], the weighted average interest rate payable by the issuance trust on the outstanding classes of notes in Group was % per annum. As of that date, the aggregate outstanding dollar principal amount of those notes was $ .

[As of , , the aggregate outstanding dollar principal amount and weighted average interest rate payable by the issuance trust on the outstanding series of notes in Group was as follows:

	Outstanding Principal Amount	Weighted Average Interest Rate

Series	$	% per annum

Series	$	% per annum

Series	$	% per annum]

[In addition to the outstanding series of notes in Group , there are other series of notes outstanding, with an aggregate outstanding dollar principal amount of $ , which are divided into Groups. The aggregate outstanding dollar principal amount and weighted average interest rate of each of these other Groups was as follows:

	Outstanding Principal Amount	Weighted Average Interest Rate

Group	$	% per annum

Group	$	% per annum

Group	$	% per annum]

[The aggregate outstanding dollar principal amount and weighted average interest rate payable by the issuance trust on the outstanding notes of the series in each of these other groups was as follows:

Group :
	Outstanding Principal Amount	Weighted Average Interest Rate

Series	$	% per annum

Series	$	% per annum

Series	$	% per annum]

[repeat the above table for each other Group]

For a list and description of the issuance trust’s outstanding notes, see the issuance trust’s monthly reports filed with the Securities and Exchange Commission on Form 10-D.

See “Deposit and Application of Funds—Allocation to Interest Funding Subaccounts” in the prospectus.

[Stock Exchange Listing	Application will be made to the Irish Stock Exchange for the Series notes to be admitted to the Official List and trading on its regulated market. The issuance trust cannot guarantee that the application for the listing will be accepted. You should consult with Arthur Cox Listing Services Limited, the Irish listing agent for the Series notes, Earlsfort Centre, Earlsfort Terrace, Dublin, Ireland, phone number: 353-1-618-0000, to determine whether the Series notes have been listed on the Irish Stock Exchange.]

[No Listing	The Series notes will not be listed on any stock exchange.]

Denominations	The Series notes will be issued in minimum denominations of [$ ] and multiples of [$1,000] in excess of that amount.

Ratings	The issuance trust will issue the Series [ ] notes only if the Class A notes are rated [at least] “ ” or its equivalent, the Class B notes are rated [at least] “ ” or its equivalent, and the Class C notes are rated [at least] “ ” or its equivalent, in each case, by at least one nationally recognized rating agency. See “Risk Factors—If the ratings of the notes are lowered or withdrawn, or if an unsolicited rating is issued, the market value of the notes could decrease” in the prospectus. Citibank expects at least one nationally recognized rating agency to monitor the Series [ ] notes as long as they are outstanding.

UNDERWRITING

Class A Notes

Subject to the terms and conditions of the underwriting agreement for the Class A notes, the issuance trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class A notes set forth opposite its name:

Underwriters	Principal Amount

Total	$

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $            aggregate principal amount of the Class A notes if any of the Class A notes are purchased.

The underwriters have advised the issuance trust that the several underwriters propose initially to offer the Class A notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of             % of the principal amount of the Class A notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of             % of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Class B Notes

Subject to the terms and conditions of the underwriting agreement for the Class B notes, the issuance trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class B notes set forth opposite its name:

Underwriters	Principal Amount

Total	$

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $            aggregate principal amount of the Class B notes if any of the Class B notes are purchased.

The underwriters have advised the issuance trust that the several underwriters propose initially to offer the Class B notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of             % of the principal amount of the Class B notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of             % of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Class C Notes

Subject to the terms and conditions of the underwriting agreement for the Class C notes, the issuance trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class C notes set forth opposite its name:

Underwriters	Principal Amount

Total	$

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $            aggregate principal amount of the Class C notes if any of the Class C notes are purchased.

The underwriters have advised the issuance trust that the several underwriters propose initially to offer the Class C notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of             % of the principal amount of the Class C notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of             % of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Series [            ] Notes

Each underwriter of the Series [            ] notes has agreed that:

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Series [            ] notes in, from or otherwise involving the United Kingdom; and

•

it has only communicated or caused to be communicated or will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Series [            ] notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuance trust.

The closing of the sale of each class of Series [            ] notes is a condition to the closing of the sale of the other classes.

In connection with the sale of the Series [            ] notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the Series [ ] notes sell more notes than the issuance trust actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the Series [ ] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•

syndicate covering transactions, in which members of the selling syndicate purchase the Series [            ] notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•

penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the Series [            ] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series [            ] notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuance trust and Citibank will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuance trust’s obligation to indemnify the underwriters will be limited to finance charge collections from the collateral certificate received by the issuance trust after making all required payments and required deposits under the indenture.

[Citigroup Global Markets Inc. is an affiliate of the issuance trust and Citibank.]

The proceeds to the issuance trust from the sale of each of the Class A notes, Class B notes and Class C notes and the respective underwriting discounts are set forth on the cover page of this prospectus supplement. The aggregate proceeds to the issuance trust will be paid to Citibank. See “Use of Proceeds” in the prospectus. Additional offering expenses are estimated to be $[            ].

REVIEW OF DISCLOSURE REGARDING MASTER TRUST ASSETS

Citibank has performed a review of the master trust receivables and accounts and the disclosure regarding those assets as required by Rule 193 under the Securities Act of 1933, as amended. The purpose of this review was to provide Citibank with reasonable assurance that the disclosure regarding the master trust assets in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

As part of the review, Citibank identified the information concerning the master trust assets to be covered and determined the review procedures for each portion of that information. Factual information was reviewed by those officers and employees of Citibank and its affiliates who are knowledgeable about that information. Counsel to Citibank reviewed the portions of the descriptions of the transaction documents regarding the master trust assets and compared those descriptions to the related transaction documents to ensure that the descriptions were accurate in all material respects. Officers and employees of Citibank and its affiliates also consulted with counsel with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the credit card receivables or payments on the notes.

Employees of Citibank and its affiliates reviewed the statistical information with respect to the master trust receivables and accounts contained in “The Master Trust Receivables and Accounts” in Annex I of this prospectus supplement. As part of the review, such employees sampled 5,000 credit card accounts randomly selected from the consumer credit card accounts designated to the master trust and compared the stratification results of certain information relating to those accounts—including obligor address, obligor FICO score, account balance, payment status, age of account, and whether the account is subject to a loan modification—to the related statistical information contained in “The Master Trust Receivables and Accounts.” The stratification results of the selected accounts were found to be materially consistent with the related statistical information. Citibank also engaged a third party to assist in its review of such statistical information. In accordance with Citibank’s instructions, the third party compared information derived from Citibank’s computer systems regarding the attributes of the master trust receivables and accounts to such statistical information. The results of these reviews, together with Citibank’s control processes used in the operation of its credit card business as described below, provided reasonable assurance that the statistical information relating to the master trust receivables and accounts contained in “The Master Trust Receivables and Accounts” is accurate in all material respects.

Employees of Citibank and its affiliates, with the assistance of a third party engaged by Citibank, also perform certain other reviews of the master trust assets on a periodic basis. Annually, the third party engaged by Citibank, in accordance with Citibank’s instructions, sends confirmation requests to credit card customers asking them to confirm their name, address, account number, date of their last statement, account balance, annual percentage rate for purchases and credit limit. These confirmation requests are sent to 918 customers selected randomly in accordance with a procedure designed by the third party using data supplied by Citibank. The third party randomly selects 10% of the confirmations requests and compares the specified customer name, address, account number, date of the last statement, account balance, annual percentage rate for purchases and credit limit as of such statement date to information derived from Citibank’s computer systems. No material discrepancies were noted as a result of the most recent annual review.

Before making lump additions of accounts to the master trust, Citibank identifies accounts that meet the eligibility criteria for addition to the master trust by screening the inventory of accounts owned by Citibank that are not yet designated to the master trust for the applicable characteristics. On an annual basis for each year in which there are lump additions of accounts to the master trust, employees of Citibank and its affiliates, with the assistance of a third party engaged by Citibank, perform additional procedures to assure that the screen properly excluded ineligible accounts.

With respect to the disclosure in “The Credit Card Business of Citibank—Acquisition of Accounts and Use of Credit Cards” in Annex I of the prospectus, Citibank regularly engages in activities that are designed to monitor and measure compliance with its credit policy. These activities include a Risk Management Control and Oversight program designed to ensure that new credit card account acquisitions and assigned credit limits meet approved Citibank policy. Ongoing performance of the accounts is routinely reviewed by senior management of Citibank’s cards business as well as senior officers in Citigroup’s Global Risk Management department.

Underwriting decisions made using Citibank’s automated approval system are reviewed and affirmed using two primary methods. First, on a quarterly basis, acquisition models are reviewed in a Quarterly Model Validation program to ensure that they are meeting stated performance objectives. Based on the results, adjustments may be made to the score cutoffs or a redevelopment of the score may be required. Additionally, on a monthly basis, new credit card accounts are reviewed as part of the Risk Management Control and Oversight program. This program consists of three parts—exception reports, account monitoring, and interactive reviews such as call monitoring—to ensure that the accounts are within the stated Citibank policy. Citibank considers the decision to approve a new account or a credit limit increase to be an exception to the underwriting criteria only if such decision is a result of an error in processing within the automated approval system. Accounts identified in the exception reports are promptly remediated. All recent results from both the Quarterly Model Validation program and the Risk Management Control and Oversight program have been satisfactory and have verified that the exception rate for new accounts is de minimis.

In accordance with Citibank’s credit policy, some applications are routed for a manual review by the Credit Operations team to make a final credit decision. These decisions are also monitored on a monthly basis by the Risk Management Control and Oversight team using the methods outlined above. Additionally, performance monitoring reports and, if necessary, remedial efforts, for this population of accounts are used to ensure that these accounts adhere to Citibank’s stated policy.

Portions of the review of the legal, regulatory and statistical information were performed with the assistance of third parties engaged by Citibank. Citibank determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of Citibank’s review. Citibank had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. Citibank attributes all findings and conclusions of the review to itself.

Citibank’s review of the master trust accounts and receivables is supported by Citibank’s extensive control processes used in the day-to-day operation of its credit card business. These controls include financial reporting controls, regular internal audits of key business functions, including account origination, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes. In addition, Citibank has an integrated network of computer applications to make certain that information about the master trust accounts and receivables is accurately entered, captured and maintained in its computer systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures ensure the integrity of Citibank’s information systems and the accuracy of disclosures in all material respects.

After completing the review described above, Citibank has concluded that it has reasonable assurance that the disclosure regarding the master trust assets in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

DEMANDS FOR REPURCHASES OF RECEIVABLES

The pooling and servicing agreement contains covenants requiring the repurchase of receivables from the master trust for the breach of a related representation or warranty. No credit card receivables securitized by Citibank were the subject of a demand to repurchase for a breach of the representations and warranties during the [        ] year period ending [insert most recent quarter end date]. Citibank, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. The most recent Form ABS-15G filed by Citibank was filed with the SEC on [             , 20    ] under CIK number 0001541816. Citibank also discloses all such demands for repurchase with respect to the master trust assets in its monthly reports on Form 10-D under CIK number 0001522616. For more information on obtaining a copy of the monthly reports or Form ABS-15G, see “Where You Can Find Additional Information” in the accompanying prospectus.

ANNEX I

This annex forms an integral part of the prospectus supplement.

THE MASTER TRUST RECEIVABLES AND ACCOUNTS

The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.

Loss and Delinquency Experience

The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown on a cash basis. The Net Loss percentage calculated for each period below is obtained by dividing Net Losses by the Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/[        ] for the [        ] months ended [                    ], 20[    ], 365/[        ] for the year ended December [     ], 20[    ], 366/[        ] for the year ended December [    ], 20[    ] and 365/[        ] for the year ended December [    ], 20[    ]).

If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

Loss Experience for the Accounts

(Dollars in Thousands)

	[ ] Months Ended [ ] [ ], 20[ ]			Year Ended
				December [ ], 20[ ]			December [ ], 20[ ]			December [ ], 20[ ]
Average Principal Receivables Outstanding	$			$			$			$
Gross Charge-Offs		—			—			—			—
Recoveries		—			—			—			—
Net Losses		—			—			—			—
Net Losses as a Percentage of Average Principal Receivables Outstanding			%			%			%			%

Net losses as a percentage of gross charge-offs for the [                    ] months ended [            ], 20[    ] were [        ] % and for each of the years ended December [    ], 20[    ], December [    ], 20[    ] and December [    ], 20[    ] were [        ]%, [        ]% and [        ]%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs. During the [                    ] trust

monthly reporting periods from [                    ] through [                    ], such reductions ranged from [        ]% to [        ]% of the outstanding principal receivables as of the end of the related trust monthly reporting period. The reduction of receivables in this manner reduces only the seller’s interest in the master trust. Recoveries are collections received in respect of principal receivables previously charged off as uncollectible. Net losses are gross charge-offs minus recoveries.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts as of each of the dates shown. The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience for the Accounts

(Dollars in Thousands)

	As of [ ], 20[ ]			As of December [ ], 20[ ]			As of December [ ], 20[ ]			As of December [ ], 20[ ]
Number of Days Delinquent	Delinquent Amount	Percentage		Delinquent Amount	Percentage		Delinquent Amount	Percentage		Delinquent Amount	Percentage

Up to 34 days	$		%	$		%	$		%	$		%

35 to 64 days

65 to 94 days

95 to 124 days

125 to 154 days

155 to 184 days

Total	$		%	$		%	$		%	$		%

[The global financial and economic crisis that began in 2007 had an adverse effect on the assets of the master trust. The ensuing economic recession and rising unemployment resulted in significant increases in net losses and delinquencies. While net losses and delinquencies declined in recent quarters, net losses remain higher than they were before the financial crisis and economic recession began. There can be no assurance the downward trend will continue. There could be future increases in net losses and delinquencies, and such increases could be significant.]

[To the extent material, insert the following:] [Citibank, as servicer, may enter into arrangements to extend or otherwise change payment schedules for cardholders who are experiencing financial hardship. This includes reducing interest rates, ceasing the accrual of interest entirely or making other accommodations to a cardholder. As of [                    ], 20[    ],              accounts, which represent approximately     % of the total number of accounts designated to the master trust, were subject to a loan modification arrangement. As of [                    ], 20[    ], these accounts had an aggregate receivables balance of $            , which represents approximately     % of the total outstanding receivables in the master trust.]

[To the extent material, insert the following:] [In cases where a cardholder has overcome temporary financial hardship, but has shown the ability and a willingness to resume regular payments, Citibank may return the cardholder’s account to current status—or “re-age” the account—even if the cardholder cannot pay the entire overdue amount. The re-aging of accounts has the effect of lowering reported delinquencies. Re-aging practices are governed by Federal Financial Institutions Examination Council guidelines. To be eligible for re-aging, the account must have been originated at least nine months earlier and the cardholder must have made the equivalent of three minimum monthly payments in the last 90 days. No account may be re-aged more than once in the last year or more than two times in the last five-year period. During the three months ended [                    ], 20[    ],         accounts, which represent approximately    % of the average number of accounts designated to the master trust during such period, were re-aged. At the time of such re-aging, these accounts had an aggregate receivables balance of $            , which represents approximately     % of the average outstanding receivables in the master trust during such three-month period.]

Revenue Experience

The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the [        ] months ended [                    ], 20[    ] and for each of the years ended December [    ], 20[    ], December [    ], 20[    ] and December [    ], 20[    ] are set forth in the following table.

The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield calculated for each period below is obtained by dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/[        ] for the [        ] months ended [                    ], [        ], 365/[        ] for the year ended December [    ], 20[    ], 366/[        ] for the year ended December [    ], 20[    ] and 365/[        ] for the year ended December [    ], 20[    ]).

Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the amount, if any, of principal receivables that is discounted and treated as finance charge receivables, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.

Revenue Experience for the Accounts

(Dollars in Thousands)

	[ ] Months Ended [ ], 20[ ]		Year Ended
			December [ ], 20[ ]		December [ ], 20[ ]		December [ ], 20[ ]

Finance Charges and Fees Paid	$		$		$		$
Average Revenue Yield		%		%		%		%

The revenues from periodic finance charges and fees—other than annual fees—depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

From March 2009 to March 2011, a 1% discount percentage was applied to the principal receivables in the credit card accounts designated to the master trust. The impact of this discounting—by recharacterizing 1% of principal collections as finance charge collections—was to increase the reported revenue yield on the accounts by an amount ranging from 1.97% to 2.39%, with an average increase of 2.17%, during the 25 trust monthly reporting periods that discounting was in effect. This discounting was discontinued in accordance with the operative documents in April 2011 because the 3-month average excess spread was above 7% for each of the three preceding trust monthly reporting periods.

Cardholder Monthly Payment Rates

The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that are treated as payments of principal receivables and finance charge receivables with respect to the accounts under the pooling and servicing agreement. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change. Cardholder monthly payment rates are calculated on the balances of those cardholder accounts that have an amount due. Cardholder accounts with a zero balance or a credit balance are excluded from these calculations.

As of the most recent related billing date prior to [                    ], [            ]% of the accounts had a credit balance or otherwise had no payment due, [            ]% of the cardholders paid their entire outstanding balance, [            ]% of the cardholders made only the minimum payment due, [            ]% of the cardholders paid an amount less than the minimum due (including no payment) and the remaining [    ]% of the cardholders paid an amount greater than the minimum due, but less than the entire outstanding balance.

Cardholder Monthly Payment Rates for the Accounts

	[ ] Months Ended [ ] 20[ ]	Year Ended
		December [ ] 20[ ]	December [ ] 20[ ]	December [ ] 20[ ]

Lowest Month	%	%	%	%
Highest Month	%	%	%	%
Average of the Months in the Period	%	%	%	%

Interchange

Credit card-issuing banks participating in the MasterCard International, VISA and American Express systems receive interchange or similar fee income—referred to herein as interchange—as compensation for performing issuer functions, including taking credit risk, absorbing certain fraud losses and funding receivables for a limited period before initial billing. Under the MasterCard International, VISA and American Express systems, interchange in connection with cardholder charges for merchandise and services is passed from banks or other entities which clear the transactions for merchants to credit card-issuing banks. Interchange generally ranges from approximately 1% to 2% of the transaction amount, but these amounts may be higher for certain card products or transactions. Citibank is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank. MasterCard International, VISA and American Express may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

The receivables in the credit card accounts designated to the master trust as of [            ], 20[ ] included $[            ] of finance charge receivables and $[            ] of principal receivables—which amounts include overdue finance charge receivables and overdue

principal receivables. As of [            ], 20[ ] there were [            ] accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $[            ] and an average credit limit of $[            ]. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately [            ]%. Approximately [            ]% of the accounts were opened before [            ], 20[    ].

As of [                    ], 20[    ], [    ]% of the credit card receivables in the master trust represented obligations of cardholders with billing addresses in the United States. Of the accounts, as of [            ], 20[ ], the following percentages related to cardholders with billing addresses in the following states:

	Percentage of Total Number of Accounts	Percentage of Total Outstanding Receivables
California	%	%
New York	%	%
Texas	%	%
Florida	%	%
Illinois	%	%

Since the largest number of cardholders’ billing addresses were in California, New York, Texas, Florida and Illinois, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables. No other state represents more than 5% of the number of accounts or outstanding receivables.

As of [                    ], 20[    ], [    ]% of the credit card receivables in the master trust related to small business revolving credit card accounts originated by Citibank. The receivables in the [            ] small business credit card accounts designated to the master trust as of [                    ], 20[    ] included $[            ] of finance charge receivables and $[            ] of principal receivables – which amounts include overdue finance charge receivables and overdue principal receivables.

Citibank issues its small business credit cards to business owners who agree to use the cards for business purposes. With respect to substantially all accounts, both the individual business owner and the business are jointly and severally liable for all charges and balances on the account. For the remainder of the accounts, only the individual business owner is liable. The small business credit card accounts generally have higher receivables balances, credit limits and monthly payment rates than the other accounts designated to the master trust, taken as a whole. In addition, interchange generated on the receivables in these accounts is generally higher than the interchange generated on the receivables in the other accounts designated to the master trust.

As of [                    ], 20[    ], the small business credit card accounts designated to the master trust had an average principal receivable balance of $[            ] and an average credit limit of $[            ]. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately [    ]%. Approximately [    ]% of the accounts were opened before [                    ] 20[    ]. Of the

accounts, as of [                    ], 20[    ], [     ]% of the receivables related to obligors with billing addresses in California and [    ]% in Texas. No other state represents more than 10% of the outstanding receivables. As of [                    ], 20[    ], [    ]% of the receivables in the accounts related to obligors whose FICO score is greater than 660, and [    ]% of the receivables had a “current” payment status as of the most recent related billing date.

As of the most recent related billing date prior to [                    ], 20[    ], [     ]% of the small business credit card accounts had a credit balance or otherwise had no payment due, [    ]% of the obligors paid their entire outstanding balance, [    ]% of the obligors made only the minimum payment due, and the remaining [    ]% of the obligors paid an amount either less than the minimum due (including no payment) or greater than the minimum due, but less than the entire outstanding balance.

As of [                    ], approximately [        ]% of the credit card receivables in the master trust related to credit cards issued under the Citibank/American Airlines AAdvantage co-brand program. Cardholders in the AAdvantage program receive benefits for the amounts charged on their AAdvantage cards, including frequent flyer miles in American Airlines’ frequent flyer program. Conditions that adversely affect the airline industry or American Airlines could adversely affect the usage and payment patterns of the AAdvantage cards. In addition, termination of the AAdvantage program could have an adverse effect on the payment rates and excess spread reported by the master trust.

On November 29, 2011, AMR Corporation and certain of its subsidiaries, including American Airlines, Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York. In a press release issued November 29, 2011, AMR Corporation stated that American Airlines expects to maintain the AAdvantage frequent flyer program and normal flight schedules throughout the Chapter 11 process. However, there can be no assurance that such program or flight schedules will continue to be maintained or that adverse developments with respect to American Airlines will not have an adverse effect on the Citibank/American Airlines AAdvantage co-brand program, including performance of the AAdvantage cards.

The credit card accounts include receivables which, in accordance with the servicer’s normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

The following tables summarize the credit card accounts designated to the master trust as of [            ], 20[ ] by various criteria. References to “Receivables Outstanding” in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account’s unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.

Composition of Accounts by Account Balance

Account Balance	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding		Percentage of Total Receivables Outstanding
Credit Balance		%		$	%
No Balance
Less than or equal to $500.00
$500.01 to $1,000.00
$1,000.01 to $2,000.00
$2,000.01 to $3,000.00
$3,000.01 to $4,000.00
$4,000.01 to $5,000.00
$5,000.01 to $6,000.00
$6,000.01 to $7,000.00
$7,000.01 to $8,000.00
$8,000.01 to $9,000.00
$9,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
Over $20,000.00

Total		%	$		%

Composition of Accounts by Credit Limit

Credit Limit	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding		Percentage of Total Receivables Outstanding
Less than or equal to $500.00		%			$	%
$500.01 to $1,000.00
$1,000.01 to $2,000.00
$2,000.01 to $3,000.00
$3,000.01 to $4,000.00
$4,000.01 to $5,000.00
$5,000.01 to $6,000.00
$6,000.01 to $7,000.00
$7,000.01 to $8,000.00
$8,000.01 to $9,000.00
$9,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
Over $20,000.00

Total			%	$			%

Accounts presented in the table below as “Current” include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.

Composition of Accounts by Payment Status

Payment Status	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding	Percentage of Total Receivables Outstanding
Current			%	$		%
Up to 34 days delinquent
35 to 64 days delinquent
65 to 94 days delinquent
95 to 124 days delinquent
125 to 154 days delinquent
155 to 184 days delinquent

Total			%	$		%

Composition of Accounts by Age

Age	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to 6 months			%	$		%
Over 6 months to 12 months
Over 12 months to 24 months
Over 24 months to 36 months
Over 36 months to 48 months
Over 48 months to 60 months
Over 60 months

Total			%	$		%

The following table sets forth the composition of accounts by FICO®* score as of [                    ]. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by major credit bureaus to assess credit risk. A credit report is generally obtained from one or more credit bureaus for each application for a new account. Once a customer has been issued a card, Citibank refreshes the FICO score on most accounts on a monthly basis. Citibank generally does not refresh the FICO scores of closed accounts that have no balance and certain other categories of accounts. A FICO score of zero indicates that the FICO score of an account has not been refreshed for one of these reasons or that the customer did not have enough credit history for a FICO score to be calculated.

As of [                    ], [    ]% of the receivables in the master trust related to obligors whose FICO score is greater than 660.

Composition of Accounts by FICO Score

FICO Score	Number of Accounts	Percentage of Total Number of Accounts		Receivables Outstanding	Percentage of Total Receivables Outstanding
0			%	$		%
001 to 599
600 to 639
640 to 660
661 to 679
680 to 699
700 to 719
720 to 739
740 to 759
760 to 800
801 and above

Total			%	$		%

*	FICO® is a registered trademark of Fair, Isaac & Company.

Billing and Payments

The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

In general, each month billing statements are sent to cardholders. To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of any amount which is past due plus any amount which is in excess of the credit limit and, for most accounts, the greatest of the following:

•	the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20;

•	1% of the new balance plus the amount of any billed finance charges and any billed late fee; and

•	1.5% of the new balance.

A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day’s balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day’s balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

As of the date of this prospectus supplement:

•

the periodic finance charge imposed on balances in most credit card accounts for purchases is the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 10.74% to 21.74%. A small portion of the credit card accounts have a non-variable periodic finance charge imposed on purchase balances ranging from 13.99% to 24.99%;

•	the periodic finance charge imposed on balances in most credit card accounts for cash advances is the sum of the Prime Rate and 21.99%; and

•

if a cardholder fails to make a payment by the due date under their credit card agreement, the periodic finance charge assessed on new transactions can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice. If a cardholder fails to make a payment for more than 60 days after the due date under their credit card agreement, the periodic finance charge assessed on existing balances in their account can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice.

Promotional rates are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

Most of the accounts are subject to additional fees, including:

•

a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement. The late fee is up to $25 (or up to $35 if a late fee was assessed on the account during the previous six billing cycles); provided that the late fee will not be greater than the associated required minimum payment;

•	a cash advance fee which is generally equal to 5.0% of the amount of the cash advance, subject to a minimum fee of $10;

•	a balance transfer fee of 5.0% of the amount transferred to the account, subject to a minimum fee of $10, unless otherwise disclosed in a particular offer;

•

a fee on purchases made outside the United States, whether in U.S. dollars or a foreign currency, which is generally equal to 3.0% of the amount of the purchase, after its conversion into U.S. dollars;

•

a returned payment fee of $25 (or up to $35 if a returned payment fee was assessed on the account during the previous six billing cycles); provided that the returned payment fee will not be greater than the required minimum payment associated with the returned payment; and

•	a stop payment fee of $39, assessed if the cardholder requests that payment be stopped on a bank-issued convenience check.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

Payments by cardholders on the accounts are processed and applied first to all minimum amounts due. Payments in excess of the minimum amount due generally are applied to balances associated with higher periodic rates before balances associated with lower periodic rates.

Recent Lump Additions and Removals

Citibank may from time to time transfer credit card receivables to the master trust in lump additions by designating additional accounts to the master trust. The table below presents the date, amount and percentage of the master trust portfolio of those lump additions made since January 20[    ] (calculated based on the principal amount of the lump addition and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump addition date).

Lump Additions of Receivables Since January 20[    ]

Lump Addition Date	Amount of Finance Charge Receivables	Amount of Principal Receivables	Total Receivables	Percentage of Outstanding Principal Receivables
	$	$	$	%
	$	$	$	%
	$	$	$	%
	$	$	$	%

[The information in this Annex I relating to the master trust receivables and accounts does not reflect the lump addition of receivables made on [                    ]. The inclusion of these receivables in the master trust is not expected to materially impact the performance of the master trust’s assets.]

Citibank may from time to time remove credit card receivables from the master trust in lump removals. The table below presents the date, amount and percentage of the master trust portfolio of those lump removals made since January 20[    ] (calculated based on the principal amount of the lump removal and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump removal date).

Lump Removals of Receivables Since January 20[    ]

Lump Removal Date	Amount of Finance Charge Receivables	Amount of Principal Receivables	Total Receivables	Percentage of Outstanding Principal Receivables
	$	$	$		%
	$	$	$		%
	$	$	$		%
	$	$	$		%

In addition, Citibank from time to time removes inactive, zero balance accounts from the master trust in lump removals.

Static Pool Information

Static pool information is information relating to the master trust receivables, organized by year of origination of each related credit card account. Static pool information concerning losses, delinquencies, revenue yield and payment rate for the master trust receivables since January 20[    ] is set forth in the following tables. This information is organized by year of origination of the applicable account for each of the five most recent years, and for accounts originated more than five years ago. As of [                     , 20    ], less than [    ]% of the accounts were originated within the last five years. There can be no assurance that the loss, delinquency, revenue yield and payment rate experience for the receivables in the future will be similar to the historical experience set forth below.

For purposes of the following tables, a “due period” for a particular month is the period beginning on the third to last business day of the prior month through and including the fourth to last business day of that month. The annualization factor for the percentages noted in the tables is 365 (or 366 in the case of a leap year) divided by the number of days in the due period. Thus, variation in the number of days in due periods can have a pronounced effect on the annualized percentages shown in the tables. In addition, static pool information is reported for new accounts only when those accounts are added to the master trust so no performance statistics are available for any period prior to the addition of the accounts to the master trust.

Net Losses

Net Losses reflect principal receivables balances that (1) have become 185 days delinquent or (2) are associated with bankruptcy filings, which are charged off within 30 days of notification. (Prior to a change in Citibank’s bankruptcy loss recognition practice in September 2009, balances were charged off within 10 days of notification of bankruptcy.) Net losses include principal recoveries. The net losses percentage shown in the tables below is calculated by dividing net principal charged off during the due period by the principal receivables balance as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the denominator is the weighted average principal receivables balance over the due period. The principal receivables balance shown in the table below does not include finance charges and is as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the balance shown is the weighted average principal receivables balance over the due period.

Net Losses by Year of Account Origination

(by Monthly Due Period)

Year of Account Origination	Principal Receivables [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Delinquent Receivables that are 35 Days or More Past Due

Delinquencies include both principal and finance charge receivables. The monthly delinquencies 35+ days percentage shown in the tables below is calculated by dividing total receivables 35 days and more past due by the principal and finance charge receivables as of the last full weekend of the month. The receivables outstanding balance shown in the table below includes principal and finance charges and is as of the last full weekend of the month.

Delinquencies 35+ Days by Year of Account Origination

(by Monthly Period)

Year of Account Origination	Receivables Outstanding [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Delinquent Receivables that are 95 Days or More Past Due

Delinquencies include both principal and finance charge receivables. The monthly delinquencies 95+ days percentage shown in the tables below is calculated by dividing total receivables 95 days and more past due by the principal and finance charge receivables as of the last full weekend of the month. The receivables outstanding balance shown in the table below includes principal and finance charges and is as of the last full weekend of the month.

Delinquencies 95+ Days by Year of Account Origination

(by Monthly Period)

Year of Account Origination	Receivables Outstanding [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Monthly Total Payment Rate

The monthly total payment rate is calculated by taking the sum of all principal and finance charge payments received from cardholders over the due period and dividing it by the principal and finance charge receivables balance as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the denominator is the weighted average principal and finance charge receivables balance over the due period.

The principal and finance charge receivables balance shown in the table below is as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the balance shown is the weighted average principal and finance charge receivables balance over the due period.

Monthly Total Payment Rate by Year of Account Origination

(by Monthly Due Period)

Year of Account Origination	Principal and Finance Charge Receivables [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Revenue Yield

Revenue Yield is the sum of finance charges, fees paid by cardholders and interchange, less a 1.50% servicing fee payable only from interchange. Deductions for finance charge write-offs as well as re-investment income from funds in the interest funding account and the principal funding account are not reflected in revenue yield. The revenue yield percentage is computed by dividing revenue yield by the principal receivables balance as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the denominator is the weighted average principal receivables balance over the due period. The principal receivables balance shown in the table below does not include finance charges and is as of the beginning of the due period. If there is a lump addition or lump removal of receivables during the due period, then the balance shown is the weighted average principal receivables balance over the due period.

Revenue Yield by Year of Account Origination

(by Monthly Due Period)

Year of Account Origination	Principal Receivables [ ] 20[ ]	[ ] 20[ ]		[ ] 20[ ]		[ ] 20[ ]
20[ ] and earlier	$		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total	$		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

Year of Account Origination	Dec 20[ ]		Nov 20[ ]		Oct 20[ ]		Sep 20[ ]		Aug 20[ ]		Jul 20[ ]		Jun 20[ ]		May 20[ ]		Apr 20[ ]		Mar 20[ ]		Feb 20[ ]		Jan 20[ ]
20[ ] and earlier		%		%		%		%		%		%		%		%		%		%		%		%
20[ ]
20[ ]
20[ ]
20[ ]
20[ ]

Total		%		%		%		%		%		%		%		%		%		%		%		%

[Changes in Underwriting Criteria]

[Describe any recent material changes in the underwriting criteria for new accounts designated to the master trust, including variations in the underwriting criteria for accounts purchased from another institution.]

Citibank Credit Card Issuance Trust

Issuing Entity

Series [            ] Notes

$            [Floating Rate] [        %] Class A Notes of [month] [year]

(Legal Maturity Date [month] [year])

$            [Floating Rate] [        %] Class B Notes of [month] [year]

(Legal Maturity Date [month] [year])

$            [Floating Rate] [        %] Class C Notes of [month] [year]

(Legal Maturity Date [month] [year])

Citibank, N.A.

Sponsor and Depositor

Prospectus Supplement

Dated [            ] 20[    ]

Underwriters of the Class A Notes

[            ]

Underwriters of the Class B Notes

[            ]

Underwriters of the Class C Notes

[            ]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The notes are not being offered in any state where the offer is not permitted.

The issuance trust does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

Registration Fee	$936,421.30	*
Printing and Engraving Expenses	690,000.00	**
Trustee’s Fees and Expenses	520,000.00	**
Legal Fees and Expenses	540,000.00	**
Accountants’ Fees and Expenses	705,000.00	**
Rating Agency Fees	14,600,000.00	**
Miscellaneous Expenses	1,200,000.00	**

Total	$19,191,421.30	**

*	Actual
**	Estimated

ITEM 15.	Indemnification of Directors and Officers.

Article NINTH of the Articles of Association of Citibank, N.A. (the “Bank”) provides that the Bank will indemnify any director or officer of the Bank who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Bank), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Such Article NINTH also provides that the Bank will indemnify any director or officer of the Bank who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Bank to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and except that no indemnification will be made in respect of any claim, issue or matter as to which such person was adjudged to be liable to the Bank unless the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Such Article NINTH provides that indemnification will be made by the Bank only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct, or as ordered by a court.

There are directors’ and officers’ liability insurance policies presently outstanding which insure directors and officers of Citigroup and its majority-owned subsidiaries, including the Bank. The policies cover losses incurred by such directors and officers which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties and against which they cannot be indemnified by Citigroup or such subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include certain fines or penalties imposed by law or other matters deemed uninsurable under the law.

There are also certain additional indemnification provisions contained in the Underwriting Agreement filed as Exhibit 1.1.

ITEM 16.	Exhibits.

1.1	Form of Underwriting Agreement for the Notes.*

4.1	Amended and Restated Indenture for the Notes dated as of August 9, 2011, incorporated by reference from Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.

4.2	Second Amended and Restated Pooling and Servicing Agreement for Citibank Credit Card Master Trust I dated as of August 9, 2011, incorporated by reference from Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.

4.3	Amended and Restated Series 2000 Supplement dated as of August 9, 2011 to the Second Amended and Restated Pooling and Servicing Agreement and relating to the Collateral Certificate, incorporated by reference from Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.

4.4	Amended and Restated Trust Agreement of Citibank Credit Card Issuance Trust dated as of August 9, 2011, incorporated by reference from Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.

4.5	Form of Notes.*
4.6	Form of Collateral Certificate (included in Exhibit 4.3).
5.1	Opinion of Alan R. Birnbaum, Esq., Associate General Counsel—Capital Markets of Citigroup Inc., with respect to legality.
8.1	Opinion of Cravath, Swaine & Moore LLP with respect to tax matters.
23.1	Consent of Alan R. Birnbaum, Esq., Associate General Counsel—Capital Markets of Citigroup Inc. (included in Exhibit 5.1).
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1).

*	Previously filed

24.1	Powers of Attorney of Mr. Humer and Ms. Spero. Powers of Attorney of Messrs. Santomero, Joss, Ricciardi and Ryan were previously filed with Amendment No. 1 to this Registration Statement.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee under the Indenture.
99.1

Amended and Restated Series 2009 Supplement dated as of August 9, 2011 to the Second Amended and Restated Pooling and Servicing Agreement (including the form of Series 2009 Certificate), incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.

99.2	Amendment No. 1 dated as of July 10, 2012 to the Amended and Restated Series 2009 Supplement, incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2012.

ITEM 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)   (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   That, for purposes of determining liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   (1)    That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   That in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of sale of the securities registered hereunder, and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux Falls, South Dakota, on August 28, 2012.

CITIBANK, N.A. as Depositor of Citibank Credit Card Master Trust I and Citibank Credit Card Issuance Trust

By:	/s/ Douglas C. Morrison
Name:	Douglas C. Morrison
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed on August 28, 2012 by the following persons in the capacities indicated.

Signature	Citibank, N.A. Title

/s/ Eugene M. McQuade Eugene M. McQuade	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Ricardo J. Arroyo Ricardo J. Arroyo	Chief Financial Officer (Principal Financial Officer)

/s/ Leo A. Viola Leo A. Viola	Controller (Principal Accounting Officer)

* Anthony M. Santomero	Chairman of the Board

* Franz B. Humer	Director

* Robert L. Joss	Director

* Lawrence R. Ricciardi	Director

* Robert L. Ryan	Director

* Joan E. Spero	Director

* Ricardo J. Arroyo, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

/s/ Ricardo J. Arroyo
Ricardo J. Arroyo Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for the Notes.*
4.1	Amended and Restated Indenture for the Notes dated as of August 9, 2011, incorporated by reference from Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.
4.2	Second Amended and Restated Pooling and Servicing Agreement for Citibank Credit Card Master Trust I dated as of August 9, 2011, incorporated by reference from Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.
4.3	Amended and Restated Series 2000 Supplement dated as of August 9, 2011 to the Second Amended and Restated Pooling and Servicing Agreement and relating to the Collateral Certificate, incorporated by reference from Exhibit 4.3 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.
4.4	Amended and Restated Trust Agreement of Citibank Credit Card Issuance Trust dated as of August 9, 2011, incorporated by reference from Exhibit 4.4 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.
4.5	Form of Notes.*
4.6	Form of Collateral Certificate (included in Exhibit 4.3).
5.1	Opinion of Alan R. Birnbaum, Esq., Associate General Counsel—Capital Markets of Citigroup Inc., with respect to legality.
8.1	Opinion of Cravath, Swaine & Moore LLP with respect to tax matters.
23.1	Consent of Alan R. Birnbaum, Esq., Associate General Counsel—Capital Markets of Citigroup Inc. (included in Exhibit 5.1).
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.1).
24.1	Powers of Attorney of Mr. Humer and Ms. Spero. Powers of Attorney of Messrs. Santomero, Joss, Ricciardi and Ryan were previously filed with Amendment No. 1 to this Registration Statement.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee under the Indenture.
99.1

Amended and Restated Series 2009 Supplement dated as of August 9, 2011 to the Second Amended and Restated Pooling and Servicing Agreement (including the form of Series 2009 Certificate), incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2011.

99.2	Amendment No. 1 dated as of July 10, 2012 to the Amended and Restated Series 2009 Supplement, incorporated by reference from Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2012.

*	Previously filed